UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

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WellCare Health Plans, Inc.

(Name of Registrant as Specified In Its Charter)

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8735 Henderson Road  •  Tampa, Florida 33634  •  (813) 290-6200  •  www.wellcare.com

April 8, 2019

Dear Stockholder:

On behalf of the Board of Directors and the management team, it is my pleasure to invite you to attend the 2019 Annual Meeting of Stockholders of WellCare Health Plans, Inc.

As shown in the enclosed Notice of 2019 Annual Meeting of Stockholders, the Annual Meeting will be held at 10:00 a.m., Eastern Time, Wednesday, May 22, 2019, at the Renaissance Center building at our corporate headquarters, 8745 Henderson Road, Tampa, Florida 33634. At the Annual Meeting, we will be acting on the matters listed in the accompanying Notice. If you require special assistance at the Annual Meeting because of a disability, please contact Anat Hakim, our Secretary, at (813) 206-1393.

On March 27, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Centene Corporation (“Centene”), Wellington Merger Sub I, Inc. (“Merger Sub I”) and Wellington Merger Sub II, Inc. (“Merger Sub II”). Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Centene will acquire all of the outstanding shares of the Company through a series of transactions in which (i) Merger Sub I will merge with and into the Company (“First Merger”), with the Company surviving as a direct, wholly owned subsidiary of Centene and (ii) immediately after the effective time of the First Merger, the Company will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving corporation. Subject to the terms and conditions set forth in the Merger Agreement, the Company’s stockholders will receive cash and shares of Centene. Completion of the transaction remains subject to certain closing conditions. The business to be conducted at our Annual Meeting does not relate to the transactions contemplated by the Merger Agreement.

We hope you will be able to attend our Annual Meeting. However, whether or not you are personally present, it is important that your shares be represented at this meeting to assure the presence of a quorum. Accordingly, we urge you to sign, date and mail the enclosed proxy card in the envelope provided or to vote on the Internet or by telephone. If you attend the Annual Meeting, you may vote in person, even if you have previously voted. However, if you hold your shares in a brokerage account, or “street name,” you will need to provide a proxy from the institution that holds your shares reflecting stock ownership as of the record date to be able to vote by ballot at the Annual Meeting.

Thank you for your support.

Sincerely,

Kenneth A. Burdick

Chief Executive Officer

—IMPORTANT—

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE ON THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE ANNUAL MEETING AND PROVIDE APPROPRIATE DOCUMENTATION, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR VOTING PROMPTLY.

WELLCARE HEALTH PLANS, INC.

Notice of 2019 Annual Meeting of Stockholders

TIME AND DATE	10:00 a.m., Eastern Time, May 22, 2019.

PLACE	8745 Henderson Road Renaissance Center Tampa, Florida 33634

PURPOSE

1.     To elect nine directors to hold office until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified;

2.     To approve the Company’s 2019 Incentive Compensation Plan;

3.     To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

4.     To cast a non-binding advisory vote on the compensation of the Company’s named executive officers contained in the accompanying proxy statement; and

5.     To transact such other business as may properly come before the Annual Meeting or at any convening or reconvening of the Annual Meeting following a postponement or adjournment of the Annual Meeting.

The Board recommends that stockholders vote FOR all director nominees in Proposal 1 and FOR Proposals 2, 3 and 4, as outlined in the accompanying proxy statement.

This meeting does not relate to the Special Meeting of Stockholders that will be held in connection with our proposed transaction with Centene. A separate proxy statement will be delivered, and a separate Special Meeting of Stockholders will be held, in connection with the transactions contemplated by the Merger Agreement.

RECORD DATE	March 25, 2019.

PROXY VOTING

It is important that you vote your shares. You can vote your shares by completing and returning the proxy card sent to you or by voting on the Internet or by telephone. Please refer to your proxy card or Notice of Internet Availability of Proxy Materials to determine if there are other voting options available to you. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

WEBCAST

A live webcast of the 2019 Annual Meeting of Stockholders will be provided through the Company’s website at www.wellcare.com. Select Corporate, then Investor Home, then select the link to the 2019 Annual Meeting and follow the instructions provided. Additionally, the recorded webcast will be available on the Investor Relations website for a period of 30 days following the 2019 Annual Meeting of Stockholders.

On or about April 8, 2019, we mailed to our stockholders either (1) a copy of our proxy statement, a proxy card and an Annual Report or (2) a Notice of Internet Availability of Proxy Materials (“Availability Notice”), which indicates how to access the proxy materials on the Internet. We believe furnishing proxy materials to our stockholders on the Internet provides our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the distribution process.

BY ORDER OF THE BOARD OF DIRECTORS

Tampa, Florida	Anat Hakim
April 8, 2019	Executive Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2019:

The accompanying proxy statement and the 2018 Annual Report on Form 10-K are available at www.proxyvote.com.

Please have the 12-digit control number on your Availability Notice available to access these documents.

Proxy Statement Highlights

This summary is provided for your convenience. Please read our entire proxy statement and 2018 Annual Report before determining how to vote.

HOW TO VOTE IN PERSON AT THE ANNUAL MEETING

Beneficial stockholders – Most stockholders of WellCare Health Plans, Inc. (“WellCare,” the “Company,” “we,” “us” or “our”) are “beneficial owners,” also known as “street name” holders, which means a bank, broker or other institution holds shares on their behalf. If this is how you hold your shares, you will need to get a legal proxy from the institution holding your shares to vote in person at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). You will also need to provide proper identification at the Annual Meeting.

Registered stockholders – A few of our stockholders are registered directly with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), as holders of WellCare stock. As the stockholder of record, a registered stockholder can vote in person at the Annual Meeting without a legal proxy from an institution. You will need to provide proper identification at the Annual Meeting.

You can also vote via the Internet, by phone or by mail. See “How do I cast my vote?” on page 7 below for additional information on how to vote.

Record Date and Meeting Date

The record date for the Annual Meeting is March 25, 2019. Owners of the Company’s common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the meeting, which will be held at 10:00 a.m., Eastern Time, May 22, 2019. The meeting will be at our headquarters located at 8745 Henderson Road, Tampa, Florida, 33634.

Proposals and Vote Recommendations

At the Annual Meeting, stockholders will consider the following proposals:

Proposal	Vote recommendation of the Board	See Page
Election of nine directors	FOR all nominees	10
Approval of the Company’s 2019 Incentive Compensation Plan	FOR	19
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year	FOR	31
Advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay” vote)	FOR	33

Stockholders will also vote on any other business that may properly come before the Annual Meeting.

Director Nominees

The table below shows summary information regarding WellCare’s nominees for director at the Annual Meeting. More information regarding our director nominees is included under “Proposal 1: Election of Directors” in this proxy statement.

Name	Primary Occupation	Independent
Richard C. Breon	Former President and Chief Executive Officer, Spectrum Health System	✓
Kenneth A. Burdick	Chief Executive Officer, WellCare Health Plans, Inc.
Amy Compton-Phillips, M.D.	Executive Vice President and Chief Clinical Officer, Providence St. Joseph Health	✓
H. James Dallas	Founder, James Dallas & Associates	✓
Kevin F. Hickey	Principal, HES Advisors	✓
Bobby Jindal	Former Governor of Louisiana	✓
Christian P. Michalik	Chairman of the Board, WellCare Health Plans, Inc. Managing Director, Kinderhook Industries	✓
William L. Trubeck	Former Executive Vice President and Chief Financial Officer, H&R Block, Inc.	✓
Kathleen E. Walsh	Chief Executive Officer, Boston Medical Center Health System	✓

Corporate Governance Highlights

•  Eight of our nine director nominees are independent (with the exception being Mr. Burdick, who is our Chief Executive Officer)

•  Directors are elected by majority vote in uncontested elections

•  Annual election of all directors (no staggered board)

•  Independent Chairman of the Board

•  Independent Compensation Committee that engages an independent compensation consultant

•  Code of Conduct and Business Ethics applicable to directors, executives and other associates

•  Stock ownership guidelines for directors and executives

•  Mandatory director retirement age of 75

•  Disclosure on our website of political-giving policy and amounts given

•  Simple majority vote to approve a merger

•  No “poison pill” (stockholders’ rights plan)

Leadership Structure. Our Corporate Governance Guidelines provide that the positions of Board Chair and Chief Executive Officer are to be held by different individuals unless the Company’s Board of Directors (the “Board”) affirmatively determines that it is in our best interests for the positions to be held by a single individual. Mr. Michalik currently serves as our independent Board Chair and Mr. Burdick serves as our Chief Executive Officer.

More detailed information regarding our corporate governance is included under “Corporate Governance” in this proxy statement.

Independent Registered Public Accounting Firm

The Audit, Finance and Regulatory Compliance Committee (the “AFRC Committee”) has appointed the firm of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The Board is seeking stockholder ratification of the appointment.

The fees we paid to Deloitte in 2018 are set forth below:

Audit Fees	$6,260,689
Audit-related Fees	$667,440
Tax Fees	$19,306
All Other Fees	$25,000

Please see “Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm” for more information regarding this proposal.

2018 Performance

We delivered another year of outstanding performance in 2018. Key highlights include:

•	Our membership increased to 5.5 million members in 2018, or approximately 27%, compared with 2017.

•	Our total revenue increased to $20.4 billion in 2018, or approximately 20%, compared with 2017.

•	Our net income increased to $440 million in 2018, or approximately 18%, compared with 2017.

•

In March 2018, we were awarded a new and expanded managed Medicaid contract in Arizona to coordinate the provision of physical and behavioral services in the Central and North geographic service areas.

•

In April 2018, we were awarded new and expanded managed Medicaid contracts in Florida to provide managed care services to Medicaid-eligible beneficiaries, including Managed Medical Assistance and Long-Term Care in 10 of 11 regions and Serious Mental Illness Specialty Plan services statewide.

•	In July 2018, we were awarded a new Children’s Medical Services contract in Florida to provide statewide managed care services to children with medically complex conditions.

•	In September 2018, we acquired Meridian Health Plan of Michigan Inc., Meridian Health Plan of Illinois, Inc., and MeridianRx, a pharmacy benefit manager.

•	In November 2018, we acquired Aetna Inc.’s entire standalone Medicare Part D prescription drug plan membership.

•

For plan year 2019, we achieved an overall star rating of 4.5 for our Houston MA contract and a star rating of 4.0 for each of our Florida, New York/Maine and California MA contracts. Five of our other MA contracts achieved an overall star rating of 3.5 and none of our MA contracts have an overall star rating below 3.0. We achieved a 0.5 star rating increase for seven of our plans, we achieved our first-ever 4.5 star rated plan and it is the first time we have no plans with an overall star rating below 3.0 stars.

Executive Compensation

At our 2018 annual meeting of stockholders, stockholders indicated their overwhelming support for the compensation of our named executive officers, with approximately 98% of the votes cast supporting our “Say-on-Pay” proposal. The Compensation Committee of the Board (the “Compensation Committee”) believes this level of stockholder vote indicates strong support for the Company’s executive compensation program and continued the philosophy, principles and basic framework utilized in 2017 for 2018.

In 2018, our “named executive officers” were:

•	Kenneth A. Burdick, Chief Executive Officer;
•	Andrew L. Asher, Executive Vice President and Chief Financial Officer;
•	Kelly A. Munson, Executive Vice President, Medicaid;
•	Michael R. Polen, Executive Vice President, Medicare and Operations; and
•	Anat Hakim, Executive Vice President, General Counsel and Secretary.

A substantial percentage of the compensation we pay our named executive officers consists of performance-based compensation. Our Compensation Committee grants performance-based incentive awards under a pay-for-performance compensation program with pre-established short-term and long-term incentive goals designed to align individuals’ rewards with Company performance, including tangible financial results and the achievement of health care quality goals. The Compensation Committee also uses benchmarking in connection with assessing and reviewing compensation for our executive officers to help ensure the Company remains competitive relative to its peers with respect to attracting and retaining qualified executives.

Executive Compensation Practices

We endeavor to maintain strong governance standards in the oversight of our executive compensation programs, including the following practices that were in effect during 2018:

• Pay tied to performance	• Meaningful stock ownership requirements

• Rigorous performance metrics	• Independent compensation consultant

• Double-trigger for change in control benefits	• Benchmark compensation practices

• Annual compensation risk assessments	• Annual “Say-on-Pay” votes

• Misconduct-based clawback policies	• Formal annual review process for CEO

• No hedging or pledging Company stock	• No supplemental executive retirement plan

• No change in control excise tax gross-ups	• No pension plans

• No employment agreements	• No perquisites to former executives

• No excessive inducement grants	• No re-pricings without stockholder approval

Achievement of 2018 Short-Term Incentive Award Goals

Our 2018 short-term incentive program for our named executive officers consisted of a corporate goals component (70% of an executive’s opportunity) and a personal performance component (30% of an executive’s opportunity). The financial measure, which counted for 70% of the corporate goals component, was adjusted earnings per diluted share. Target performance for this goal was $9.68, and we achieved $11.03. Various operating and health care quality measures made up the remaining 30% of the corporate goals component. Based on an assessment of our operating and health care quality measure results, which were determined to be achieved at 110% of target level performance by the Compensation Committee, and taking into consideration the weighting of each component, the Compensation Committee determined that we achieved 151.7% of target level performance for the corporate goals component under the 2018 short-term incentive program.

Achievement of Long-Term Performance-Based Incentive Award Goals During 2018

Performance stock unit awards (the “PSU Awards”) that were granted in 2016 cliff-vested in March 2019 based on the achievement of performance measures for the three-year performance period ending December 31, 2018. PSU Awards were earned based on our relative total stockholder return compared to the companies included in the S&P Health Care Services Select Industry Index (the “PSU-TSR Awards”), the achievement of an adjusted net income margin goal (the “PSU-NI Awards”) and improvements in our quality performance (the “PSU-QUAL Awards”).

•

Our relative total stockholder return for the three-year performance period ranked in the 97th percentile, which exceeded the maximum performance level for this goal of ranking in the 90th percentile, and resulted in vesting and a payout under the PSU-TSR Awards of 200% of target level.

•

Our adjusted net income margin for 2018 was 2.6%, which exceeded the maximum performance level for this goal of 2.1%, and resulted in vesting and a payout under the PSU-NI Awards of 200% of target level.

•

Our Medicare STAR scores for during the three-year performance period showed significant improvement and our performance with regard to Medicaid HEDIS measures, quality health plan rankings compared to market competitors, accreditation status, quality-related withholds earned, interruptions in auto-assignment of members and sanctions issued was generally above the performance of our market competitors. Based on these performance results, the vesting and payout under the PSU-QUAL Awards was 163.5% of target level.

Approval of 2019 Incentive Compensation Plan

In order to continue to provide long-term equity-based incentive awards to our executive team and other eligible employees, the Company is soliciting stockholder approval for a new WellCare Health Plans, Inc. 2019 Incentive Compensation Plan (the “2019 Plan”). Stockholder approval of the 2019 Plan is required to comply with, among others, (i) the stockholder approval requirements for listing our shares on the New York Stock Exchange (“NYSE”) and (ii) the incentive stock options rules under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If the 2019 Plan is approved by our stockholders, we will no longer grant equity-based awards under the WellCare Health Plans, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”), and future equity-based awards will be granted under the 2019 Plan. If approved by our stockholders, the 2019 Plan will accomplish the following goals:

•

Increase the shares reserved for issuance as equity-based awards to our eligible employees by 1,000,000 shares, permitting us to continue to grant long-term incentive compensation that aligns the interests of our executives and eligible employees to those of our stockholders.

•	Revise the terms of our 2013 Plan to reflect changes in law and best practices since the adoption of the 2013 Plan.

•	Clarify our position that dividends and/or dividend equivalents granted on equity-based awards will only be paid if, and to the extent, the underlying award vests in accordance with its terms.

•

Affirm our commitment to granting equity-based awards with performance-based vesting conditions notwithstanding revisions to the Code that no longer permit us to deduct the value of certain types of compensation considered to be “performance-based pay.”

Please see “Executive Compensation” for more information regarding our compensation philosophy, our executive compensation program and the amounts paid to our named executive officers. The Executive Summary for this discussion begins on page 53.

Commonly Asked Questions and Answers About the Annual Meeting

1.	Why am I receiving these materials?

These materials are being sent to you on behalf of our Board. You are receiving these materials because you are a stockholder of WellCare that is entitled to receive notice of the Annual Meeting and to vote on matters that are properly presented at the Annual Meeting.

2.	What is the purpose of the Annual Meeting?

Our stockholders meet annually to elect directors and to make decisions about other matters that are presented at the Annual Meeting. In addition, management will report on the performance of the Company and respond to questions from stockholders.

3.	What is a proxy?

If you designate another person to vote your shares, that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you complete the enclosed proxy card to give us your proxy, you will have designated Andrew L. Asher, the Company’s Chief Financial Officer, and Anat Hakim, the Company’s Secretary, or such other individuals as the Board may later designate, as your proxies to vote your shares as directed.

4.	What is the purpose of this proxy statement?

This proxy statement provides information regarding matters to be voted on by stockholders at the Annual Meeting and other information regarding the governance of the Company.

5.	Where is the Annual Meeting?

The Annual Meeting will be held at 10:00 a.m., Eastern Time, May 22, 2019, in Renaissance Center building 5 at WellCare’s corporate headquarters, 8745 Henderson Road, Tampa, Florida 33634. Signs will be posted to direct stockholders to the meeting room in the Renaissance Center building 5, as well as to parking which will be available in front of the building located at 8735 Henderson Road or in Garage A.

6.	What does it mean if I receive more than one package of proxy materials?

This means that you have multiple accounts holding WellCare shares. These may include: accounts with our transfer agent, Computershare; accounts holding shares that you have acquired under the Company’s stock plans; and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.

7.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to some of our stockholders. If you received an Availability Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Availability Notice will tell you how to access and review the proxy materials on the Internet at www.proxyvote.com. The Availability Notice also tells you how to access your proxy card to vote on the Internet. If you received an Availability Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions on the Availability Notice.

8.	What is the record date and what does it mean?

The record date for the Annual Meeting is March 25, 2019. Holders of the Company’s common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the meeting.

9.	Is there a minimum number of shares that must be represented in person or by proxy to hold the Annual Meeting?

Yes. A quorum is the minimum number of shares that must be present to conduct business at the Annual Meeting. The quorum requirement is the number of shares that represent a majority of the outstanding shares of the Company as of the record date. Shares necessary to meet the quorum requirement may be present in person or represented by proxy. There were 50,302,215 shares of our common stock issued and outstanding on the record date. Therefore, at least 25,151,109 shares of our common stock must be present in person or represented by proxy at the Annual Meeting to satisfy the quorum requirement.

Your shares will be counted to determine whether there is a quorum if you submit a valid proxy card or voting instruction form, give proper instructions over the telephone or on the Internet, or attend the Annual Meeting in person. Pursuant to Delaware law, proxies received but marked as abstentions and broker non-votes (which are discussed in Question 16 below) are counted as present for purposes of determining a quorum.

10.	Who can vote on matters that will be presented at the Annual Meeting?

You can vote if you were a stockholder of the Company at the close of business on the record date of March 25, 2019.

11.	What is the difference between a registered stockholder and a beneficial owner?

Many WellCare stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Registered stockholder: If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record” or a “registered stockholder,” and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to deliver your voting proxy directly to the Company or to vote in person at the Annual Meeting.

•

Beneficial owner: If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the “beneficial owner” of those shares, and these proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.

12.	How many votes am I entitled to per share?

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly presented at the Annual Meeting. Stockholders do not have a right to cumulate their votes.

13.	Who will count the vote?

Broadridge Investor Communication Solutions, Inc. (“Broadridge”) was appointed by our Board to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com.

14.	How do I cast my vote?

Registered stockholders: There are four ways you can cast your vote:

•	Vote on the Internet at www.proxyvote.com using the control number provided to you by 11:59 p.m. Eastern Time on May 21, 2019;

•	Vote by telephone at 1-800-690-6903 using the control number provided to you by 11:59 p.m. Eastern Time on May 21, 2019;

•

If you received a proxy card, complete and properly sign, date and return it in the postage paid envelope provided. If voting by mail, please allow sufficient time for the postal service to deliver your proxy card before the Annual Meeting; or

•	Attend the Annual Meeting and deliver your completed proxy card or complete a ballot in person.

Beneficial owners: Your proxy materials should include a voting instruction form from the institution holding your shares. There are up to four ways you can cast your vote:

•	Vote on the Internet at www.proxyvote.com using the control number provided to you by the institution holding your shares by 11:59 p.m. Eastern Time on May 21, 2019;

•	Vote by telephone using the telephone number and the control number provided to you (note: the availability of telephone voting will depend upon the institution’s voting processes);

•

Complete and properly sign, date and return a voting instruction form from the institution holding your shares. Please allow sufficient time for your instructions to be received by the institution before the Annual Meeting; or

•	Obtain a legal proxy from the institution holding your shares to vote in person at the Annual Meeting.

Please contact the institution holding your shares for additional information, including its deadline for voting.

15.	What is the voting requirement to approve each of the proposals? How do abstentions and broker non-votes affect the vote outcome?

Proposal 1: Each director will be elected by a majority of votes cast, which means a majority of the votes actually cast “for” or “against” the particular director, whether in person or by proxy.

Proposals 2, 3 and 4: Proposals 2, 3 and 4 will pass with the votes of a majority of the voting power present or represented by proxy. The voting power present or represented by proxy means the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

A broker non-vote (a broker non-vote is explained in the answer to Question 16) on a proposal is considered a share not entitled to vote on that proposal and is not a vote cast on that proposal, but is present for purposes of determining a quorum. Accordingly, a broker non-vote will have no effect on the vote outcome of any proposal.

Abstentions are considered shares entitled to vote on a proposal but are not considered as having been cast “for” or “against” a proposal. Therefore, abstentions will have no effect on Proposal 1; for all other proposals, abstentions have the same effect as an “against” vote.

Discretionary voting by brokers will be permitted by the NYSE only in connection with Proposal 2. Discretionary voting is explained in the answer to Question 16.

16.	What if I return my proxy card or voting instruction form but do not provide voting instructions?

Registered stockholders: If you are a registered stockholder and you return your signed proxy card, your shares will be voted as you designate on the proxy card. If you do not return your voted proxy card, vote by phone or the Internet, or if you submit your proxy card with an unclear voting designation, your shares will not be voted. If you return your signed proxy card and do not provide a voting designation, your shares will be voted FOR the election of all director nominees listed in Proposal 1; FOR Proposals 2, 3 and 4; and in the discretion of the proxy holders as to any other matters that arise at the Annual Meeting.

Beneficial owners: In limited instances, your shares may be voted if they are held in the name of a broker, bank or other intermediary, even if you do not provide the holder with voting instructions. This is called “discretionary voting.” Brokerage firms and banks generally have the authority, under NYSE rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. Of the four proposals scheduled to be presented at the Annual Meeting, only Proposal 3, Ratification of the Appointment of Independent Registered Public Accounting Firm, is considered a routine matter under the NYSE’s rules. Proposals 1, 2 and 4, and any other matters that may be presented at the Annual Meeting, are not considered routine. When a proposal is not a routine matter and the institution holding the shares has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the institution cannot vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares represented at the Annual Meeting that constitute broker non-votes will not be included in vote totals. As a result, they will have no effect on the outcome of any vote.

17.	Can I change my mind after I submit my proxy?

Yes; if you vote by proxy, you may revoke that proxy by:

•	voting again on the Internet or by telephone prior to the applicable deadline for the votes to be tabulated at the Annual Meeting;

•	signing another proxy card with a later date and mailing it, provided it is received prior to the Annual Meeting; or

•	attending the Annual Meeting in person and delivering your proxy or casting a ballot.

If you are a beneficial owner of our stock, you must obtain a legal proxy from the institution holding your shares to vote in person at the Annual Meeting.

18.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish voting results on a Current Report on Form 8-K within four business days after the conclusion of the Annual Meeting. The Form 8-K will be accessible at the SEC’s website at www.sec.gov or on our website at www.wellcare.com. In addition, we will also post voting results online at www.wellcare.com/stockholdermeeting.

19.	Who will bear the costs of this proxy solicitation?

This proxy solicitation is being sent on behalf of our Board, and the Company will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses incurred in sending out proxy materials to beneficial owners.

20.	What if I have additional questions that are not addressed here?

You may call Investor Relations at (813) 206-2329, e-mail Investor Relations at investorrelations@wellcare.com or call the Office of the Secretary at (813) 206-1393.

Proposals to be Voted on at the Annual Meeting

Proposal 1: Election of Directors

Nine individuals have been nominated for election at the Annual Meeting, each to hold office until the 2020 annual meeting of stockholders or until a successor has been duly elected and qualified. All of our nominees listed below are currently directors of the Company and eight were elected at the 2018 annual meeting of stockholders. Mr. Jindal was appointed to the Board in September 2018.

Under our certificate of incorporation and our bylaws, our Board sets the number of directors who may serve on the Board through resolutions adopted by at least a majority of the directors then in office. The size of our Board is currently set at eleven directors. Glenn D. Steele, Jr., M.D., and Paul E. Weaver, current directors, will not stand for re-election at the Annual Meeting of Stockholders and their term will end as of the date of the Annual Meeting of Stockholders. Proxies cannot be voted for a greater number of directors than the nine nominees named in this Proxy Statement.

Unless otherwise directed, the holders of proxies intend to vote all proxies FOR the election of all the director nominees listed below. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, the holders of proxies may vote for the election of such other person as may be recommended by the Board. In accordance with our bylaws, directors must receive a majority of the votes cast on this proposal to be elected.

Qualifications for Director Nominees

Under our Corporate Governance Guidelines, at least a majority of the members of our Board must meet the criteria for independence established by the NYSE, and accordingly we consider each nominee’s independence in determining the appropriate composition of our Board.

In addition, all Directors should have the following attributes:

•	Service on no more than two public company boards other than WellCare;

•	High integrity and ethical standards;

•	Good standing and an excellent reputation in the individual’s field;

•	Leadership and executive experience;

•	Understanding of and experience with public companies or like organizations; and

•	Ability to work collegially and collaboratively with other directors and management.

The Nominating and Corporate Governance Committee of the Board (the “NCG Committee”) and the Board believe many kinds of diversity are important, including diversity of background, experience, viewpoint, gender, race and national origin. Accordingly, the NCG Committee and the Board seek to nominate, and have instructed the third-party search firms that assist us from time to time as vacancies arise or refreshment is appropriate to seek, candidates for director who possess characteristics, skills, expertise, viewpoints and backgrounds that complement the Board and contribute to a robust dialogue on the Board.

The Board believes a balance of tenure is important to ensure the Board benefits from input from directors with a deep understanding of the Company and its operations as well as newer directors with fresh perspectives. We believe that long-serving directors are often uniquely qualified to contribute to our success due to their extensive experience with the Company and its industry. A director’s experience, as well as past performance, contributions and commitment, are key factors that the NCG Committee considers in reviewing Board membership and Board committee members.

The Board evaluates each director candidate on his or her individual merits and values many different types of contributions. In order to achieve a balanced board composition that would best support and oversee the execution of our long-term strategy, the Board considers additional key attributes for Company directors, including:

Leadership/Executive Experience: The Board believes experience in executive and other leadership roles is valuable to the Company in connection with setting goals and strategy. This type of expertise includes experience in a senior management role, or in a board leadership or board committee position, in a public or private company. This expertise is important to help the Company achieve its strategic and operational goals, prioritize objectives and anticipate challenges before we encounter them.

Financial Expertise: The Board believes financial expertise is vital for the Board to perform its oversight responsibilities. Financial management experience and expertise with accounting and control processes are examples of financial expertise. Directors with financial expertise are able to review the Company’s financial statements and business plans critically and can offer valuable guidance in connection with our financing activities.

Health Care Industry Experience: Our industry is complex and rapidly evolving. Industry experience includes expertise with health care operations, health care technology, insurance and other experience. Directors with industry experience help the Company stay abreast of industry best practices and innovations and help us to benchmark our practices against those of our competitors.

Government/Regulatory Expertise: As a company that specializes in offering health care plans to government programs, we are highly regulated at both the state and federal levels. Directors with government, compliance and regulatory expertise help us to identify risks and offer valuable insight as we evaluate new government programs and the regulatory landscape in which we operate.

Strategic Transactions (M&A, etc.): The Board believes that experience with strategic transactions enhances the directors’ ability to effectively assess opportunities the Company should pursue, as well as understand the operational challenges once an acquisition is made.

Enterprise Risk Management: Because the Board is responsible for oversight of enterprise-wide risk management, directors with experience in risk oversight enhance management’s ability to identify and assess the Company’s current risk status, and improve management’s strategic and operational decision-making ability.

Information Technology/Security: Effective information systems and the integrity and timeliness of data we use to serve our customers and health care professionals are integral to the operation of our business. For this reason, the Board benefits from directors with leadership experience related to the development, installation, implementation, security or maintenance of computer systems, applications and digital informatics.

Public Company/Corporate Governance: The Board believes that having directors with public company experience, including service on other boards of directors, both private and public, enhances the Company’s credibility with its stockholders, regulators and government customers.

*	The numbers in parentheses illustrate how many of our nine director nominees possess that skill.

The Board of Directors recommends a vote FOR each nominee.

Information as of March 25, 2019 related to each of the nominees for director is set forth on the following pages:

Richard C. Breon

Principal Qualifications:

Leadership/Executive Experience, Financial Expertise, Health Care Industry Experience, Enterprise Risk Management, Government/Regulatory Expertise & Information Technology/Cybersecurity

•   Former President and Chief Executive Officer, Spectrum Health System

•   Former President and Chief Executive Officer, Mission Health System, Inc.

•   Former President and Chief Executive Officer, Mercy Hospital

Tenure: Mr. Breon has served as a director of WellCare since 2013.

Age: 68

Experience:    From August 2000 until September 2018, Mr. Breon served as the President and Chief Executive Officer of Spectrum Health System, a non-profit managed care health care organization based in West Michigan. Prior to that, he served as President and Chief Executive Officer of Mission Health System, Inc./St. Mary’s Medical Center in Evansville, Indiana, from 1995 to August 2000. Prior to that, Mr. Breon served as President and Chief Executive Officer of Mercy Hospital in Iowa City, Iowa, from 1989 to 1995. Mr. Breon serves on the West Michigan Regional Air Alliance, a non-profit promoting commercial air travel in West Michigan. Mr. Breon also serves as the Chair for The Right Place, Inc., a regional non-profit economic development organization.

Education:	• Master of Arts in Hospital and Health Administration, the University of Iowa
• Bachelor of Science, Iowa State University

Kenneth A. Burdick

Principal Qualifications:

Leadership/Executive Experience, Financial Expertise, Health Care Industry
Experience, Government/Regulatory Expertise, Strategic Transactions, Enterprise
Risk Management, Information Technology/Cybersecurity & Public Company/
Corporate Governance

•   Chief Executive Officer, WellCare Health Plans, Inc.
•   Former President and Chief Executive Officer, Blue Cross and Blue Shield of
Minnesota
•   Former Chief Executive Officer, Medicaid Division and Chief Executive
Officer, MHNet, for Coventry Health Care
•   Former Chief Executive Officer, UnitedHealthcare Group’s Secure Horizons
and Commercial Business

Tenure: Mr. Burdick has served as a director of WellCare since 2014.

Age: 60

Experience:    Mr. Burdick joined WellCare in January 2014 as President, National Health Plans, was promoted to President and Chief Operating Officer in June 2014, and named Chief Executive Officer on January 1, 2015. Mr. Burdick previously served as the President and Chief Executive Officer of Blue Cross and Blue Shield of Minnesota, a non-profit health plan, from February 2012 to July 2012. From August 2010 to February 2012, Mr. Burdick served as Chief Executive Officer of the Medicaid and Behavioral Health (MHNet) businesses of Coventry Health Care, Inc., a health care services company. Prior to that, from October 1995 to May 2009, Mr. Burdick was with UnitedHealth Group, Inc., a diversified health and well-being company, serving in the following positions: from May 2008 to May 2009, he was the Chief Executive Officer of Secure Horizons, a Medicare business; from November 2006 to May 2008, he was the Chief Executive Officer of UnitedHealth’s Commercial Business; from April 2004 to November 2006, he was Chief Executive Officer of UnitedHealth’s Southwest Region and President of UnitedHealth Public Sector; from January 2000 to April 2004 he was the Chief Executive Officer of UnitedHealthcare of Arizona, Inc. Prior to that, he was the head of the national underwriting organization for all lines of business and the general manager of the Central Texas operation of UnitedHealth Group.

He currently serves as the 2020 board chair-elect for America’s Health Insurance Plans (AHIP), the national trade association representing the health insurance community, and board chair for Big Brothers Big Sisters of America, the nation’s oldest one-to-one youth mentoring organization.

Education:	• Juris Doctorate, University of Connecticut School of Law
• Bachelor of Arts, Amherst College

Other Public Company Boards: Mr. Burdick has served as a director of First Horizon National Corp, a bank holding company, since 2019 and currently serves on its Audit and Compensation Committees.

Amy Compton-Phillips, M.D.

Principal Qualifications:

Leadership/Executive Experience, Health Care Industry Experience, Government/
Regulatory Expertise & Enterprise Risk Management

•   Executive Vice President and Chief Clinical Officer, Providence St. Joseph
Health
•   Chief Quality Officer, The Permanente Federation

Other Industry Experience

•   Board-certified internist

Tenure: Dr. Compton-Phillips has served as a director of WellCare since May 2018.

Age: 55

Experience:    Amy Compton-Phillips, M.D. is Executive Vice President and Chief Clinical Officer at Providence St. Joseph Health. She oversees clinical care, including clinical institutes, nursing, pharmacy, research, telehealth and quality across the organization’s seven state system. She is a frequent keynote speaker, author and lead advisor for NEJM Catalyst, a media resource affiliated with the New England Journal of Medicine focused on improving the management and strategy of health care.

Prior to joining Providence in August 2015, Dr. Compton-Phillips had served as Chief Quality Officer at The Permanente Federation (part of Kaiser Permanente) since 2010, where she developed capacity in patient-driven design, enhancing clinical outcomes and care experience, and addressing the affordability of care. While there, she served on the Measurement Applications Partnership with NQF and on America’s Health Insurance Plans CMO leadership group. Dr. Compton-Phillips joined Kaiser Permanente in 1993 and held a variety of other roles, including internal medicine service chief, physician director of the Columbia, Maryland geographic region, physician director for population care and guideline director.

Dr. Compton-Phillips is a board-certified internist, with a clinical interest in wellness and women’s health.

Dr. Compton-Phillips also serves on the board of Multiscale Health Networks, a joint venture between Providence St. Joseph Health and the Institute for Systems Biology, to provide healthcare technology solutions.

Education:	• Medical Degree, University of Maryland School of Medicine • Bachelor’s Degree, Johns Hopkins University
• Advanced Leadership Program, University of North Carolina Kenan-Flagler Business School

H. James Dallas

Principal Qualifications:

Leadership/Executive Experience, Financial Expertise, Health Care Industry Experience, Enterprise Risk Management, Information Technology/Cybersecurity, Public Company/Corporate Governance & Strategic Transactions

•   Former Senior Vice President, Quality and Operations, Medtronic Public Limited Company

•   Former Senior Vice President and Chief Information Officer, Medtronic Public Limited Company

•   Former Vice President and Chief Information Officer, Georgia-Pacific Corporation

Industry Experience

•   Director, Grady Memorial Hospital Corporation

Tenure: Mr. Dallas has served as a director of WellCare since 2016.

Age: 60

Experience: Since September 2013, Mr. Dallas has been an independent consultant focusing on information technology strategy, risk and change management through James Dallas & Associates. From March 2006 until September 2013, Mr. Dallas was with Medtronic Public Limited Company, a manufacturer of cardiac and other specialized medical devices. He was responsible for various aspects of Medtronic’s operations, serving first as Medtronic’s Senior Vice President and Chief Information Officer and most recently, from 2008 to 2013, as Senior Vice President, Quality and Operations. Prior to joining Medtronic, Mr. Dallas was with Georgia-Pacific Corporation, a maker of tissue, pulp, paper, packaging, building products and related chemicals, from 1984 to 2006. While at Georgia-Pacific, Mr. Dallas held various roles of increasing responsibility, ending his career with Georgia-Pacific as its Vice President and Chief Information Officer from 2002 to 2006. Through these roles, Mr. Dallas has more than 30 years’ experience with, among other things, information technology, business strategy and risk identification and mitigation. In addition, Mr. Dallas also serves as a director of the non-profits Grady Memorial Hospital Corporation and the Atlanta Community Food Bank.

Education:	• Master of Business Administration, Emory University
• Bachelor of Science, University of South Carolina-Aiken

Other Public Company Boards: Mr. Dallas has served as a director of KeyCorp, a bank holding company, since 2005 and currently serves on its Audit Committee. Mr. Dallas has served as a director of Strategic Education, Inc., an education services company, since August 2018 and currently serves as a member of the Audit Committee and the Information Technology Committee. From 2015 to 2018, Mr. Dallas served as a director of the Capella Education Company, an online postsecondary education services company, where he served on the Audit Committee, Executive Committee and Governance Committee.

Kevin F. Hickey

Principal Qualifications:

Leadership/Executive Experience, Financial Expertise, Health Care Industry Experience, Government/Regulatory Expertise, Strategic Transactions, Information Technology/Cybersecurity & Public Company/Corporate Governance

•   Former President, D2Hawkeye, Inc.

•   Founder and former CEO and Chairman, IntelliClaim, Inc.

•   Former Executive Vice President, Operations and Technology, Oxford Health Plans, Inc.

•   Principal, HES Advisors, Inc.

•   Former Senior Vice President, Aetna Health Plans

•   Former Senior Vice President, Lincoln National

•   Former Vice President and General Counsel, MetLife Health Care

•   Former director, Healthaxis, Inc.

Tenure: Mr. Hickey has served as a director of WellCare since 2002.

Age: 67

Experience: Since January 1983, Mr. Hickey has served as Principal of HES Advisors, a strategic advisory firm serving the health care, health care technology and life sciences industries, where he also serves as a director. From January 2006 to December 2007, Mr. Hickey served as President of D2Hawkeye, Inc. (now VeriskHealth). From January 2008 to March 2012, Mr. Hickey served as Senior Advisor to Verisk Analytics, Inc., a company specializing in health care predictive analytics. Mr. Hickey previously served as a director of DiagnosisOne, a privately held health care technology company, from 2011 to 2012. Mr. Hickey previously served as a director of Healthaxis Inc., a public health care technology company, from 2000 to 2007. He was also Founder, Chief Executive Officer and Chairman of IntelliClaim, Inc., a privately held health care technology company, from 1999 until 2005, when it was acquired by McKesson, Inc. He also serves as Chairman of the Board for Nantucket Cottage Hospital in Nantucket, Massachusetts.

Education:	• Juris Doctor, Loyola College of Law
• Masters of Health Services Administration, the University of Michigan • Bachelor of Arts, Harvard College

Bobby Jindal

Principal Qualifications:

Leadership/Executive Experience, Financial Expertise, Health Care Industry Experience Government/Regulatory Experience

•   Governor, State of Louisiana

•   Congressman, United States House of Representatives

•   Assistant Secretary, Health and Human Services for Planning and Evaluation

•   President, University of Louisiana System

•   Secretary, Louisiana Department of Health and Hospitals

Tenure: Mr. Jindal has served as a director of WellCare since September 2018

Age: 47

Experience: From January 2008 to January 2016, Mr. Jindal served as the governor of the State of Louisiana. Prior to that, from January 2005 to January 2008, Mr. Jindal served as a member of the United States House of Representatives for the state of Louisiana. Prior to that, from 2001 to 2003, he served as Assistant Secretary for Health and Human Services for Planning and Evaluation. From 1999 to 2001, he served as President of the University of Louisiana System. From 1996 to 1998, Mr. Jindal served as Secretary of the Louisiana Department of Health and Hospitals.

Education:	• Masters of Letters, Politics, Oxford University at New College
• Bachelor of Science, Brown University

Christian P. Michalik

Principal Qualifications:

Leadership/Executive Experience, Financial Expertise, Health Care Industry Experience, Government/Regulatory Expertise, Strategic Transactions, Enterprise Risk Management & Public Company/Corporate Governance

•   Managing Director, Kinderhook Industries (including numerous health care company investments)

•   Chairman, Stratus Video, Inc.

•   Chairman, StudyKiK Corporation

•   Chairman, Global Health Inc.

Tenure: Mr. Michalik has served as a director of WellCare since 2002.

Age: 50

Experience: Since July 2004, Mr. Michalik has served as Managing Director of Kinderhook Industries, a private equity investment firm. Mr. Michalik has significant investment experience in the health care sector and currently is Chairman of several specialized health care service companies, including Stratus Video, Inc., StudyKiK Corporation and Global Health Inc.

Education:	• Master of Business Administration, Harvard Business School
• Bachelor of Arts, Yale College

William L. Trubeck

Principal Qualifications:

Leadership/Executive Experience, Financial Expertise, Strategic Transactions, Public Company/Corporate Governance, Government/Regulatory Expertise & Enterprise Risk Management

•   Former Executive Vice President and Chief Financial Officer, H&R Block, Inc.

•   Former Executive Vice President and Chief Financial Officer, Waste Management, Inc.

•   Former Senior Vice President and Chief Financial Officer, International Multifoods, Inc.

Tenure: Mr. Trubeck has served as a director of WellCare since 2010.

Age: 72

Experience: From March 2011 until July 2011, Mr. Trubeck served as Interim Executive Vice President and Chief Financial Officer of YRC Worldwide, Inc., a freight, shipping and trucking services company. He was formerly Executive Vice President and Chief Financial Officer of H&R Block, Inc., a tax services provider, from 2004 to 2007. Mr. Trubeck served as a director of EQ Holdings, Inc., a privately held industrial waste management company from 2010 until 2014. Mr. Trubeck served as a director of Custom Ecology, Inc., a privately held industrial and hazardous waste transporter company from 2012 to 2016.

Education:	• Master of Business Administration, University of Connecticut
• Bachelor of Arts, Monmouth College

Other Public Company Boards: Mr. Trubeck served as a director of YRC Worldwide, Inc. from 1994 until July 2011 and was chair of itsaudit/ethics committee. He also previously served as a director of Dynegy, Inc., a wholesale power, capacity and ancillary services company, from April 2003 to June 2011 and also served as a member of its compensation and human resources committee and as chair of its audit and compliance committee. Mr. Trubeck previously served as a director of Ceridian Corp. from 2006 to 2007, where he also served as a member of its audit committee.

Kathleen E. Walsh

Principal Qualifications:

Leadership/Executive Experience, Financial Expertise, Health Care Industry Experience, Enterprise Risk Management & Information Technology/Cybersecurity

•   President and Chief Executive Officer, Boston Medical Center Health System

•   Former Executive Vice President and Chief Operating Officer, Brigham and Women’s Hospital

•   Former Chief Operating Officer, Novartis Institutes for Biomedical Research

•   Former Senior Vice President of Medical Services, Massachusetts General Hospital

•   Member, Audit Committee, Navigant Consulting, Inc.

Tenure: Ms. Walsh has served as a director of WellCare since May 2018.

Age: 63

Experience: Kathleen E. Walsh has served as a President and Chief Executive Officer of Boston Medical Center since March 2010. Prior to her appointment at Boston Medical Center, Ms. Walsh served as Executive Vice President and Chief Operating Officer of Brigham and Women’s Hospital from 2005 to 2010. Prior to that, she served as the Chief Operating Officer for Novartis Institutes for Biomedical Research and at Massachusetts General Hospital in positions including Senior Vice President of Medical Services. Prior to that, she held hospital administrator positions in a number of New York City hospitals including Montefiore, Columbia Presbyterian Medical Center, Saint Luke’s—Roosevelt Hospital Center and the New York City Health and Hospitals Corporation.

Ms. Walsh is a member of the Boards of the Federal Reserve Bank of Boston, the Boston Public Health Commission, the Massachusetts Hospital Association, the AAMC Council of Teaching Hospitals, Pine Street Inn, a trustee of the Yale University Board of Trustees and co-chair of the Greater Boston YMCA Board of Overseers. She is also co-chair of the Green Ribbon Commission’s Health Care Sector, an alumni fellow of the Yale Corporation, a member of the Massachusetts Digital Health Care Council and a member of the Special Commission on Provider Price Variation.

Education:	• Master of Public Health, Yale University
• Bachelor of Arts, Yale University

Other Public Company Boards: Ms. Walsh has served as a director of Navigant Consulting, Inc. since October 2017 and currently serves on its Audit Committee. Previously, she served as a director of Imprivata, Inc., an information technology security company, from February 2016 until September 2016. Prior to that, she served as a director of CAE Inc., a civil aviation simulation technology company, from June 2013 to August 2015.

Proposal 2:    Approval of 2019 Incentive Compensation Plan

On February 22, 2019, our Board of Directors adopted the WellCare Health Plans, Inc. 2019 Incentive Compensation Plan, which we refer to as the “2019 Plan,” and recommended that it be submitted to our stockholders for approval. Unless otherwise directed, the holders of proxies intend to vote all proxies FOR the approval of the 2019 Plan.

Stockholder approval of the 2019 Plan is required to comply with, among others, (i) the stockholder approval requirements for listing our shares on the New York Stock Exchange and (ii) the incentive stock options rules under Section 422 of the Code.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve this proposal.

The Board of Directors recommends a vote FOR this proposal.

Background and Purpose

The WellCare Health Plans, Inc. 2013 Incentive Compensation Plan, which we refer to as the “2013 Plan” has a limited number of shares available for future issuance. Without approval of the 2019 Plan, we will be limited in our ability to make awards of long-term equity incentives, which are critical for attracting, motivating and retaining a talented management team who will contribute to our financial success.

As of December 31, 2018 we had 870,211 shares remaining available for equity awards under the 2013 Plan. The 2019 Plan will have 1,000,000 shares available for issuance plus the shares remaining available under the 2013 Plan as of the date of approval of the 2019 Plan by our stockholders (the “Stockholder Approval Date”). Upon stockholder approval of the 2019 Plan, we will make no further awards under the 2013 Plan.

On February 22, 2019, our Board of Directors adopted the 2019 Plan and recommended that it be submitted to our stockholders for their approval at the next annual meeting.

The purpose of the 2019 Plan is to assist us and our subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, and individual consultants who provide services to us or our subsidiaries, by enabling them to acquire or increase a proprietary interest in us in order to strengthen the mutuality of interests between them and our stockholders, and by providing them with performance incentives to expend their maximum efforts in the creation of stockholder value. Approval of the 2019 Plan is therefore critical to our ability to continue to attract, retain, engage and focus highly motivated and qualified employees, particularly in the competitive labor market that exists today in our industry.

Provided that the 2019 Plan receives stockholder approval at the Annual Meeting, the effective date of the 2019 Plan will be the date of the Annual Meeting. Until the Stockholder Approval Date, no awards will be granted under the 2019 Plan.

As noted above, stockholder approval of the 2019 Plan is required to comply with, among others, (i) the stockholder approval requirements for listing our shares on the New York Stock Exchange and (ii) the incentive stock options rules under Section 422 of the Code.

The following is a summary of certain principal features of the 2019 Plan. This summary is qualified in its entirety by reference to the complete text of the 2019 Plan. You are urged to read the actual text of the 2019 Plan in its entirety, which is set forth as Appendix A to this proxy statement.

Shares Available for Awards; Annual Per-Person Limitations

Under the 2019 Plan, the total number of shares of our common stock (the “Shares”) reserved and available for delivery under the 2019 Plan (“Awards”) at any time during the term of the 2019 Plan will be equal to (i) 1,000,000, plus (ii) any Shares that are available under the 2013 Plan as of the Stockholder Approval Date.

If any Shares subject to an Award or, on or after the Stockholder Approval Date, Shares subject to any awards granted under the 2013 Plan, are forfeited, expire or otherwise terminate without issuance of such Shares, or, if on or after the Stockholder Approval Date, any Award granted under the 2013 Plan is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the 2013 Plan, the Shares to which those Awards or awards under the 2013 Plan were subject, will, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the 2019 Plan.

In the event that withholding tax liabilities arising from any Award that is not an option or stock appreciation right, or, on or after the Stockholder Approval Date, any award granted under the 2013 Plan, is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by us, or withholding tax liabilities arising from any Award, or, on or after the Stockholder Approval Date, any award granted under the 2013 Plan, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by us, then only the number of Shares issued in respect of such Award net of the Shares tendered or withheld will be counted for purposes of determining the maximum number of Shares available for grant under the 2019 Plan.

Awards granted in substitution of Awards previously granted will not reduce the Shares authorized for delivery under the 2019 Plan or authorized for delivery to a participant in any period. Additionally, in the event that a company acquired by us or any of our subsidiaries or with which we or any of our subsidiaries combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2019 Plan and will not reduce the Shares authorized for delivery under the 2019 Plan; provided, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of us or our subsidiaries prior to such acquisition or combination.

Any Share that again becomes available for delivery pursuant to the provisions described above shall be added back as one (1) Share. The 2019 Plan imposes individual limitations on the amount of certain Awards.

The aggregate fair market value of Shares on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.

The maximum number of Shares that may be delivered under the 2019 Plan as a result of the exercise of incentive stock options is 1,000,000 Shares, subject to certain adjustments.

In any fiscal year during any part of which the 2019 Plan is in effect, no participant who is a director but is not also an employee or consultant may be granted any Awards that have a grant date fair value for financial reporting purposes, taken together with cash fees paid to such participant in respect of their service on the Board and its committees, that exceed $800,000 in the aggregate. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

The Compensation Committee is authorized to adjust the limitations on the number of Shares available for issuance under the 2019 Plan and the individual limitations on the amount of Awards (other than the $100,000 limitation described above with respect to incentive stock option awards and the limitation on performance units described above) and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that any extraordinary dividend or other distribution (whether in cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. See “Acceleration of Vesting; Change in Control” and “Other Adjustments” sections below for a summary of certain additional adjustment provisions of the 2019 Plan.

Except with respect to the adjustments referenced in the foregoing paragraphs, the Compensation Committee is generally not permitted to take any of the following actions without the approval of stockholders: (i) lower the exercise price per Share of a stock option or grant price per Share of a stock appreciation right after it is granted, (ii) cancel an option or a stock appreciation right when the exercise or grant price per Share exceeds the fair market value of the underlying Shares in exchange for cash or another Award, (iii) cancel an outstanding option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or grant price per Share that is less than the exercise or grant price per Share of the original options or stock appreciation rights, or (iv) take any other action with respect to an option or a stock appreciation right that may be treated as a repricing pursuant to the applicable rules of the NYSE (any such action described in (i)—(iv) being referred to as a “Repricing”).

The 2019 Plan will serve as the successor to the 2013 Plan. Outstanding awards granted under the 2013 Plan will continue to be governed by the terms of the 2013 Plan but no awards may be made under the 2013 Plan after the Stockholder Approval Date.

Eligibility

The persons eligible to receive Awards under the 2019 Plan are the officers, directors, employees or consultants who provide services to us or any of our subsidiaries, representing approximately 12,300 employees and directors. The foregoing notwithstanding, only employees of us, or any parent corporation or subsidiary corporation of us (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may, in the discretion of the Compensation Committee, be considered as remaining in the employ of us or any of our subsidiaries for purposes of eligibility for participation in the 2019 Plan.

Administration

The 2019 Plan is to be administered by the Compensation Committee, provided, however, that except as otherwise expressly provided in the 2019 Plan, the independent members of the Board may elect to exercise any power or authority granted to the Compensation Committee under the 2019 Plan. Subject to the terms of the 2019 Plan, the Compensation Committee is authorized to select eligible persons to receive Awards, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the 2019 Plan, construe and interpret the 2019 Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2019 Plan. Decisions of the Compensation Committee will be final, conclusive and binding on all persons or entities, including us, any of our subsidiaries or any participant or beneficiary, any transferee under the 2019 Plan or any other person claiming rights from or through any of the foregoing persons or entities. The Compensation Committee may delegate to members of the Board or committees thereof, or officers of us or any of our subsidiaries, the authority, subject to such terms and limitations as the Compensation Committee may determine, to perform such functions, including administrative functions, as the Compensation Committee may determine, subject to certain limitations.

Stock Options and Stock Appreciation Rights

The Compensation Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee. The exercise price per share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of us or any parent company of us (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.

For purposes of the 2019 Plan, the term “fair market value” means the fair market value of Shares, Awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the NYSE on the date as of which such value is being determined (or as of such later measurement date as determined by the Compensation Committee on the date the Award is authorized by the Compensation Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years, except if on the last day of such term, the exercise of an option or stock appreciation right, other than an ISO, would violate an applicable federal, state, local, or foreign law, or would jeopardize the ability of the entity for whom the participant is performing services and with respect to whom the legally binding right to compensation arises, or certain other related entities (the “service recipient”), to continue as a going concern, the term of the option or stock appreciation right will be extended for an additional 30 days after the date on which the exercise of the option or stock appreciation right would no longer violate an applicable federal, state, local, or foreign law or would no longer jeopardize the ability of the service recipient to continue as a going concern, provided that such extension of the term of the option or stock appreciation right would not cause the option or stock appreciation right to violate the requirements of Section 409A of the Code.

No ISO granted to a 10% owner (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Compensation Committee. Accordingly, the Compensation Committee may permit the exercise price of options awarded under the 2019 Plan to be paid in cash, Shares, other Awards or other property (including loans to participants, provided that it is not in violation of any applicable law).

We may grant stock appreciation rights in tandem with options, which we refer to as “Tandem stock appreciation rights,” under the 2019 Plan. A Tandem stock appreciation right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem stock appreciation right may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem stock appreciation right will no longer be exercisable to the extent the Tandem stock appreciation right has been exercised and any Tandem stock appreciation right will no longer be exercisable to the extent the related option has been exercised.

Restricted Stock and Restricted Stock Units

The Compensation Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares which are subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a stockholder (including voting and dividend rights), unless otherwise determined by the Compensation Committee. Notwithstanding the foregoing, dividends credited in connection with a restricted stock award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividends have been credited. An Award of restricted stock units confers upon a participant the right to receive Shares or cash, as determined by the Compensation Committee, equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose, including time or performance restrictions or both. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional Shares, Awards or otherwise as specified by the Compensation Committee. Notwithstanding the foregoing, in no event may dividends or dividend equivalents be paid with respect to options or stock appreciation rights and if any Award includes the right to receive dividends or dividend equivalents, any dividends distributed during the period that the Award is outstanding will either (a) not be paid or credited with respect to the Award or (b) be accumulated but remain subject to vesting requirements to the same extent applicable to the underlying Award and will be only be paid at the time or times the vesting requirements are satisfied.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of obligations to pay cash under the 2019 Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based Awards

The Compensation Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Compensation Committee determines the terms and conditions of such Awards.

Performance Awards

The Compensation Committee is authorized to grant performance Awards to participants on terms and conditions established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Compensation Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of

Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares or other property, or any combination thereof, as determined by the Compensation Committee.

Limitations on Transfer

Awards granted under the 2019 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers, subject to any terms and conditions the Compensation Committee may impose pursuant to the express terms of an Award agreement, and such transfers are by gift or pursuant to a domestic relations order and are to a “permitted assignee,” that is a permissible transferee under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement. For this purpose, a “permitted assignee” means (i) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) are the only partners, members or stockholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A beneficiary, transferee, or other person claiming any rights under the 2019 Plan from or through any participant will be subject to all terms and conditions of the 2019 Plan and any Award agreement applicable to such participant, except as otherwise determined by the Compensation Committee, and to any additional terms and conditions deemed necessary or appropriate by the Compensation Committee.

Other Terms of Awards

Awards may be settled in the form of cash, Shares, other Awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, Shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2019 Plan.

The Compensation Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or that previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations.

Awards under the 2019 Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant Awards in exchange for other Awards under the 2019 Plan, awards under other Company plans, or other rights to payment from us, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

Subject to certain limitations, the Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award. In the event of a “change in control” of us, as defined below, or to the extent otherwise determined by the Compensation Committee in its sole discretion in each particular case, (i) any option or stock appreciation right that was not previously vested and exercisable at the time of the “change in control” will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, restricted stock unit award or another stock-based award subject only to future service requirements will lapse and such Awards will be deemed fully vested; and (iii) with respect to any outstanding Award subject to achievement of performance goals and conditions under the 2019 Plan, the Compensation Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the performance period completed as of the “change in control”).

A “change in control” with respect to any participant will have the same meaning as set forth in the following order: (1) any employment or other services agreement with the participant; (2) a severance plan or agreement applicable to the participant; (3) any Award agreement with the participant; or (4) in the absence of any such definition, it will mean the occurrence of any of the following:

•

any person or group is or becomes the beneficial owner, directly or indirectly, of our securities representing more than 50% of either (A) the then fair market value of our then outstanding securities or (B) the combined voting power of our then outstanding securities;

•	our direct or indirect sale or transfer of all or substantially all of our assets in a single transaction or a series of related transactions;

•

our consummation of a merger, consolidation or reorganization with or into another corporation or other entity, in which the stockholders of more than 50% of the voting power of our voting securities immediately before such merger, consolidation or reorganization do not own more than 50% of the voting power of the voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization; or

•	during any consecutive 12-month period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the members of the Board then in office.

Except as otherwise provided in any employment or other agreement for services between the participant and us or any of our subsidiaries, a severance plan applicable to the participant or in an Award agreement, and unless the Compensation Committee otherwise determines in a specific instance, each outstanding Award will not be accelerated as described above, if either (i) we are the surviving entity in the “change in control” and the Award continues to be outstanding after the “change in control” on substantially the same terms and conditions as were applicable immediately prior to the “change in control,” or (ii) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance the terms of the 2019 Plan. Notwithstanding the foregoing, unless otherwise provided in an Award agreement, in the event a participant’s employment is terminated without “cause” by us or any of our subsidiaries or by such successor company or by the participant for “good reason,” as those terms are defined in the 2019 Plan, within 24 months following such “change in control,” each Award held by such participant at the time of the “change in control” will be accelerated as described above.

Subject to any limitations contained in the 2019 Plan relating to the vesting of Awards in the event of any merger, consolidation or other reorganization in which we do not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the Compensation Committee may provide for: (i) the continuation of the outstanding Awards by us, if we are a surviving entity, (ii) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2019 Plan, (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards. The foregoing actions may be taken without the consent or agreement of a participant in the 2019 Plan and without any requirement that all such participants be treated consistently.

Other Adjustments

The Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting us, any subsidiary or any business unit, or the financial statements of us or any of our subsidiaries, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Compensation Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant.

Clawback of Benefits

We may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a participant or beneficiary and (iii) effect any other right of recoupment of equity or other compensation provided under the 2019 Plan or otherwise in accordance with any of our policies that currently exist or that may from time to time be adopted or modified in the future by us and/or applicable law, which we refer to each as a “clawback policy.” In addition, a participant may be required to repay to us certain previously paid compensation, whether provided under the 2019 Plan or an Award agreement or otherwise, in accordance with any clawback policy. By accepting an Award, a participant is also agreeing to be bound by any existing or future clawback policy adopted by us, or any amendments that may from time to time be made to the clawback policy in the future by us in our discretion (including without limitation any clawback policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s Award agreements (and/or awards issued under the 2013 Plan) may be unilaterally amended by us, without the participant’s consent, to the extent that we in our discretion determine it to be necessary or appropriate to comply with any clawback policy.

If the participant, without our consent, while employed by or providing services to us or any of our subsidiaries or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of us or any of our subsidiaries, as determined by the Compensation Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Compensation Committee’s discretion, be canceled and (ii) the Compensation Committee, in its discretion, may require the participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to us, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any option or stock appreciation right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award agreement or otherwise specified by the Compensation Committee.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the 2019 Plan or the Compensation Committee’s authority to grant Awards without the consent of stockholders or participants or beneficiaries, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares may then be listed or quoted; provided that, except as otherwise permitted by the 2019 Plan or an Award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding Award. Without the approval of stockholders, the Compensation Committee may not make any adjustments that would result in a Repricing. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2019 Plan; provided that, except as otherwise permitted by the 2019 Plan or Award agreement, without the consent of an affected participant, no such Compensation Committee or Board action may materially and adversely affect the rights of such participant under terms of such Award. The 2019 Plan will terminate at the earliest of (i) such time as no Shares remain available for issuance under the 2019 Plan, (ii) termination of the 2019 Plan by the Board or (iii) the tenth anniversary of the Stockholder Approval Date. Awards outstanding upon expiration of the 2019 Plan will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The 2019 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options, stock awards, stock appreciation rights and dividend equivalent rights. This summary is not intended to (and does not) constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Nonqualified Stock Options

An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the 2019 Plan. On exercise of a nonqualified stock option granted under the 2019 Plan, an optionee will recognize ordinary compensation income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the option over the exercise price paid for the Shares. If the optionee is an employee of us or any of our subsidiaries, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those Shares (used for purposes of computing capital gain or loss on a future sale or exchange) will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those Shares (used for purposes of determining whether the gain or loss is characterized as long- or short-term) will begin on that date.

If an optionee pays for Shares on exercise of an option by delivering Shares, the optionee generally will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of Shares equal to the number of Shares delivered on exercise of the option, the optionee’s tax basis in the Shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the Shares delivered, and his or her holding period for those Shares will include his or her holding period for the Shares delivered. The optionee’s tax basis and holding period for the additional Shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a Share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder’s tax basis in that Share will be long-term capital gain or loss.

If an optionee disposes of a Share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary compensation income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the Share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the Share exceeds one year.

If an optionee pays for Shares on exercise of an ISO by delivering Shares (including ISO Shares retained for the Required Holding Period), the optionee generally will not recognize income or loss on the Shares delivered. The number of Shares received on exercise of the ISO equal to the number of previously owned Shares surrendered will have the same basis and holding period for purposes of computing capital gain or loss as the previously owned Shares, and the additional Shares will have a basis equal to the cash, if any, paid on exercise. An optionee who exercises an ISO by delivering Shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those Shares, however, is treated as making a Disqualifying Disposition of those Shares. This rule generally prevents “pyramiding” on the exercise of an ISO (that is, exercising an ISO for one Share and using that Share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that Share for alternative minimum tax purposes in the year the option is exercised. Whether an optionee is subject to the alternative minimum tax will depend on the individual optionee’s facts and circumstances.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a Share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, we generally are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Shares are received equal to the excess, if any, of the fair market value of the Shares received over any amount paid by the recipient in exchange for the Shares. If, however, the Shares are not vested when they are received under the 2019 Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the Shares), the recipient generally will not recognize income until the Shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. A recipient of unvested shares may, however, file an election with the Internal Revenue Service under Section 83(b) of the Code, within 30 days of his or her receipt of the Award, to recognize ordinary compensation income, as of the date the recipient receives the Award, equal to the excess, if any, of the fair market value of the Shares on the date the Award is granted over any amount paid by the recipient in exchange for the Shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired as Awards will be the amount paid for the Shares plus any ordinary income recognized either when the Shares are received or when the Shares become vested. Upon the disposition of any Shares received as a Share Award under the 2019 Plan, the difference between the sales price and the recipient’s basis in the Shares generally will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for us, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Appreciation Rights

We may grant stock appreciation rights, separate from any other Award, which we refer to as Stand-Alone stock appreciation rights, or Tandem stock appreciation rights, under the 2019 Plan. Generally, the recipient of a Stand-Alone stock appreciation right will not recognize any taxable income at the time the Stand-Alone stock appreciation right is granted.

With respect to Stand-Alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in Shares, the recipient will recognize ordinary compensation income equal to the fair market value of the Shares received.

With respect to Tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or Shares equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone stock appreciation rights. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the Shares over the exercise price paid for the Shares.

In general, there will be no Federal income tax deduction allowed to us upon the grant or termination of Stand-Alone stock appreciation rights or Tandem stock appreciation rights. Upon the exercise of either a Stand-Alone stock appreciation right or a Tandem stock appreciation right, however, we generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162(m) Deduction Limitations

Under Section 162(m) of the Code and applicable Treasury regulations (“Section 162(m)”), no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its “named executive officers”—defined as the chief executive officer, chief financial officer and the three other highest compensated executive officers (except for certain compensation that is “grandfathered” in accordance with the Tax Cuts and Jobs Act of 2017). In addition, the Patient Protection and Affordable Care Act of 2010 amended Section 162(m) to limit the deduction to certain “covered health insurance providers,” within the meaning of Section 162(m)(6)(C) of the Code, which includes us, of compensation paid to any director, officer, associate or other service provider in excess of $500,000 per year with no “performance-based compensation” exception. The $500,000 limitation is effective for compensation paid in tax years beginning in 2013 with respect to services performed starting in 2010, and as a result, beginning in 2013, any compensation in excess of $500,000 that we pay to any director, officer, associate or other service provider, including any named executive officer, will not be deductible by us for income tax purposes. The Company intends to continue its practice of granting performance-based awards, despite the fact that such amounts above $1 million will not be tax deductible in the future.

Section 409A of the Code

The 2019 Plan is intended to provide for Awards that are exempt from, or comply with Section 409A of the Code to the extent that such section would apply to any Award under the 2019 Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% excise tax (and a penalty based upon an amount of interest determined under Section 409A of the Code) on the value of the Award.

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient will depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an Award or the disposition of Shares acquired as a result of an Award.

As of the date of this proxy statement, the benefits or amounts that eligible participants will receive under the 2019 Plan are not determinable, as such future grants are within the discretion of our Compensation Committee. The table below sets forth information about grants under the 2013 Plan to our executive officers, directors and employees during the year ended December 31, 2018.

2013 Incentive Compensation Plan 2018 Grants

Name and Position	Number of Units(1) (#)
Kenneth A. Burdick Chief Executive Officer	43,099

Andrew L. Asher Executive Vice President and Chief Financial Officer	8,431
Kelly A. Munson	6,134
Executive Vice President, Medicaid
Michael R. Polen Executive Vice President, Medicare and Operations	6,134
Anat Hakim Executive Vice President, General Counsel and Secretary	4,657
All Executive Officers as a Group	85,456

All Non-Executive Directors as a Group	8,028
All Non-Executive Officer Employees as a Group	247,372

(1)	Includes restricted stock units and performance stock units. Performance stock units are assumed to have been granted at a target level.

Proposal 3:     Ratification of the Appointment of Independent Registered Public Accounting Firm

The AFRC Committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Deloitte has served as the Company’s independent registered public accounting firm since 2003, including for the fiscal year ended December 31, 2018. As a matter of good corporate governance to provide stockholders a venue to express their views on this matter, the Board has decided to seek stockholder ratification of Deloitte’s appointment. If the stockholders do not ratify the appointment of Deloitte, the AFRC Committee will reconsider the appointment of the independent registered public accounting firm but may still retain Deloitte. We anticipate that a representative of Deloitte will be present at the Annual Meeting to respond to questions and to make such statements as he or she may desire.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve this proposal.

The Board of Directors recommends a vote FOR this proposal.

Audit, Audit-Related, Tax and Other Fees. The following table summarizes professional fees billed by Deloitte for the years ended December 31, 2018 and 2017.

	2018	2017
Audit Fees(1)	$6,260,689	$4,991,500
Audit-related Fees(2)	$667,440	692,101
Tax Fees(3)	$19,306	229,034
All Other Fees(4)	$25,000	647,429

(1)

The audit services billed by Deloitte in 2018 and 2017 include services rendered for the audits of our annual consolidated financial statements and the effectiveness of internal control over financial reporting included in our Annual Report on Form 10-K and the review of the interim financial statements included in our quarterly reports on Form 10-Q. This amount also includes fees billed for services normally provided by an independent auditor in connection with subsidiary audits, statutory requirements, regulatory filings and similar engagements.

(2)

Audit-related fees include amounts billed by Deloitte for services in connection with regulatory examinations, review of our registration statements on Forms S-8 and S-3, services for due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions.

(3)

Tax fees include amounts billed by Deloitte for services rendered in connection with tax training and, in 2017, tax planning, assistance with tax system implementation and tax advice related to mergers and acquisitions.

(4)	All other fees include advisory services related to other permitted advisory, planning and training services.

Audit and Non-Audit Services Pre-Approval Policy

The AFRC Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy that is designed to assure that the services performed for us by our independent registered public accounting firm do not impair its independence from the Company. This policy sets forth guidelines and procedures the AFRC Committee follows when retaining an independent registered public accounting firm to perform audit, audit-related, tax and other services. The policy provides detailed descriptions of the types of services that may be provided under these four categories and also sets forth a list of services that our independent registered public accounting firm may not perform for us.

Prior to engagement, the AFRC Committee pre-approves the services and fees of the independent registered public accounting firm within each of the above categories. During the year, it may become necessary to engage the independent registered public accounting firm for additional services not previously contemplated as part of the engagement. In those instances, the Audit and Non-Audit Services Pre-Approval Policy requires that the AFRC Committee specifically approve the services prior to the independent registered public accounting firm’s commencement of those additional services. Under the Audit and Non-Audit Services Pre-Approval Policy, the AFRC Committee has delegated the ability to pre-approve audit and non-audit services to the AFRC Committee chairperson, provided the chairperson reports any pre-approval decision to the AFRC Committee at its next scheduled meeting. The policy does not provide for a de minimis exception to the pre-approval requirements. Accordingly, all of the 2018 and 2017 fees described above were pre-approved by the AFRC Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

Proposal 4:   Advisory Vote on Compensation of the Company’s Named Executive Officers

The stockholders have the opportunity at the Annual Meeting to cast a non-binding advisory vote on the compensation of the Company’s named executive officers contained in this proxy statement (“Say-on-Pay” vote) through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion disclosed in the Company’s 2019 Proxy Statement, is hereby APPROVED.”

While this advisory vote on executive compensation is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue and will take into account the outcome of the vote when considering future executive compensation decisions for named executive officers. Stockholders who want to communicate with our Board should refer to “Communication with Directors” in this proxy statement for additional information.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve this proposal.

Stockholders will next have an opportunity to vote on a Say-on-Pay proposal at the 2020 annual meeting of stockholders.

The Board of Directors recommends a vote FOR this proposal.

Other Matters

The Board knows of no other matters that will be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

Corporate Governance

Corporate Governance Guidelines

The Board has developed and adopted Corporate Governance Guidelines to promote the functioning of the Board and its committees. Among other things, the Corporate Governance Guidelines set forth criteria regarding Board member selection and qualification, establishment of committees and committee composition, executive sessions, management succession and director compensation. The Corporate Governance Guidelines also set forth certain rights of the Board, such as the power of the Board and each of its committees to engage independent legal, financial and other advisors as the Board and each committee may deem necessary without the approval of any officer of the Company. The guidelines also address the Board’s expectations of each director in furtherance of the Board’s primary responsibility of overseeing the business and affairs of the Company. In particular, the guidelines address meeting attendance and participation, other directorships and new director orientation. The guidelines also contain the Board’s Majority Vote Policy, which requires a director to tender a conditional resignation in the event he or she fails to receive a majority of the votes cast in an uncontested election or a plurality of the votes cast in a contested election. Each of the director nominees has executed a director resignation letter in the form attached to the Corporate Governance Guidelines, which will serve as a tender of resignation if the director fails to receive the required vote in an election, subject to acceptance by our Board. The Corporate Governance Guidelines also require that the Board conduct an annual performance evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance Guidelines are available on our website at www.wellcare.com. Alternatively, any stockholder may request a printed copy of our Corporate Governance Guidelines by contacting us as described in the section entitled “Requests for Additional Information” below.

Director Independence

WellCare’s Corporate Governance Guidelines provide that at least a majority of the members of our Board must meet the independence criteria contained in the listing standards of the NYSE. In addition, each member of the AFRC Committee, Compensation Committee and the NCG Committee must be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. The Board reviews the independence of its members by requiring that each member complete disclosure and independence questionnaires and by considering all transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries. The purpose of this review is to determine whether any such relationships or transactions are inconsistent with or would preclude a determination that the director is independent. In making independence determinations, the Board applies the standards of the NYSE in addition to any other relevant laws, rules, regulations, facts and circumstances.

Under the standards discussed above, based upon recommendations from the NCG Committee, the Board has determined that, with the exception of Mr. Burdick, our Chief Executive Officer, all of its current members are independent, including each member of the AFRC Committee, the Compensation Committee and the NCG Committee.

In making these determinations, the Board considered the recommendations of the NCG Committee as well as the following relationship, which was entered into in the ordinary course of business, based on standard market terms and which relationship existed prior to Mr. Dallas becoming a director of either entity. Mr. Dallas is currently a director of Grady Memorial Hospital (“Grady”). Grady receives payments from the Company for health care services rendered to members of the Company’s plans. Following a review of the relevant facts regarding this relationship, our Board concluded that this relationship does not impair Mr. Dallas’ independence under the standards discussed above.

In addition, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE rules impose additional independence and qualification standards on the members of our AFRC Committee and our Compensation Committee.

Under the standards applicable to our AFRC Committee, in addition to meeting the definition of independence applicable to all directors, each member of the committee is prohibited from having any direct or indirect financial relationship with the Company and cannot be an affiliate of the Company or any subsidiary of the Company. The Board has determined that each member of the AFRC Committee satisfies these additional standards.

With respect to our Compensation Committee, NYSE rules provide that before appointing a director to the committee, the Board must determine whether a director has a relationship with us that would be material to his or her ability to be independent from management in connection with the duties of the Compensation Committee. In making this evaluation, the Board must consider all relevant factors, such as the source of the director’s compensation and whether he or she is affiliated with us. The Board has determined that each member of the Compensation Committee satisfies these additional standards.

Board Committees

The Board has established the following standing committees: AFRC Committee, Compensation Committee, NCG Committee, Health Care Quality and Access Committee and Information Technology Oversight Committee. The functions, responsibilities and members of each of these standing committees are described briefly below. Each of these committees operates pursuant to a charter which is posted on our website at www.wellcare.com.

All members of our committees, including the members of the AFRC Committee, the Compensation Committee and the NCG Committee, are independent directors under the corporate governance rules of the NYSE. In addition, all members of our AFRC Committee are independent directors under the SEC rules for audit committees and are financially literate under the NYSE corporate governance rules. Members of our Compensation Committee meet the additional independence standards for compensation committees under the NYSE corporate governance rules.

The table below shows membership as of March 25, 2019 in our standing committees and the number of meetings of each committee held in 2018.

	Audit, Finance and Regulatory Compliance Committee	Compensation Committee	Nominating and Corporate Governance Committee	Health Care Quality and Access Committee	Information Technology Oversight Committee
Richard C. Breon		X	X	Chair
Kenneth A. Burdick
Amy Compton-Phillips				X	X
H. James Dallas		X			X
Kevin F. Hickey				X	Chair
Bobby Jindal	X				X
Christian P. Michalik, Chairman	X		Chair
Glenn D. Steele, Jr., M.D.			X	X
William L. Trubeck	X	Chair
Kathleen Walsh	X				X
Paul E. Weaver	Chair	X
# of meetings in 2018	10	5	4	4	4

Standing Committees

Audit, Finance and Regulatory Compliance Committee

The principal purpose of the AFRC Committee is to assist the Board in the oversight of (i) the integrity of our financial statements, (ii) the performance of our internal audit function and enterprise risk management function, (iii) our compliance with legal, financial and regulatory requirements, (iv) our regulatory compliance program, including compliance by our associates, officers and directors with our Code of Conduct and Business Ethics and our related corporate ethics and compliance program and policies, and (v) the Company’s financial matters. The AFRC Committee also evaluates the qualifications and independence of, and appoints, our independent registered public accounting firm. Further, the AFRC Committee approves the compensation of our independent registered public accounting firm and oversees the services provided by it, including by reviewing the plans and results of the audit engagement. All audit, audit-related, tax and other services provided by our independent registered public accounting firm must be pre-approved by the AFRC Committee before they are performed. In its financial oversight role, the AFRC Committee oversees the Company’s investment policies and strategy, any equity transactions into which the Company may enter, significant capital expenditures and similar matters. The AFRC Committee also oversees our regulatory compliance program, including compliance by our associates, officers and directors with our Code of Conduct and Business Ethics and our related corporate ethics and compliance program and policies. In addition, the AFRC Committee coordinates with the Health Care Quality and Access Committee regarding quality measurement matters that may have an effect on our business, financial statements, compliance policies or internal audit function. The Committee reviews the Company’s processes and management’s actions to identify, monitor, assess, and control or avoid risk exposures.

The Board has determined that each of the current members of the AFRC Committee is financially literate as well as an “audit committee financial expert,” as such term is defined under Item 407(d) of SEC Regulation S-K, and each has accounting or related financial management expertise. In addition, all members of the AFRC Committee meet the independence requirements prescribed by the NYSE and the audit committee independence requirements prescribed by the SEC. For more information on the financial experience of our audit committee financial experts, please see the summary background information regarding our directors under “Proposal One: Election of Directors” above.

Pursuant to the terms of the AFRC Committee Charter, no member of our AFRC Committee is permitted to serve on the audit committees of more than three public companies, including our AFRC Committee, at any one time, unless it is determined, based on the individual facts, that such other service will not interfere with service on the AFRC Committee. As no member of the AFRC Committee serves on the audit committees of more than two other public companies, no such determination has had to be made.

Compensation Committee

The Compensation Committee provides oversight and guidance for compensation and benefit programs for our employees (also called “associates”), executive officers and the Board, including reviewing and approving the base salary, incentive awards and other elements of compensation and other significant terms of employment, of our executive officers; and reviewing and making recommendations with respect to incentive compensation plans, equity-based plans and director compensation. The Compensation Committee reviews and discusses the Compensation Discussion and Analysis (“CD&A”) with management and makes a recommendation to the Board regarding the inclusion of the CD&A in our proxy statement. The Compensation Committee also reviews and approves performance goals and objectives (both at the corporate and individual level) applicable to our executive officers’ compensation (including our named executive officers), evaluates the named executive officers’ performance in light of those goals and objectives and has sole authority to determine the named executive officers’ compensation based on this evaluation.

Under its charter, the Compensation Committee has the authority to obtain advice and assistance from any officer or associate of the Company or from any outside legal expert or other advisor. Pursuant to this authority, the Compensation Committee has engaged a compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). For additional information, please see “The Compensation Committee’s Use of an Independent Compensation Consultant” below. The charter also provides that the Compensation Committee, where legally permissible, may delegate authority to a subcommittee of the Compensation Committee when the Compensation Committee deems it appropriate or desirable to facilitate the operation or administration of our plans or programs. The Compensation Committee may delegate authority to committees consisting of associates when the Committee deems it appropriate or desirable for the efficient administration of employee compensation and benefit plans.

The Compensation Committee generally reviews the compensation being paid to the members of the Board on a not less than an annual basis. The Compensation Committee works closely with its compensation consultant when evaluating Board and committee fees as well as the value of equity awards, if any, to be awarded to our directors.

All members of the Compensation Committee meet the independence requirements prescribed by the NYSE and are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

Additional information on our executive compensation programs, including the respective roles of the Compensation Committee, the Chief Executive Officer and the compensation consultant, is provided in the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating and Corporate Governance Committee

The NCG Committee is responsible for developing our Corporate Governance Guidelines and for recommending those guidelines and any subsequent amendments to the Board for adoption. The NCG Committee is also responsible for periodically reviewing the composition of the full Board to determine whether additional Board members with different qualifications or areas of expertise are needed and making recommendations to the Board regarding the size, composition and functions of the Board and its committees. The NCG Committee identifies and reviews the qualifications of new director nominees consistent with selection criteria established by the Board and recommends the slate of nominees for inclusion in the proxy statement. The NCG Committee believes its director nominees, which include two nominees that are not currently our directors, represent a balance between accounting, operational, security and risk management, technological, industry and regulatory experience and are positioned to continue the Company’s efforts to create an organizational culture that strikes an appropriate balance among the Company’s obligations to its stockholders, members and government customers. The NCG’s process for selecting nominees to the Board is described in more detail below under “Director Nomination Process.” The NCG Committee is also responsible for overseeing the periodic evaluation of the performance of the Board and its committees, for considering questions of independence and possible conflicts of interest of members of the Board and executive officers, and for oversight of our efforts to comply with NYSE corporate governance listing requirements.

All members of the NCG Committee meet the independence requirements prescribed by the NYSE.

Health Care Quality and Access Committee

Health care quality and access is a critical part of the Company’s mission to provide quality, cost-effective health care solutions and to enhance the health and quality of life of the members of our health plans. Health care quality, in particular, is becoming increasingly important to the Company in other ways as our government clients are increasingly using measures of quality to assign members to our plans and to determine the premiums payable to us. The principal purpose of the Health Care Quality and Access Committee is to assist the Board by reviewing and providing general oversight of our strategies relating to health care quality and access for our members. The Health Care Quality and Access Committee also works with the Compensation Committee in connection with setting performance measures for our associates to help ensure the appropriate focus on this important element of the services we provide.

Information Technology Oversight Committee

Information technology has always been a critical element of effective managed care operations and its importance is only increasing. The Information Technology Oversight Committee assists with oversight of major information technology initiatives and programs, consults with senior management regarding information technology strategy, assists the Board in its oversight of information technology security programs and assists the AFRC Committee in its oversight of information technology internal controls, cybersecurity and disaster recovery capabilities and strategies.

Board and Committee Meetings and Annual Meeting Attendance

During 2018, the Board held a total of twelve meetings. During 2018, each of our directors attended at least 85% of the aggregate number of meetings of the Board and all committees on which the director served held during the period in which the director served. Average meeting attendance by all current directors serving during 2018 was 95%. As stated in our Corporate Governance Guidelines, we believe it is important for the members of our Board to attend the annual meeting of stockholders. All directors who were members of the Board at the time of the 2018 annual meeting of stockholders attended the meeting, and we currently expect that all of the director nominees will be in attendance at the Annual Meeting.

Board Leadership Structure

The Board has adopted a policy that the positions of Chief Executive Officer and Chair of the Board shall be held by different individuals. This policy will continue unless the Board affirmatively determines, based on the facts and circumstances and acting in its business judgment, that it is in the best interest of the Company for the positions to be held by a single individual. As stated in the Company’s Corporate Governance Guidelines, the Board believes that this matter is part of succession planning and that it is in the best interest of the Company for the Board to evaluate this policy and make a determination when it elects a Chief Executive Officer.

Since March 2015, Christian P. Michalik has served as our independent, non-executive Chair.

The Board believes that its current policy and practice of having the positions of Chief Executive Officer and Chair of the Board held by different individuals provide an effective leadership model for the Company at this time and provide the benefit of the distinct abilities and experience of both individuals.

The Board believes that, under its current structure, our independent directors provide effective oversight of management. The independent directors regularly meet in executive sessions and having an independent Chair further strengthens this oversight.

Director Nomination Process

As noted above, one of the principal purposes of our independent NCG Committee is to assess the size and composition of the Board to ensure the Board can effectively carry out its obligations. This includes the periodic review of all standing and ad hoc committees. After this review, the NCG Committee recommends to the full Board, as appropriate, changes in number, function or composition of the Board and its committees.

As part of this review process, we conduct an annual evaluation of the Board, including the composition of the Board and its committees, and make changes as appropriate. For example, after our 2018 annual meeting of stockholders, we revised the composition of our Board committees.

Our company has a performance-based culture focused on talent and merit, instead of bright-line rules. Therefore, the NCG Committee and the Board do not have a formal policy addressing the diversity of the Board. As stated in our Corporate Governance Guidelines, the NCG Committee and the Board consider diversity as one of many factors when evaluating the Board and when selecting a new director. The NCG Committee and the Board believe many kinds of diversity are important, including diversity of background, experience, viewpoint, gender, race and national origin. Accordingly, the NCG Committee and the Board seek to nominate candidates for director who possess characteristics, skills, expertise, viewpoints and backgrounds that complement the Board and contribute to a robust dialogue on the Board.

The Board believes a balance of tenure is important to ensure the Board benefits from input from directors with a deep understanding of the Company and its operations as well as newer directors with fresh perspectives. We believe that long-serving directors are often uniquely qualified to contribute to our success due to their extensive experience with the Company and its industry. A director’s experience, as well as past performance, contributions and commitment, are key factors that the NCG Committee considers in reviewing Board and Board committee members. As of the record date for the Annual Meeting, the average tenure of our board is seven years, which we believe reflects a proper balancing between experience and the fresh perspectives of more recent board appointees. In addition, to aid in board refreshment, in 2016 the Board adopted a mandatory retirement age for directors. No person may stand for election to the Board at the next annual meeting of stockholders after he or she has attained the age of 75. A director may complete his or her term in which the director turned 75.

The NCG Committee considers candidates for Board membership who are suggested by its members and other Board members, as well as by management, stockholders and other interested parties. The NCG Committee may also retain a third-party search firm to identify candidates from time to time, especially when the NCG Committee is seeking a candidate with specific skills or qualifications.

Stockholders can recommend a prospective nominee for the Board by writing to our Secretary at our corporate headquarters and providing the information required by our bylaws, along with whatever additional supporting material the stockholder considers appropriate. See “Stockholder Proposals” below for additional information.

The NCG Committee’s assessment of a candidate’s qualification for Board membership includes, among other things, the following criteria:

•	The fit of the candidate’s skills, experience and background with those of other directors in maintaining an effective, collegial and responsive Board;

•	Diversity;

•	The personal qualities and characteristics, accomplishments and reputation in the community of the candidate;

•	The knowledge and contacts of the candidate in the communities in which we conduct business and in our business industry or other relevant industries;

•

The ability, working capacity and willingness of the candidate to devote sufficient time to serve on the Board and committees of the Board, particularly in light of a candidate’s principal occupation or other outside professional responsibilities; and

•	The ability and expertise of the candidate in various activities deemed appropriate by the Board.

In addition, in accordance with the Company’s Corporate Governance Guidelines, the Board will nominate for election as director only a candidate who agrees to tender, promptly following the annual meeting at which he or she is elected as director, two resignations. The first resignation would be effective upon the director’s failure to receive the required vote at any future meeting at which he or she faces re-election and Board acceptance of such resignation. The second would be effective in the event the director is excluded from participation in federal health care programs, assessed a civil monetary penalty under the Social Security Act and/or found guilty of or pled no contest to a felony, in any such case provided that the Board accepts the resignation.

The initial determination to seek a Board candidate is usually based on the need for additional Board members to fill vacancies or to expand the size of the Board, although the decision can also be based on the need for certain skill sets or qualifications. The NCG Committee’s process for evaluating candidates for director is the same no matter who makes the recommendation.

Once the NCG Committee has determined, in consultation with other Board members if appropriate, that additional consideration of a candidate is warranted, the NCG Committee may, or it may request third parties to, gather additional information about the prospective candidate’s background, experience and independence. Following review of this information, if the NCG Committee determines it is appropriate to proceed, the NCG Committee or other members of the Board will generally interview the prospective nominee. The NCG Committee then evaluates the prospective nominee against the standards and qualifications set forth above and such other relevant factors that the NCG Committee or the Board deems appropriate.

Following this evaluation, if the NCG Committee believes that the candidate is qualified for nomination, generally the NCG Committee will make a recommendation to the full Board, and the full Board will make the final determination whether the candidate should be appointed, or nominated for election, to the Board. All of our nominees for election or re-election to the Board at the Annual Meeting were recommended to the Board by the NCG Committee and approved by the Board for nomination.

Board Oversight of Risk Management

The Board is responsible for oversight of enterprise-wide risk management (or “ERM”). The Board has delegated administrative governance of the ERM process to the AFRC Committee. However, each Board committee oversees risks associated with its respective principal areas of focus and then reports to the Board. These areas of focus include competitive, economic, operational, financial (including accounting, credit, liquidity and tax), legal, regulatory, compliance, political, strategic and reputational risks.

The oversight responsibility of the Board and its committees is assisted by management reporting processes designed to provide visibility to the Board of the identification, assessment, prioritization and management of critical risks and management’s risk mitigation strategies. The Company’s process for the evaluation of risk is based on the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) ERM framework, Enterprise Risk Management – Integrating with Strategy and Performance. The primary goals of the ERM program are to enhance management’s ability to identify and assess the Company’s current risk status, improve management’s strategic and operational decision making ability and provide clear and timely communication of cross-functional risks to management and the Board. The ERM process is facilitated by the Company’s Internal Audit department. An ERM Committee, comprised of senior leaders within the Company, meets at least quarterly to review and assess the risks identified by the Company’s ERM process. The ERM process is an active process and is continually enhanced and updated.

The Company’s Internal Audit department provides a quarterly ERM report to the AFRC Committee; the AFRC Committee then reports to the Board. Each standing Board committee receives a quarterly update regarding the top risks from the Company’s ERM process that align with that committee’s oversight responsibilities. Each committee reports to the Board any significant issues relating to the relevant risk areas.

The principal areas of focus for ERM of the Board and each of its committees are summarized below. Each committee may meet in executive session with key management personnel and representatives of outside advisors as the committee members deem appropriate.

Board or Committee	Primary Areas of Risk Oversight

Full Board

Strategic, financial and execution risks and exposures associated with the annual operating plan and long-term strategic plan; major litigation and regulatory exposures, information security and other current matters that may present material risk to the Company’s operations, plans, prospects or reputation; and material acquisitions and divestitures.

Audit, Finance and Regulatory Compliance Committee

Risks and exposures associated with financial matters and regulatory requirements, including financial reporting, accounting, disclosure and compliance, internal control over financial reporting, financial policies, capital structure investment guidelines, liquidity matters and the Company’s regulatory compliance programs. Oversight of operational risk, including information technology internal controls, cybersecurity and disaster recovery.

Compensation Committee	Risks and exposures associated with leadership assessment and executive and non-executive compensation programs and arrangements, including incentive plans.

Nominating and Corporate Governance Committee

Risks and exposures relating to the Company’s programs and policies relating to compliance with SEC governance requirements, NYSE listing requirements and similar legal requirements; corporate governance and director independence; and director and senior management succession planning.

Health Care Quality and Access Committee	Risks and exposures associated with quality and access issues relating to health care delivery and related activities.

Information Technology Oversight Committee

Risks and exposures associated with the quality and effectiveness of the Company’s information technology initiatives and programs; supports the AFRC Committee in its review and oversight of information technology internal controls, cybersecurity and disaster recovery.

Director Compensation

2018 Director Fees

The Company compensates its non-employee directors pursuant to the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Annual retainers are payable in four equal quarterly installments. Each non-employee member of the Board and its committees who serves during any portion of a quarterly period is paid the full quarterly retainer and applicable fees.

The table below and the following paragraphs summarize the annual cash payment structure for our non-employee directors and committee members during 2018:

Director Fees
Board Retainer (Base)	$ 90,000
Audit, Finance and Regulatory Compliance Committee Chair Retainer	$ 35,000
Audit, Finance and Regulatory Compliance Committee Non-Chair Member Retainer	$ 20,000
Compensation Committee Chair Retainer	$ 22,000
Compensation Committee Non-Chair Member Retainer	$ 12,000
Retainer for Serving as the Chair of Other Committees(1)	$ 18,000
Retainer for Serving as a Non-Chair Member of Other Committees(1)	$ 8,000
Chair of the Board Retainer(2)	$200,000
Lead Director Retainer	$ 30,000

(1)	These retainers are for the NCG Committee, the Health Care Quality and Access Committee and the Information Technology Oversight Committee.
(2)	This additional retainer is paid only to a non-executive Chair.

Mr. Burdick, our Chief Executive Officer, does not receive any additional compensation for his Board service.

Other Components of Director Compensation

In addition to the fees described above, the Director Compensation Policy provides that, unless otherwise determined by the Compensation Committee and subject to the Compensation Committee’s approval, each non-employee director receives an annual grant of restricted stock units pursuant to the terms and provisions of a restricted stock unit agreement and the Company’s incentive compensation plan. Non-employee directors are provided the choice of receiving either restricted stock units or deferred stock units. Unless otherwise determined by the Compensation Committee, all such annual awards are granted on the date of the Company’s annual meeting of stockholders and vest in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders. As of February 23, 2018, the amount of these awards has been increased to approximately $185,000 (pro-rated for directors joining the Board at a time other than the annual meeting).

Unless otherwise determined by the Compensation Committee and subject to the Compensation Committee’s approval, newly elected or appointed non-employee members of the Board receive an initial grant of restricted stock units. In 2018, new non-employee directors joining the Board at a time other than an annual meeting received an initial award valued at an amount that was approximately $185,000 pro-rated for the number of days between the appointment or election date of the director and the anticipated date of the next annual meeting of stockholders. For example, had a non-employee director been appointed to the Board on December 11, 2018, the new director would have received an initial award of restricted stock units valued at approximately $82,110 ($185,000 pro-rated for 162 days, the number of days between the appointment and May 22, 2019, the date of the 2019 Annual Meeting of Stockholders). In 2018, a non-employee director joining the Board at an annual meeting received an initial award valued at approximately $185,000. Equity awards to non-employee directors vest in full on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder meeting.

Under the provisions of the Director Compensation Policy, in 2018, we awarded approximately $185,000 of restricted stock units, or 847 units, to each of the non-employee directors serving on the Board on the date of our 2018 annual meeting of stockholders.

All of our directors’ currently unvested restricted stock unit awards were issued under our current incentive plan, the 2013 Incentive Compensation Plan. Under the 2013 Incentive Compensation Plan, any unvested awards will immediately vest upon a change in control.

We pay all reasonable expenses incurred by directors for attending Board and committee meetings, for certain director continuing education programs and related expenses, and we maintain directors’ and officers’ liability insurance. We do not provide a retirement plan or perquisites for our non-employee directors. We have entered into indemnification agreements with each of our directors in addition to the indemnification that is provided for in our certificate of incorporation. These agreements, among other things, provide for the indemnification of expenses specified in the agreements, including attorneys’ fees, judgments, fines and settlement amounts, incurred by the directors in any action or proceeding arising out of their service as directors for us, any of our subsidiaries or any other entity to which the directors provide services at our request.

Stock Ownership Guidelines

Under the Director Compensation Policy, each non-employee director is required to own shares of our common stock (the “Ownership Requirement”) having a value (as described below) equal to the sum of five times the base annual retainer payable to each non-employee director.

For purposes of determining ownership, the following is included in determining whether a non-employee director has satisfied the Ownership Requirement:

•

Shares of our common stock owned individually, either directly or indirectly, including vested and unvested restricted stock, restricted stock unit awards, deferred stock unit awards or shares acquired upon exercise of stock options; and

•	Shares of our common stock owned jointly or separately by a spouse, domestic partner and/or minor children, directly or indirectly.

No other rights to acquire shares of our common stock (including stock options or similar rights) are considered shares of our common stock owned for purposes of meeting the Ownership Requirement under the Director Compensation Policy.

The value of a share of the Company’s common stock is calculated as of April 1st of each calendar year (a “Determination Date”) based on the average closing price of our common stock during the most recently completed fiscal quarter at the time of the calculation. Any subsequent change in the value of the shares of our common stock during that year does not affect the amount of stock a non-employee director should hold during that year pursuant to the Ownership Requirement. If the value of the shares of our common stock decreases during a particular year, each non-employee director has until the next Determination Date to acquire any additional shares needed to meet the Ownership Requirement.

A non-employee director has until the first Determination Date following the fifth anniversary of such non-employee director’s election or appointment to the Board or upon otherwise becoming a non-employee director of the Board to satisfy the Ownership Requirement.

In addition, in the event the annual retainer increases, each non-employee director has five years from the time of the increase to acquire any additional shares needed to satisfy the Ownership Requirement.

As of April 1, 2019, the most recent Determination Date under the stock ownership guidelines for non-employee directors, all non-employee directors that have reached their fifth anniversary have satisfied the Ownership Requirement.

Director Compensation Table

The following table sets forth the compensation paid to each individual who served as a non-employee member of our Board in 2018.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Unit Awards(2) ($)		All Other Compensation ($)	Total ($)
Richard C. Breon	127,500	185,010	(3)	—	312,510
Carol J. Burt(4)	70,000	—		—	70,000
Amy L. Compton-Phillips	79,500	185,010	(3)		264,510
H. James Dallas	111,000	185,010	(3)	—	296,010
Kevin F. Hickey	116,000	185,010	(3)	—	301,010
Bobby Jindal	59,000	88,464	(5)		147,464
Christian P. Michalik	328,000	185,010	(3)	—	513,010
Glenn D. Steele, Jr., M.D.	111,000	185,010	(3)	—	296,010
William L. Trubeck	129,500	185,010	(3)	—	314,510
Kathleen E. Walsh	88,500	185,010	(3)		88,500
Paul E. Weaver	137,000	185,010	(3)	—	322,010

(1)	The amounts included in this column represent the fees earned by each director in 2018.

(2)

The amounts included in the “Stock Unit Awards” column represent the full grant date fair value of restricted stock units granted to non-employee directors in 2018 calculated in accordance with FASB ASC Topic 718. These amounts reflect the accounting expense that we will recognize over the vesting term of these awards and do not correspond to the actual value that may be realized by the directors. For a discussion of valuation assumptions and methodologies, see Notes 2 and 15 to our 2018 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)

On May 23, 2018, the date of our 2018 annual meeting of stockholders, each incumbent non-employee director who was elected or re-elected was granted an annual equity award of 847 restricted stock units or deferred stock units with a value of approximately $185,000 based on the closing price on the date of grant. This annual equity award was granted under the 2013 Incentive Compensation Plan and will vest in full on the earlier of the date of the Annual Meeting and May 23, 2019; provided that any unvested restricted stock units will immediately vest upon a change in control.

(4)	Ms. Burt did not stand for re-election at the 2018 annual meeting of stockholders.

(5)

Upon his appointment to the Board in September 2018, Mr. Jindal was granted an award of 405 restricted stock units. This equity award was granted under the 2013 Incentive Compensation Plan and will vest in full on the earlier of the date of the Annual Meeting and September 21, 2019; provided that any unvested restricted stock units will immediately vest upon a change in control.

The following table sets forth certain information regarding unvested stock awards for each individual who served as a non-employee member of our Board in 2018.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Richard C. Breon	847	(2)	199,968
Carol J. Burt(3)	—		—
Amy L. Compton-Phillips	847	(2)	199,968
H. James Dallas	847	(2)	199,968
Kevin F. Hickey	847	(2)	199,968
Bobby Jindal	405	(4)	95,616
Christian P. Michalik	847	(2)	199,968
Glenn D. Steele, Jr., M.D.	847	(2)	199,968
William L. Trubeck	847	(2)	199,968
Kathleen E. Walsh	847	(2)	199,968
Paul E. Weaver	847	(2)	199,968

(1)	Value based on $236.09 per share, which was the closing price of our common stock on the NYSE on December 31, 2018.

(2)	These stock units will vest in full on the earlier of the date of the Annual Meeting and May 23, 2019; provided that any unvested restricted stock units will immediately vest upon a change in control.

(3)	Ms. Burt did not stand for re-election at the 2018 annual meeting of stockholders.

(4)

These stock units will vest in full on the earlier of the date of the Annual Meeting and September 21, 2019; provided that any unvested restricted stock units will immediately vest upon a change in control.

The following table sets forth the number of shares of restricted stock units that vested and the value realized upon vesting of such shares, or the number of stock options exercised and the value realized upon exercise of the stock options, for each individual who served as a non-employee director in 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Richard C. Breon	1,017	$222,143.31
Carol J. Burt(3)	5,040	$1,100,887.20
Amy L. Compton-Phillips	—	—
H. James Dallas	1,017	$222,143.31
Kevin F. Hickey	1,017	$222,143.31
Bobby Jindal	—	—
Christian P. Michalik	1,017	$222,143.31
Glenn D. Steele, Jr., M.D.	1,017	$222,143.31
William L. Trubeck	1,017	$222,143.31
Kathleen E. Walsh	—	—
Paul E. Weaver	1,017	$222,143.31

(1)

Represents the gross number of shares acquired upon vesting of shares of restricted stock and/or restricted stock units without taking into account any shares that may have been withheld to satisfy applicable tax obligations.

(2)

Represents the value of vested shares of restricted stock and/or restricted stock units calculated by multiplying the gross number of vested shares of restricted stock and/or restricted stock units by the closing price of our common stock on the NYSE on the vesting date.

(3)

Of this amount, Ms. Burt elected to defer deliver of 4,023 shares representing the full amount of the value realized on vesting. Ms. Burt did not stand for re-election at the 2018 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During all or part of 2018, Ms. Burt and Messrs. Breon, Dallas, Trubeck and Weaver served as members of the Compensation Committee. Ms. Burt served as chairperson until May 23, 2018, at which time Mr. Trubeck was appointment Chairperson and continues to serve as Chairperson. None of these directors served as an officer or employee of the Company or any of its subsidiaries before or at the time he or she served on the Compensation Committee or had any relationship during 2018 that would require disclosure under Item 404 of SEC Regulation S-K. During 2018, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity, one of whose executive officers served on our Board or Compensation Committee.

Communication with Directors

The Board has adopted procedures relating to communications sent to directors to ensure that such communications are properly managed. Stockholders and other interested parties may contact our Chairman, non-management members of our Board as a group, the full Board or any individual member of the Board, by writing to the following address:

[Name of Requested Recipient]

WellCare Health Plans, Inc.

8735 Henderson Road

Tampa, Florida 33634

Attn: Corporate Secretary

The communication should clearly identify the issue being raised, the name of the party initiating the communication and contact information for potential follow-up by the recipient.

In addition, our Board and AFRC Committee have established separate procedures for the receipt, retention and treatment of communications related to accounting, internal accounting controls or auditing matters. Both the Board and the AFRC Committee communication procedures are available on our website at www.wellcare.com. As described in more detail in the procedures as posted on our website, we generally will not forward to the directors certain types of materials, such as communications that are primarily commercial in nature, relate to an improper or irrelevant topic or request general information regarding WellCare.

Code of Conduct and Business Ethics

Our Board has adopted a Code of Conduct and Business Ethics (the “Code of Conduct”) designed to support the Company’s commitment to the highest standards of business ethics and legal compliance. The Code of Conduct applies to members of our Board, our officers and all of our associates. It addresses matters such as conflicts of interest, compliance with laws and regulations, responding to government audits and investigations, political activities, keeping accurate books and records, company opportunities and safeguarding company assets. It also includes our non-retaliation policy and provides associates with guidance on how to report suspected violations of the law or of the Code of Conduct. Reports may be made anonymously.

In support of the principles contained in our Code of Conduct and to further reinforce a culture of compliance, the Company maintains an associate training program to educate associates about the Code of Conduct, our policies and procedures, our non-retaliation policy and similar issues related to compliance.

Our Code of Conduct is available on our website at www.wellcare.com. We intend to disclose future amendments to, or waivers from, the provisions of the Code of Conduct, if any, made with respect to any of our directors and executive officers on our website.

Audit, Finance and Regulatory Compliance Committee Report

The role of the AFRC Committee is to assist the Board in the oversight of (i) the integrity of our financial statements; (ii) our compliance with legal, financial and regulatory requirements; (iii) the qualification and independence of our independent registered public accounting firm; (iv) the performance of our internal audit function, enterprise risk management function and independent registered public accounting firm; and (v) our financial matters. The AFRC Committee operates pursuant to a charter that is available on our website at www.wellcare.com and which sets forth the specific duties and responsibilities of the AFRC Committee. As set forth in the charter, the planning and conducting of the audit is the responsibility of the independent registered public accounting firm and the financial statements are the responsibility of our management. The AFRC Committee has the authority and responsibility for the retention and termination of our independent registered public accounting firm.

In performance of its oversight function, the AFRC Committee has reviewed and discussed the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 with management and Deloitte & Touche LLP, our independent registered public accounting firm. The AFRC Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board. The AFRC Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the AFRC Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

The members of the AFRC Committee are advised by the independent registered public accounting firm, an expert in the fields of accounting and auditing, including in respect of auditor independence. Members of the AFRC Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, management is solely responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Based upon the review and discussions described in this report, the AFRC Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC. In addition, the AFRC Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

The Audit, Finance and Regulatory Compliance Committee

Paul E. Weaver, Chairperson

Bobby Jindal

Christian P. Michalik

William L. Trubeck

Kathleen E. Walsh

Related Person Transactions

We have a written policy for reviewing transactions between us and our executive officers, directors and certain of their immediate family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. Under this policy, the NCG Committee must approve any transaction in which we participate that involves more than $120,000 and in which a related person has a direct or indirect material interest. However, related person transactions that involve executive compensation or compensation for the members of our Board must be approved by the Compensation Committee. Pursuant to our policy, we enter into a transaction with such related persons only if the transaction is on terms deemed comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is otherwise fair to us.

Executive Officers

The names and ages of the Company’s executive officers, and their positions, terms of office and business experience are listed below. All information is as of March 25, 2019. Officers serve at the discretion of the Board.

Name	Age	Title	Employed Since

Kenneth A. Burdick	60	Chief Executive Officer	2014
Andrew L. Asher	50	Executive Vice President and Chief Financial Officer	2014
Darren Ghanayem	49	Executive Vice President and Chief Information Officer	2016
Anat Hakim	50	Executive Vice President, General Counsel and Secretary	2016
Mark Leenay, M.D.	58	Executive Vice President and Chief Medical Officer	2016
Rhonda R. Mims	52	Executive Vice President and Chief Public Affairs Officer	2016
Kelly A. Munson	47	Executive Vice President, Medicaid	2006
Michael R. Polen	39	Executive Vice President, Medicare and Operations	2005
Michael P. Radu	51	Executive Vice President, Clinical Operations and Business Development	2015
Timothy N. Trodden	44	Executive Vice President and Chief Human Resources Officer	2017
Michael C. Yount	43	Executive Vice President, Chief of Staff and Chief Compliance Officer	2011

Kenneth A. Burdick has served as Chief Executive Officer since January 1, 2015. Mr. Burdick joined WellCare in January 2014 as President, National Health Plans, and was promoted to President and Chief Operating Officer in June 2014. Mr. Burdick previously served as the President and Chief Executive Officer of Blue Cross and Blue Shield of Minnesota, a non-profit health plan, from February 2012 to July 2012. From August 2010 to February 2012, Mr. Burdick served as Chief Executive Officer of the Medicaid and Behavioral Health (MHNet) businesses of Coventry Health Care, Inc., a health care services company. Prior to that, from October 1995 to May 2009, Mr. Burdick was with UnitedHealth Group, Inc., a diversified health and well-being company, serving in the following positions: from May 2008 to May 2009, he was the Chief Executive Officer of Secure Horizons, a Medicare business; from November 2006 to May 2008, he was the Chief Executive Officer of UnitedHealth’s Commercial Business; from April 2004 to November 2006, he was Chief Executive Officer of UnitedHealth’s Southwest Region and President of UnitedHealth Public Sector; and from January 2000 to April 2004 he was the Chief Executive Officer of UnitedHealthcare of Arizona, Inc. Prior to that, he was the head of the national underwriting organization for all lines of business and the general manager of the Central Texas operation. He received his Bachelor’s degree from Amherst College and his Juris Doctorate from University of Connecticut School of Law.

Please see Mr. Burdick’s biography under “Proposal 1: Election of Directors” for additional information.

Andrew L. Asher has served as Executive Vice President and Chief Financial Officer since October 2016. He joined WellCare in August 2014 as Senior Vice President and was appointed Senior Vice President and Chief Financial Officer in November 2014. He leads the Company’s financial activities, including financial and performance management, capital strategy and planning, actuarial, medical economics, internal controls, investment management, corporate development and investor relations. Prior to joining WellCare, Mr. Asher was the Chief Financial Officer of Aetna’s Local and Regional Businesses, a position he held since May 2013 when his former employer, Coventry Health Care, was acquired by Aetna. Mr. Asher was with Coventry for 15 years, most recently as Senior Vice President, Corporate Finance. During his tenure with Coventry, he had responsibility for financial planning and analysis, investor relations, mergers and acquisitions, capital markets, treasury, real estate and procurement. He started his career with Deloitte & Touche LLP where he spent five years as an auditor and accountant serving clients including managed care. Mr. Asher holds a Bachelor’s degree in accounting from the University of Florida and a Master’s degree in taxation from the University of Central Florida.

Darren Ghanayem has served as Executive Vice President and Chief Information Officer since September 2018. He joined WellCare in April 2016 as Senior Vice President, Chief Information Officer. He is responsible for further advancing WellCare’s technology capabilities to support the Company’s focus on growth and innovation opportunities. Prior to that, from July 2001 until April 2016, he served with Anthem, Inc., a publicly traded health benefits company in information technology roles, most recently since March 2015, as Vice President of Business Transformation. From August 2013 until March 2015, he served as their Vice President, Commercial Business Chief Information Officer. Prior to Anthem, from August 1999 to July 2001, he served as a Senior Project Director of Access Systems, LLC. He holds a Bachelor of Science in aerospace technology with a concentration in computer technology from Purdue University.

Anat Hakim has served as Executive Vice President, General Counsel and Secretary since September 2018. She joined WellCare in September 2016 as Senior Vice President, General Counsel and Secretary. She is responsible for leading the Company’s legal department. Prior to that, from August 2010 to September 2016, she served with Abbott Laboratories, most recently as Divisional Vice President, Associate General Counsel, Litigation, since January 2013. From August 2010 to December 2012, she served as Abbott’s Divisional Vice President, IP Litigation. From February 2002 to July 2010, she was a partner at Foley & Lardner LLP. From February 1998 to February 2002, she was an associate attorney at Foley & Lardner LLP. From August 1993 to November 1997, she was an associate attorney at Latham & Watkins. She holds a Juris Doctor from Harvard Law School and a Bachelor of Arts in political science from University of Wisconsin-Madison.

Mark Leenay, M.D., has served as Executive Vice President and Chief Medical Officer since September 2018. Form July 2017 to September 2018, he served as WellCare’s Senior Vice President and Chief Medical Officer. He is responsible for executing on the clinical vision for WellCare with a particular focus on population health management and delivering clinical value. He leads WellCare’s clinical strategy and policy to improve members’ health outcomes and clinical and system integration, while reducing overall healthcare costs. Prior to that, from August 2016 to July 2017, Dr. Leenay served as WellCare’s Chief Medical Director, Care Model. From February 2006 to August 2016, he served in various clinical capacities with United Healthcare Group, most recently from May 2014 to August 2016 as the Senior Vice President, Chief Medical Officer at Optum Global. In this role, he supported clinical solutions in the United States and abroad overseeing clinical programs ranging from wellness to complex condition management and integrated care. He also served from 2010 to May 2014 as OptumHealth’s Chief Medical Officer and Senior Vice President. Prior to that, from 2006 to 2010, Dr. Leenay served in various Medical Director roles, including as Chief Medical Officer for the Medicare and retirement business for UnitedHealthcare with accountability for clinical programs, medical payment policy and network relationships. Prior to joining UnitedHealthGroup, Dr. Leenay directed the palliative care division at the University of Minnesota, Fairview after 10 years of community-based clinical practice. Dr. Leenay is board certified in family medicine, geriatrics, and hospice and palliative care. Dr. Leenay earned a Bachelor’s degree in biology from Le Mayne College, a Master’s degree in educational psychology from the University of Pennsylvania, and a Doctor of Medicine degree from Thomas Jefferson University in Philadelphia. He completed his residency at Overlook Hospital, at the time, an affiliate of Columbia University.

Rhonda R. Mims has served as Executive Vice President and Chief Public Affairs Officer since September 2018. She joined WellCare in August 2016 as its Senior Vice President and Chief Public Affairs Officer. She is responsible for the development and implementation of the Company’s strategic communications, public policy and government affairs, corporate social responsibility, philanthropy, marketing, diversity and inclusion, employee volunteerism marketing and brand management. Prior to that, from April 2014 to August 2016, she served with Paul Hastings, LLP, a private law firm, as Managing Director, Corporate Social Responsibility, where she led the charitable giving, pro bono, diversity and environmental sustainability efforts. From May 2000 until April 2014, she served with ING U.S., in roles of increasing responsibility, and ultimately as Senior Vice President, Office of Corporate Responsibility, U.S. Chief Diversity Officer and President of the ING/Voya Financial Foundation. There, she was responsible for the company’s philanthropic efforts, community programming, environmental strategy and diversity efforts. She holds a Juris Doctor from the University of South Carolina School of Law and a Bachelor of Science in criminal justice from the University of South Carolina.

Kelly A. Munson has served as Executive Vice President, Medicaid, since October 2016 and leads WellCare’s Medicaid strategy. She has responsibility for WellCare’s operations in Arizona, Florida, Georgia, Hawaii, Illinois, Kentucky, Missouri, Nebraska, New Jersey, New York and South Carolina. From December 2014 to October 2016, she served as Senior Vice President, Division President and Product with responsibility for WellCare’s operations in Arkansas, Kentucky, Louisiana, Mississippi, Tennessee and Texas. From August 2014 to December 2014, Kelly was Region President for WellCare’s operations in Arkansas, California, Kentucky, Mississippi and Tennessee. From August 2013 to August 2014, she served as State President, Kentucky. From August 2012 to August 2013, she served as Chief Operating Officer of WellCare of Kentucky. Ms. Munson joined WellCare in 2006, serving in positions of increasing responsibility for WellCare’s Ohio health plan in the areas of operations and regulatory compliance. Before joining WellCare, she held operational positions with Old World Classics, HomeTown Health Network and Medical Mutual of Ohio. Munson graduated from Syracuse University with a Bachelor’s degree in dietetics and public health nutrition, and did graduate work in public administration at the University of Akron.

Michael R. Polen has served as Executive Vice President, Medicare and Operations, since October 2016. He is responsible for WellCare’s Medicare and ACO lines of business and oversees enterprise-wide operations, sales and marketing, and network organizations. Before assuming his current position, he served as Senior Vice President, Medicare and Operations from March 2016 to October 2016; Senior Vice President, Operations from September 2013 to March 2016; Vice President, Corporate Initiatives and Strategy from October 2012 to September 2013; and Vice President, Corporate Initiatives from January 2010 to October 2012. Mr. Polen joined WellCare in May 2005, serving in positions of increasing responsibility in the operations and finance departments. Prior to joining WellCare, Mr. Polen held roles with JP Morgan Chase as Assistant Vice President of Treasury and Security Services and as Assistant Treasurer of Balance and Liquidity Management. Mr. Polen earned a Bachelor’s degree in decision and information science from the University of Florida and a Master of Business Administration from the University of South Florida.

Michael P. Radu has served as WellCare’s Executive Vice President, Clinical Operations and Business Development since October 2016. He provides executive leadership over WellCare’s clinical services operations including utilization management, care management, quality and pharmacy along with business development. He is responsible for delivering operational excellence in support of effective and efficient coordination of care to best meet member needs and for helping to drive the Company’s strategic growth efforts. He joined WellCare in August 2015 as its Senior Vice President, Clinical Operations and Business Development. He provides executive leadership over our Clinical Services Operations (CSO), including pharmacy and business development. Prior to joining WellCare, from July 2013 until March 2015, Mr. Radu was Chief Executive Officer for HealthEssentials, LLC, a privately held health care organization providing post-acute care to the frail elderly population. In that role, Mr. Radu was responsible for the profits and losses of the company and led all departments through eight direct reports including finance, human resources, information technology, business development, operations and clinical. From September 1997 to July 2013, Mr. Radu was with UnitedHealth Group Incorporated, a publicly held health care company, most recently as Chief Operating Officer, Collaborative Care, Optum. He was responsible for profits and losses for all markets and led development and management of corporate medical functions such as practice management operations, sales/marketing, network development, medical management, quality, and new market development and oversaw all other functions such as information technology, finance, human resources and product development. Prior to that role, Mr. Radu served as President, Southeast Region, for UnitedHealth Group, where he led Medicaid, CHIP and Medicare dual eligible health plans in six states. Mr. Radu earned a Bachelor’s degree in psychology at the University of California, Los Angeles and a Master of Business Administration from the University of Southern California.

Timothy N. Trodden has served as Executive Vice President and Chief Human Resources Officer since September 2018. He joined WellCare in January 2017 as its Senior Vice President and Chief Human Resources Officer. He is responsible for creating and driving an overarching people strategy that supports WellCare’s enterprise-wide priorities. Prior to that, from January 2001 to January 2017, he served in human resources roles of increasing responsibility for Johnson & Johnson and units of Johnson & Johnson, most recently as Head of Human Resources Corporate Enterprise Functions, where he led the overall human resource and talent strategy for all corporate functions. He holds a Master’s degree in human resource management from State University of New Jersey, Rutgers, and a Bachelor of Arts degree from Seton Hall University. He also participated in the executive development program from University of Pennsylvania, The Wharton School.

Michael C. Yount has served as Executive Vice President, Chief of Staff and Chief Compliance Officer since September 2018. From April 2014 to September 2018, he served as Senior Vice President and Chief Compliance Officer. He leads and directs the Company’s corporate compliance and ethics program, and oversees the Company’s compliance with the laws and regulatory requirements applicable to the company and all of its divisions, subsidiaries and affiliates. He reports to the Chief Executive Officer and the AFRC Committee of the Board. Mr. Yount joined WellCare in April 2011 as Vice President, Regulatory Compliance Counsel. Prior to joining WellCare, he spent nine years with Rite Aid Corporation, first as Government Affairs Attorney from June 2002 to May 2006, then as Director, Government Affairs from May 2006 to December 2006, and ultimately as Vice President, Regulatory Law & Compliance Monitoring and Privacy Officer from January 2007 to April 2011. Prior to joining Rite Aid, he was an attorney with the Illinois Department of Professional Regulation. Mr. Yount holds a Bachelor of Science Degree in pharmacy and a Juris Doctorate, both from Ohio Northern University. He is admitted to the bars in Illinois and New Jersey and is a registered pharmacist in Illinois and Ohio.

Executive Compensation

Compensation Discussion and Analysis

This section of the proxy statement explains our executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables following this discussion:

•	Kenneth A. Burdick, Chief Executive Officer;
•	Andrew L. Asher, Executive Vice President and Chief Financial Officer;
•	Kelly A. Munson, Executive Vice President, Medicaid;
•	Michael R. Polen, Executive Vice President, Medicare and Operations; and
•	Anat Hakim, Executive Vice President, General Counsel and Secretary

Executive Summary

Who We Are

We are a leading managed care company, focusing on providing government-sponsored managed care services to families, children, seniors and individuals with complex medical needs, primarily through Medicaid, Medicare Advantage (“MA”) and Medicare Prescription Drug Plans (“PDPs”) as well as individuals in the Health Insurance Marketplace. We are the 4th largest Medicaid company in the U.S. with 4.0 million members in 12 states; the 6th largest MA company in the U.S. with 567,000 members in 22 states; and the 4th largest PDP company in the U.S. with 1.6 million members nationwide. Under the leadership of our management team, we are creating a culture of accountability with a focus on disciplined execution.

We delivered another year of outstanding performance in 2018. Key highlights include:

•	Our membership increased to 5.5 million members in 2018, or approximately 27%, compared with 2017.

•	Our total revenue increased to $20.4 billion in 2018, or approximately 20%, compared with 2017.

•	Our net income increased to $440 million in 2018, or approximately 18%, compared with 2017.

•

In March 2018, we were awarded a new and expanded managed Medicaid contract in Arizona to coordinate the provision of physical and behavioral services in the Central and North geographic service areas.

•

In April 2018, we were awarded new and expanded managed Medicaid contracts in Florida to provide managed care services to Medicaid-eligible beneficiaries, including Managed Medical Assistance and Long-Term Care in 10 of 11 regions and Serious Mental Illness Specialty Plan services statewide.

•	In July 2018, we were awarded a new Children’s Medical Services contract in Florida to provide statewide managed care services to children with medically complex conditions.

•	In September 2018, we acquired Meridian Health Plan of Michigan Inc., Meridian Health Plan of Illinois, Inc., and MeridianRx, a pharmacy benefit manager.

•	In November 2018, we acquired Aetna Inc.’s entire standalone Medicare Part D prescription drug plan membership.

•

For plan year 2019, we achieved an overall star rating of 4.5 for our Houston MA contract and a star rating of 4.0 for each of our Florida, New York/Maine and California MA contracts. Five of our other MA contracts achieved an overall star rating of 3.5 and none of our MA contracts have an overall star rating below 3.0. We achieved a 0.5 star rating increase for seven of our plans, we achieved our first-ever 4.5 star rated plan and it is the first time we have no plans with an overall star rating below 3.0 stars.

Overview of Executive Compensation Plan

Our executive compensation program is designed to motivate, retain and attract highly qualified executive officers, maintain a strong link between pay and the achievement of enterprise-wide goals, align the economic interests of our executive officers with those of our stockholders, reward performance and foster an environment that reflects leadership, initiative, execution, accountability and compliance with our ethical, regulatory and contractual requirements. It is also intended to be competitive with the market practices of a peer group and other companies with which we compete for talent and reflect our pay-for-performance philosophy by placing a significant majority of the compensation of our executive officers “at risk” in the form of variable pay elements tied to financial, operating and health care quality performance goals and to our stock price.

Each year, the Compensation Committee reviews all compensation elements together to balance both long-term and short-term objectives and to motivate our named executive officers to attain those objectives. Annual cash incentives for our named executive officers in 2018 were based upon an adjusted earnings per diluted share goal (which is defined in “2018 Short-Term Incentive Program Payout Determination—Corporate Goal Component” below), a scorecard of operating and health care quality metrics and personal performance. Long-term performance-based equity awards granted in 2018, representing 75% of each named executive officer’s long-term incentive opportunity, will vest, if at all, based upon achieving an adjusted net income margin goal (which is defined in “2018 Long-Term Incentive Programs Awards” below), quality results and total stockholder return relative to that of the companies in the S&P Health Care Services Select Industry Index, each over a three-year performance period. Our named executive officers were also granted time-based awards of restricted stock units (the “RSU Awards”), representing 25% of each named executive officer’s long-term incentive opportunity, with a three-year service-based vesting period to retain these key executives, provide compensation at levels that are competitive with the market, and create an additional immediate alignment with stockholder interests. The Compensation Committee believes that this mix between short-term and long-term incentives and financial and non-financial metrics balance near-term operational performance with longer-term strategic goals and gives the named executive officers a considerable stake in delivering stockholder value over the long-term.

Achievement of 2018 Short-Term Incentive Award Goals

Our 2018 short-term incentive program for our named executive officers consisted of a corporate goals component (70% of an executive’s opportunity) and a personal performance component (30% of an executive’s opportunity). The financial measure, which counted for 70% of the corporate goals component, was adjusted earnings per diluted share. Target performance for this goal was $9.68 and we achieved $11.03. Various operating and health care quality measures made up the remaining 30% of the corporate goals component. Based on an assessment of our operating and health care quality measure results, which was determined to be achieved at 110% of target level performance by the Compensation Committee, and taking into consideration the weighting of each component, the Compensation Committee determined that we achieved 151.7% of target level performance for the corporate goals component under the 2018 short-term incentive program.

Achievement of Long-Term Performance-Based Incentive Award Goals During 2018

Performance stock unit awards (the “PSU Awards”) that were granted in 2016 cliff-vested in March 2019 based on the achievement of performance measures for the three-year performance period ending December 31, 2018. PSU Awards were earned based on our relative total stockholder return compared to the companies included in the S&P Health Care Services Select Industry Index (the “PSU-TSR Awards”), the achievement of an adjusted net income margin goal (the “PSU-NI Awards”) and improvements in our quality performance (the “PSU-QUAL Awards”).

•

Our relative total stockholder return for the three-year performance period ranked in the 97th percentile, which exceeded the maximum performance level for this goal of ranking in the 90th percentile, and resulted in vesting and a payout under the PSU-TSR Awards of 200% of target level.

•

Our adjusted net income margin for 2018 was 2.6%, which exceeded the maximum performance level for this goal of 2.1%, and resulted in vesting and a payout under the PSU-NI Awards of 200% of target level.

•

Our Medicare STAR scores for during the three-year performance period showed significant improvement and our performance with regard to Medicaid HEDIS measures, quality health plan rankings compared to market competitors, accreditation status, quality-related withholds earned, interruptions in auto assignment of members and sanctions issued was generally above the performance of our market competitors. Based on these performance results, the vesting and payout under the PSU-QUAL Awards was 163.5% of target level.

Executive Compensation Practices

We endeavor to maintain strong governance standards in the oversight of our executive compensation programs, including the following practices that were in effect during 2018:

Pay tied to performance	Reflecting the Compensation Committee’s philosophy of pay-for-performance, a majority of our named executive officers’ compensation is performance-based and at risk.

Rigorous performance metrics	The Compensation Committee annually sets performance targets that it believes are challenging but attainable for our short-term and long-term incentive programs.

Double-trigger for change in control benefits	Our executive severance plan and equity award agreements include double-trigger change in control severance provisions.

Annual compensation risk assessment	The Compensation Committee conducts an annual risk assessment of our compensation program.

Misconduct-based clawback policies	We include misconduct-based recoupment or “clawback” provisions in all cash and equity-based incentive awards issued to our named executive officers.

Meaningful stock ownership requirements	We require our named executive officers to hold a substantial amount of Company stock.

Independent compensation consultant	The Compensation Committee has directly retained an independent compensation consultant that only performs services for the Compensation Committee.

Benchmark compensation practices

We benchmark executive compensation against the compensation practices of a selected group of companies that we consider to be our peers and market pay data from published surveys of a broader group of companies, and use the median of market data as a reference point when making decisions regarding target compensation levels for our named executive officers.

Annual Say-on-Pay votes	We conduct annual advisory stockholder votes to approve the Company’s executive compensation.

Formal annual review process for CEO	We have a formal annual review process for the Chief Executive Officer’s performance, co-led by the Chairpersons of the Compensation Committee and the NCG Committee.

No hedging or pledging Company stock	Our policies prohibit trading in call or put options involving our securities, engaging in short sales of our securities and pledging our securities to secure loans.

No change in control excise tax gross-ups	We do not provide for any change in control excise tax gross-up payments.

No employment agreements

We do not provide employment agreements to our named executive officers, and, therefore, there is no contractual or guaranteed entitlement to a specified level of base salary, annual bonus or long-term incentive compensation.

No excessive inducement grants

We use sign-on equity awards only to replace awards forfeited from a prior employer. Our practice is for new executives to participate in the cycle of incentive awards related to the year in which they are hired.

No pension plans	We do not provide pension plans (supplemental or otherwise) for any of our named executive officers.

No perquisites to former executives	We do not provide any perquisites to former and/or retired executives, such as lifetime benefits, car allowances, personal use of corporate aircraft, or similar arrangements.

No re-pricings without stockholder approval	Our 2013 Incentive Compensation Plan prohibits an equity exchange, cash buy-out or re-pricing program without first obtaining stockholder approval for such a program.

How We Make Decisions

The Compensation Committee believes that executive compensation opportunities should align with and enhance long-term stockholder value. We believe that this core philosophy is embedded in all aspects of our executive compensation program and is reflected in our guiding principles, as described below. We believe that the application of these principles enables us to create a meaningful link between compensation outcomes and long-term, sustainable growth for our stockholders. Our Compensation Committee uses the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

Offer Competitive Compensation

We offer an executive compensation program that is competitive and that helps us motivate, retain and attract highly qualified executive officers. We benchmark executive compensation against the compensation practices of a selected group of companies that we consider to be our peers and market pay data from published surveys of a broader group of companies, and use the median of market data as a reference point when making decisions regarding target compensation levels for our named executive officers.

Pay-for-Performance

We grant performance-based incentive awards with pre-established short-term and long-term goals designed to align individuals’ rewards with Company performance. A substantial portion of the total target compensation of our named executive officers (67% in 2018) is earned based on achievement of enterprise-wide goals that affect stockholder value.

Reward Long-Term Growth and Stockholder Value Creation

Compensation of our named executive officers is generally heavily weighted toward equity and long-term performance awards with metrics that we believe are aligned with our long-term strategic goals. These awards encourage sustained performance and positive stockholder returns.

Standard Benefits and Very Limited Perquisites	We provide standard employee benefits and very limited perquisites to our named executive officers. We generally do not have any “executive-only” benefits.

Stockholder Feedback

We value the feedback provided by our stockholders and have discussions with them on an ongoing basis regarding various corporate governance topics, including executive compensation. Stockholders are also provided the opportunity to cast an annual advisory vote on executive compensation. At our 2018 annual meeting of stockholders, stockholders indicated their overwhelming support for the compensation of our named executive officers, with approximately 98% of the votes cast supporting our “Say-on-Pay” proposal. The following graph summarizes our “Say-on-Pay” results during the past five years.

Stockholders Who Approved the Compensation

of Our Named Executive Officers

The Compensation Committee believes these levels of stockholder votes indicate strong support for the Company’s executive compensation program and continued the philosophy, principles and basic framework utilized in 2017 for 2018.

Elements of Our Executive Compensation Program

Our Compensation Committee believes that the following elements of our executive compensation program further our compensation program principles.

Element	Objectives	Type

Base Salary	Provides competitive level of fixed compensation. Rewards core competence relative to level of responsibility, experience and contribution.	Annual compensation, not variable

Short-Term Incentives

Provides variable compensation opportunity for short-term performance. Rewards based on the achievement of tangible financial results and the achievement of operating and health care quality goals that are the basis for achieving longer-term strategic goals.

Annual performance compensation, variable

Long-Term Incentives

Provides variable compensation opportunity for long-term performance and retention. Rewards based on the achievement of tangible financial results, health care quality and relative stockholder return over a multi-year period. Aligns executive compensation with creation of stockholder value.

Long-term performance compensation, variable

Employee Benefits	Includes medical, dental, disability, retirement, relocation and severance plans. Provides competitive and cost-effective benefits that promote a healthy workforce.	Annual indirect compensation, not variable

The Compensation Committee views all of the compensation elements together to set each named executive officer’s total compensation each year. In addition, the Compensation Committee seeks to balance the compensation elements to motivate each named executive officer to achieve both long-term and short-term objectives. For our named executive officers, this balance is typically attained by relying more heavily on long-term equity-based awards, as we believe this element has the strongest alignment to the achievement of stockholder value over the long term.

The following chart illustrates the compensation elements for Mr. Burdick, our Chief Executive Officer, and for the other named executive officers as a group for 2018. This chart assists in demonstrating our compensation philosophy that a significant majority of each named executive officer’s compensation be at-risk, tied to performance (both short-term and long-term) and mostly composed of equity.

2018 Target Compensation Components

Role of the Board, Compensation Committee and Chief Executive Officer

Our executive compensation program is administered and overseen by our Compensation Committee, consisting entirely of independent directors, with assistance from management and an independent compensation consultant selected and retained by the Compensation Committee. Generally, compensation amounts are determined by analyzing, among other things, compensation data collected from the publicly disclosed proxy materials of a selected group of companies (the “Peer Group”) and market pay data from published surveys of a broader group of companies (the “Survey Group”), the executive’s qualifications and experience, the executive’s scope of responsibility within the Company, internal equity (in this context, meaning striving to ensure that our executives with similar levels of responsibility, experience and historical performance are rewarded comparably) and the individual’s historical performance.

Chief Executive Officer Compensation

On behalf of the Board, the Chairs of the Compensation Committee and NCG Committee co-lead an annual performance review of our Chief Executive Officer. The review includes personal interviews with members of the Board and a review of the Chief Executive Officer’s self-assessment. The results of this performance evaluation provide a qualitative assessment of the Chief Executive Officer’s performance during the year. Based on this evaluation, market data and input from its independent consultant, the Compensation Committee will make a recommendation regarding the compensation levels of the Chief Executive Officer to the independent members of the Board for approval.

Named Executive Officers Other Than the Chief Executive Officer

The Chief Executive Officer performs an annual performance review of the named executive officers who report directly to him and makes recommendations regarding the compensation levels for these executive officers to the Compensation Committee. Based on the Chief Executive Officer’s performance evaluations of the named executive officers, the Chief Executive Officer’s recommendations regarding compensation levels for these executive officers, market data and input from its independent consultant, the Compensation Committee approves the compensation levels for these named executive officers.

The Compensation Committee’s Use of an Independent Compensation Consultant

The Compensation Committee retains an independent compensation consultant, FW Cook, to advise the Compensation Committee on executive and director compensation matters, assess total compensation program levels and program elements for executive officers and evaluate competitive compensation trends. FW Cook reports directly to the Compensation Committee. The types of services performed by FW Cook during 2018 included reviewing the Company’s peer group, advising on the design of short-term and long-term incentive programs, providing data regarding prevalent compensation practices and levels of pay for directors and executives, commenting on compensation-related disclosures, and conducting a compensation risk assessment. A representative of FW Cook generally attends meetings of the Compensation Committee, is available to participate in executive sessions when invited, and communicates directly with the Compensation Committee’s Chairperson and its other members outside of meetings.

FW Cook does not provide any other services to the Company and does not perform any work for management. The Compensation Committee has assessed the independence of FW Cook, specifically considering, in accordance with SEC and NYSE rules, whether FW Cook had any relationships with the Company, our officers or our Board members that would impair its independence. Based on this evaluation, the Compensation Committee concluded that FW Cook’s work for the Compensation Committee did not raise any conflict of interest.

Competitive Positioning

For benchmarking purposes in assessing and reviewing compensation levels for our executive officers, including our named executive officers, the Compensation Committee utilized Peer Group data and Survey Group data. The Compensation Committee’s goal is to achieve target total compensation for each named executive officer that generally targets within +/- 15% of the median of the Peer Group and/or Survey Group data used for that named executive officer. The Compensation Committee believes this approach is appropriate due to the Company’s size, complexity and the design of the compensation program, which calibrates realized compensation to the Company’s internal and relative performance over a multi-year period. The following is a brief summary of the processes followed by the Compensation Committee to select competitive compensation benchmark data and how the Compensation Committee uses that data.

Selecting a Peer Group

At the request of the Compensation Committee, FW Cook conducts an annual review of the Company’s Peer Group for purposes of executive officer compensation benchmarking. The annual review is intended to ensure that competitive compensation data considered by the Compensation Committee is an accurate reflection of the external labor market for senior talent and sourced from companies whose scope of operations were generally consistent with the Company’s size and complexity. One company that was included in the 2017 Peer Group, Universal American Corp., was removed because it had been acquired by us in April 2017. Two companies, Envision Healthcare Corporation and LifePoint Health, Inc., were added for the 2018 Peer Group. This resulted in a 17-company Peer Group for 2018 consisting of the following companies:

•  Centene Corporation

•  Cigna Corporation

•  Community Health Systems, Inc.

•  CNO Financial Group, Inc.

•  DaVita Inc.

•  Envision Healthcare Corporation*

•  Humana Inc.

•  Kindred Healthcare, Inc.

•  Laboratory Corporation of America Holdings

•  LifePoint Health, Inc.*

•  Magellan Health Services, Inc.

•  Molina Healthcare, Inc.

•  Quest Diagnostics Incorporated

•  Tenet Healthcare Corporation

•  Triple-S Management Corporation

•  Universal Health Services, Inc.

•  Unum Group

*	Denotes a company added to the 2018 Peer Group.

As compared to the 2018 Peer Group, we are between the median and 75th percentile in terms of revenue, below median in terms of net income and near median in terms of market capitalization, which we believe to be balanced and reasonable compared to how our peers position themselves against their own peers. The following chart summarizes these measures.

Percentile Rank	Revenue(1)	Net Income(1)	Market Capitalization(2)
75th Percentile	$18.5 Billion	$796 Million	$14.2 Billion
50th Percentile	$10.1 Billion	$399 Million	$6.5 Billion
25th Percentile	$7.1 Billion	$18 Million	$1.8 Billion
WellCare	$15.4 Billion	$255 Million	$7.7 Billion

(1)	Based on most recently disclosed trailing four quarters ended June 30, 2017. Net income is defined for this purpose as net income before extraordinary items and discontinued operations.

(2)	As of August 6, 2017.

Survey Group Data

In addition to Peer Group data, the Compensation Committee uses Survey Group data provided by FW Cook from the Towers Watson 2018 CDB General Industry Executive Compensation Survey, the Aon Hewitt 2018 Executive Compensation Survey and the Mercer 2018 IHN Health Plan Executives Survey. The data from these surveys was scaled to our size by FW Cook based on revenues or corresponding revenue ranges as provided by the various surveys. While the Compensation Committee reviewed and considered the data provided by these surveys, it did not consider or review the compensation paid to executives at the component companies included within such surveys.

How the Compensation Committee Uses Peer Group and Survey Group Data

In setting compensation levels, the Compensation Committee compares base salaries, short-term incentive opportunities and long-term incentive opportunities for our executive officers to the Peer Group data and Survey

Group data, which are collectively referred to as “market data.” The Compensation Committee recognizes that there are inherent limitations on the comparability and usefulness of the market data, including time lags, differences in scope of responsibilities, geographic differences and other factors. While the Compensation Committee believes such comparative information is useful and, as discussed above, generally seeks to set target total compensation for each named executive officer within +/- 15% of the Peer Group and/or Survey Group data median, such information is intended solely to serve as reference points to assist the Compensation Committee in its discussions and deliberations. Each executive officer’s compensation was determined after considering the market data of comparable positions, the executive’s qualifications and experience, the executive’s scope of responsibility within the Company, internal equity (in this context, used to mean striving to ensure that our executives with similar levels of responsibility, experience and historical performance are rewarded comparably) and the individual’s historical performance. The compensation of our Chief Executive Officer and Chief Financial Officer is benchmarked against Peer Group data and Survey Group data, while the compensation of our other executive officers is benchmarked against Survey Group data for comparable roles.

2018 Target Compensation Levels and Components

The table below summarizes the 2018 target compensation level for each named executive officer. See “Competitive Positioning – How the Compensation Committee Uses Peer Group and Survey Group Data” above for a description of the methodology used by the Compensation Committee for determining each named executive officer’s target compensation level.

	2018 Target Compensation Components
Executive	Base Salary(1)	Short-Term Incentive Target	Long-Term Incentive Target	2018 Total Target Compensation
Kenneth A. Burdick	$1,300,000	$1,950,000	$8,500,000	$11,750,000
Andrew L. Asher	$665,000	$665,000	$1,662,500	$2,992,500
Kelly A. Munson	$550,000	$550,000	$1,210,000	$2,310,000
Michael R. Polen	$550,000	$550,000	$1,210,000	$2,310,000
Anat Hakim	$525,000	$367,500	$918,750	$1,811,250

(1)

Base salary was adjusted effective February 18, 2018. Amounts will be different than the base salary reported in the Summary Compensation Table below, which discloses the amount of base salary paid to the named executive officer during 2018.

2018 Compensation Adjustments

In connection with our 2018 annual performance and compensation review process, the Compensation Committee approved certain compensation adjustments for our named executive officers in February 2018. The following compensation adjustments are reflected in the target compensation table above.

•

Mr. Burdick’s base salary was increased from $1,200,000 to $1,300,000. Mr. Burdick’s short-term incentive target, expressed as a percentage of base salary, of 150% was not adjusted, but was applied to his new base salary, resulting in a short-term incentive target of $1,950,000. Mr. Burdick’s long-term incentive target, expressed as a percentage of base salary, was increased from 583% to 654%, resulting in a long-term incentive target of $8,500,000. These increases were implemented to bring Mr. Burdick’s compensation closer to the median of chief executive officer market data and in recognition of his leadership in outperforming pre-established financial metrics for adjusted earnings per diluted share, adjusted net income, adjusted net income margin and return on equity, strong performance improvement in Medicare and Medicaid quality measures, the successful launch of new business opportunities and the integration of three significant acquisitions. In addition, Mr. Burdick established the framework for a five-year growth strategy, further strengthened the organization’s technology, clinical and operational platforms, instilled a corporate culture of respect, compliance, high expectations and accountability, and continued to build and develop a strong management team at all levels of the organization.

•

Mr. Asher’s base salary was increased from $640,000 to $665,000. Mr. Asher’s short-term incentive target, expressed as a percentage of base salary, of 100% was not adjusted, but was applied to his new base salary, resulting in a short-term incentive target of $665,000. Mr. Asher’s long-term incentive target, expressed as a percentage of base salary, was increased from 200% to 250%, resulting in a long-term incentive target of $1,662,500. These increases were implemented to bring Mr. Asher’s compensation closer to the median of chief financial officer market data and in recognition of his leadership in championing our core values and holding himself and our leaders accountable to achieve financial commitments, including profitability and acquisition synergies.

•

Ms. Munson’s base salary was increased from $475,000 to $550,000. Ms. Munson’s short-term incentive target, expressed as a percentage of base salary, of 100% was not adjusted, but was applied to her new base salary, resulting in a short-term incentive target of $550,000. Ms. Munson’s long-term incentive target, expressed as a percentage of base salary, was increased from 140% to 220%, resulting in a long-term incentive target of $1,210,000. These increases were implemented to better align Ms. Munson’s compensation with the median of market data for comparable positions and in recognition of her contributions toward driving exceptional financial results, strong organic growth, building a multi-year strategy and strengthening core capabilities for our Medicaid business.

•

Mr. Polen’s base salary was increased from $475,000 to $550,000. Mr. Polen’s short-term incentive target, expressed as a percentage of base salary, of 100% was not adjusted, but was applied to his new base salary, resulting in a short-term incentive target of $550,000. Mr. Polen’s long-term incentive target, expressed as a percentage of base salary, was increased from 140% to 220%, resulting in a long-term incentive target of $1,210,000. These increases were implemented to better align Mr. Polen’s compensation with the median of market data for comparable positions and in recognition of his leadership overseeing our Medicare business and driving improvements in network performance, encounter processing, payment integrity and member satisfaction.

•

Ms. Hakim’s base salary was increased from $475,000 to $525,000. Ms. Hakim’s short-term incentive target, expressed as a percentage of base salary, was increased from 65% to 70%, resulting in a short-term incentive target of $367,500. Ms. Hakim’s long-term incentive target, expressed as a percentage of base salary, was increased from 120% to 175%, resulting in a long-term incentive target of $918,750. These increases were implemented to better align Ms. Hakim’s compensation with the median of market data for comparable positions and in recognition of her leadership in favorably resolving certain outstanding litigation matters, implementing multiple process improvements both within the Legal department and cross-functionally and enhancing corporate governance practices.

2018 Short-Term Incentive Program Payout Determination

As a component of total compensation, the Compensation Committee grants short-term incentive awards with the intention of driving the achievement of the Company’s key goals and initiatives and rewarding individuals based on their contributions to those results. Short-term incentive awards are based on each executive’s pre-established short-term incentive target, subject to continued employment and the achievement of performance goals, limited to a maximum payout of 200% of target, and payable in cash. In addition, due to the direct and indirect impact a serious health care compliance issue can have on a company, compliance with the Company’s ethical, regulatory and contractual requirements is a threshold to any payout under the program.

Our 2018 short-term incentive program for our executive officers consists of a corporate goals component and a personal performance component. 70% of an executive officer’s short-term incentive target is based on the achievement of corporate goals, and 30% is based on the executive officer’s personal performance. The corporate goals component is further divided into a financial component, which is weighted 70% of the corporate goals component, and an operating and health care quality component, which is weighted 30%.

Corporate Goal Component

For the financial goal component, the Compensation Committee determined to use adjusted reported earnings per diluted share (as defined below) and established threshold, target and maximum levels of performance for that goal which correspond with business plan goals set during our annual business planning process. Our annual business plan was developed based on our business environment and incorporates initiatives and investments during the year that will have a near-term as well as longer-term impact on our business. The following table sets forth the threshold, target and maximum levels of performance established for the 2018 financial component goal, as well as the actual 2018 performance result.

Financial Component Performance Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Result	Percent of Target
Adjusted Earnings Per Diluted Share(1)	$8.71	$9.68	$11.62	$11.03	169.6	%(2)

(1)

Adjusted reported earnings per diluted share is equal to earnings per diluted share adjusted for the effect of certain expenses, and as appropriate, the related tax effect, related to previously disclosed government investigations and related litigation and resolution costs, amortization expense associated with acquisitions and certain one-time transaction and integration costs related to the acquisitions of Universal American, Meridian and Aetna Part D business.

(2)	Performance between threshold and target, or target and maximum performance levels was interpolated on a straight-line basis.

For the operating and health care quality goal component, the Compensation Committee determined to use a scorecard of operating and health care quality performance measures, including improvement in Healthcare Effectiveness Data and Information Set (“HEDIS”) measures, provider satisfaction, member satisfaction and new business and acquisition integration. The Compensation Committee established a target level of performance for each operating and health care quality performance measure that represents a meaningful improvement above our 2017 performance. The Compensation Committee considers these performance measures important to longer-term financial success and customer satisfaction that might not be immediately reflected in annual financial results. The measures within the operating and health care quality goal component are not individually weighted, but were considered together by the Compensation Committee based on a holistic assessment of the Company’s performance against the targets in determining the overall achievement of this goal. The following table sets forth the target levels of performance established for the 2018 operating and health care quality measures, as well as the actual 2018 performance results.

Operating and Health Care Quality Component Performance Measures	Target	Actual Results

Medicare and Pharmacy HEDIS Measure Improvement	0.13	0.25

Medicaid HEDIS Measure Improvement	0.08	0.29

Medicare and Medicaid Provider Satisfaction	78%	75.9%

Medicare Member Satisfaction	58%	55.2%

Medicaid Member Satisfaction	29	25

New Business and Acquisition Integration	Achieving target synergies and goals	Above target

Based on the results of operating and health care quality goals summarized above, the Compensation Committee determined that we achieved 110% of target level performance for these goals. In making the determination, the Compensation Committee took into consideration that the targets were stretch goals based on industry and/or market competitor performance benchmark data.

After consideration of the results of the financial component and the operating and health care quality goals component, and the weighting of each component in accordance with the 2018 short-term incentive program as described above, the Compensation Committee determined that we achieved 151.7% of target level performance for the corporate goal component under the 2018 short-term incentive program.

Personal Goal Component

For the personal goals component, the Compensation Committee evaluates each executive officer’s personal performance. In determining each executive officer’s personal performance, the Compensation Committee took into account a qualitative assessment of each executive officer’s individual performance and accomplishments during the year. Individual factors considered were as follows:

•

The Compensation Committee believes that the overall performance of the Company in 2018 was reflective of Mr. Burdick’s individual performance as Chief Executive Officer, and is a result of his leadership in increasing the Company’s stock price and shareholder value, outperforming pre-established financial goals for net income, earnings per share and total shareholder return, progress in the areas of new business development, integration, strategy and innovation across all business segments, and the continuing improvement in the quality of the Company’s associates at all levels and instilling a reinforcing culture that incorporates best practices, inclusion and leadership development.

•

Mr. Asher’s individual performance considerations included his overall performance in driving strong revenue and earnings per share growth, negotiating and structuring the acquisitions of Meridian Health Plans and Aetna’s standalone Part D prescription drug membership, outstanding execution with respect to the successful equity and debt offerings to finance the Meridian acquisition, and leadership in enhancing forecasting and business planning processes.

•

Ms. Munson’s individual performance considerations included her leadership in driving strong financial results from our Medicaid business, improving operational consistency and execution across local markets, and winning rebids in Florida, Hawaii and Arizona.

•

Mr. Polen’s individual performance considerations included his leadership in driving strong financial results from our Medicare business, executing on geographic and product expansions, driving improvements in encounter processing, provider engagement and member satisfaction, and exceeding quality and affordability initiative goals.

•

Ms. Hakim’s individual performance considerations included her leadership in supporting the Board, advancing provider contracting initiatives, implementing a new local market support model, resolving various litigation matters on favorable terms, and providing key strategic legal counsel with respect to the acquisitions of Meridian Health Plans and Aetna’s standalone Part D prescription drug business.

Overall Payout Determination

After taking into consideration the achievement of the corporate goals and each executive’s individual performance and accomplishments, the Compensation Committee determined the 2018 short-term incentive award payouts for the named executive officers as set forth in the following table.

Executive	Short-Term Incentive Target	Amount Earned	Percent of Target
Kenneth A. Burdick	$1,950,000	$2,870,000	147%
Andrew L. Asher	$665,000	$1,025,000	154%
Kelly A. Munson	$550,000	$845,000	154%
Michael R. Polen	$550,000	$820,000	149%
Anat Hakim	$367,500	$535,000	146%

Payout Determinations of 2016-2018 Cycle PSU Awards Granted in 2016

PSU Awards that were granted in 2016 cliff-vested on March 1, 2019, based on the achievement of performance measures for the three-year performance period ending December 31, 2018. As summarized below, PSU Awards were earned based on our relative total stockholder return compared to the companies included in the S&P Health Care Services Select Industry Index, the achievement of an adjusted net income margin goal and improvements in our quality performance.

Payout Determination of 2016-2018 Cycle PSU-TSR Awards Granted in 2016

PSU-TSR Awards granted in 2016 cliff vested on March 1, 2019. The number of units that vested was determined by comparing our total stockholder return for the three-year performance period ending December 31, 2018, to the total stockholder returns of the companies included in the S&P Health Care Services Select Industry Index as of January 2016 (adjusted to account for any mergers, acquisitions, business combinations or bankruptcies during the three-year performance period). The following table sets forth the threshold, target and maximum levels of performance established for the PSU-TSR Awards granted during 2016, as well as the actual 2018 performance result.

Performance Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Result
Relative Total Stockholder Return	25th Percentile of the Index Companies	50th Percentile of the Index Companies	90th Percentile of the Index Companies	97th Percentile of the Index Companies

Because our relative total stockholder return exceeded the 90th percentile, each named executive officer earned 200% of the target number of units awarded. The following table sets forth the actual number of units earned for the PSU-TSR Awards granted in 2016.

Executive	Threshold (#)	Target (#)	Maximum (#)	Payout (#)	% of Target
Kenneth A. Burdick	4,998	9,996	19,992	19,992	200%
Andrew L. Asher	1,091	2,181	4,362	4,362	200%
Kelly A. Munson	491	981	1,962	1,962	200%
Michael R. Polen	491	981	1,962	1,962	200%
Anat Hakim	313	625	1,250	1,250	200%

Payout Determination of 2016-2018 Cycle PSU-NI Awards Granted in 2016

PSU-NI Awards granted in 2016 cliff vested on March 1, 2019. The number of units that vested was determined based on the achievement of our adjusted net income margin for fiscal year 2018. Adjusted net income is calculated as adjusted net income reported externally to stockholders, investors and analysts for fiscal year 2020, further adjusted to (i) exclude any non-accretive impact to income from operations (continuing and discontinued) from (a) acquisitions for the first 18 months and (b) any contract wins in a new market incurred prior to commencement of a new contract term and for the first 18 months of a new contract term and (ii) include any material impairment charges. The following table sets forth the threshold, target and maximum levels of performance established for the PSU-NI Awards granted during 2016, as well as the actual 2018 performance result.

Performance Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Result
Adjusted Net Income Margin	1.7%	1.9%	2.1%	2.6%

Because our adjusted net income margin for fiscal year 2018 exceeded 2.1%, each named executive officer earned a payout of 200% of the target number of units awarded. The following table sets forth the actual number of units earned for the PSU-NI Awards granted in 2016.

Executive	Threshold (#)	Target (#)	Maximum (#)	Payout (#)	% of Target
Kenneth A. Burdick	7,484	14,967	29,934	29,934	200%
Andrew L. Asher	1,633	3,265	6,530	6,530	200%
Kelly A. Munson	735	1,469	2,938	2,938	200%
Michael R. Polen	735	1,469	2,938	2,938	200%
Anat Hakim	468	935	1,870	1,870	200%

Payout Determination of 2016-2018 Cycle PSU-QUAL Awards Granted in 2016

PSU-QUAL Awards granted in 2016 cliff vested on March 1, 2019. The number of units that vested was based on a qualitative assessment of our Medicaid and Medicare quality performance at the end of the three-year performance period ending December 31, 2018. Medicare quality performance was based on an assessment of our STAR scores and Medicaid quality performance was based on a holistic assessment of state performance, including clinical performance and the amount of quality withholds returned, quality bonuses or quality-based auto assignments received relative to competitors. The following table sets forth the threshold, target and maximum levels of performance established for the PSU-QUAL Awards granted during 2016, as well as the actual 2018 performance results.

Weight	Performance Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Result

Medicare Quality:

50%	STAR Performance (Part C and D)	Improvement	Moderate Improvement	Significant Improvement	Significant Improvement

Medicaid Quality:

50%	Holistic Assessment of State Performance	Moderate Improvement	Performing In Line With Competitors	Significant Performance Above Competitors	Above, but not Significantly Above, Competitors

We achieved an overall star rating of 4.5 for our Houston MA contract and a star rating of 4.0 for each of our Florida, New York/Maine and California MA contracts. Five of our other MA contracts achieved an overall star rating of 3.5 and none of our MA contracts have an overall star rating below 3.0. We achieved a 0.5 star rating increase for seven or our plans, we achieved our first-ever 4.5 star rated plan and it is the first time we have no plans with an overall star rating below 3.0 stars. Based on the foregoing, the Compensation Committee attributed maximum performance related to the Medicare STAR goal.

The Compensation Committee evaluated improvement in Medicaid HEDIS measures, quality rankings compared to market competitors, accreditation status, quality-related withholds earned, interruptions in auto assignment of members and sanctions issued, and determined that our performance was above target but below maximum performance for the Medicaid quality goal.

The Compensation Committee considered the foregoing Medicare and Medicaid quality performance results and, after taking into consideration the weighting of each component, determined a payout under the PSU-QUAL Awards of 163.5% of target level. The following table sets forth the actual number of units earned for the PSU-QUAL Awards granted in 2016.

Executive	Threshold (#)	Target (#)	Maximum (#)	Payout (#)	% of Target
Kenneth A. Burdick	7,484	14,967	29,934	24,471	163.5%
Andrew L. Asher	1,633	3,265	6,530	5,338	163.5%
Kelly A. Munson	735	1,469	2,938	2,402	163.5%
Michael R. Polen	735	1,469	2,938	2,402	163.5%
Anat Hakim	468	935	1,870	1,529	163.5%

2018 Long-Term Incentive Program Awards

As a component of total compensation, in 2018 the Compensation Committee granted long-term incentive awards with the intention of driving the achievement of key goals and initiatives for the Company and rewarding individuals based on their contributions to those results. The granting of long-term incentive awards is discretionary, based on each executive’s pre-established long-term incentive target, and represents the largest portion of executive officer compensation.

For 2018, the Compensation Committee determined to grant each executive a PSU-TSR Award that will be earned based on our relative total stockholder return compared to the companies included in the S&P Health Care Services Select Industry Index, a PSU-NI Award that will be earned based on the achievement of an adjusted net income margin goal, a PSU-QUAL Award that will be earned based on improvements in our quality performance, and an RSU Award. PSU Awards were selected to ensure a strong pay-for-performance alignment of the Company’s compensation program with stockholder interests and are earned by executives based on the achievement of internal and relative goals. RSU Awards were selected because they are full value awards with time vesting and, as such, provide added retention value. For each of our named executive officers, PSU Awards represented 75% of each executive’s long-term incentive opportunity, and RSU Awards represented 25%. As a result, the allocation of equity awards was 75% performance-based and 25% retention-oriented. The Compensation Committee believes that these allocations provide a compelling performance-based compensation opportunity and effectively balance the Company’s objective of focusing our executives on delivering long-term value creation to our stockholders with the goal of retaining talented executives and encouraging their long-term tenure with the Company.

The following table sets forth a summary of the 2018 long-term incentive awards granted to our named executive officers.

	LTI Target Value Allocation	Performance Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)

PSU Awards	25%	Relative Total Stockholder Return	25th Percentile of the Index Companies	50th Percentile of the Index Companies	90th Percentile of the Index Companies
	25%	Adjusted Net Income Margin	1.90%	2.15%	2.50%
	25%	Medicaid/Medicare Quality	Achievement Based on Compensation Committee’s Qualitative Assessment of Performance

RSU Awards	25%	Time-Based	—	Vests in Three Equal Annual Installments	—

Terms of 2018 PSU-TSR Awards

PSU-TSR Awards granted in 2018 cliff vest on March 1, 2021. The number of units that vest will be determined by comparing our total stockholder return for the three-year performance period ending December 31, 2020, to the total stockholder returns of the companies included in the S&P Health Care Services Select Industry Index as of January 2018 (adjusted to account for any mergers, acquisitions, business combinations or bankruptcies during the three-year performance period). Each executive officer’s target number of units will be increased or decreased based on our percentile rank according to the table above. Performance levels between the data points will be interpolated on a straight-line basis. The payout is subject to a cap of 100% of target if our total stockholder return is negative. Total stockholder return is calculated as follows:

Total Stockholder Return = (A – B + C) ÷ B

A =	the average closing price per share of a company’s common stock for the last 30 market trading days of 2020
B =	the average closing price per share of a company’s common stock for the last 30 market trading days of 2017
C =	the amount of dividends reinvested on all ex-dividend dates

The Compensation Committee chose relative total stockholder return as a performance measure because it aligns executives’ rewards with stockholder returns relative to other similar investment alternatives.

Except under limited circumstances following a change in control of the Company as described below, any unvested portion of the award will terminate and be forfeited in the event of the executive’s termination of employment for any reason. In the event of a change in control of the Company, the number of units determined as of the date of the change in control based on the formula described above will vest on the earlier of the original vesting date or upon termination of employment if the executive’s employment is terminated by the Company without cause or by the executive for good reason, in each case, within two years following the change in control.

Terms of 2018 PSU-NI Awards

PSU-NI Awards granted in 2018 cliff vest on March 1, 2021. The number of units that vest will be determined based on the achievement of our adjusted net income margin for fiscal year 2020. Each executive officer’s target number of units will be increased or decreased based on our adjusted net income margin for fiscal year 2020 according to the table above. Performance levels between the data points will be interpolated on a straight-line basis. Adjusted net income is calculated as adjusted net income reported externally to stockholders, investors and analysts for fiscal year 2020, further adjusted to (i) exclude any non-accretive impact to income from operations (continuing and discontinued) from (a) acquisitions for the first 18 months and (b) any contract wins in a new market incurred prior to commencement of a new contract term and for the first 18 months of a new contract term and (ii) include any material impairment charges.

The Compensation Committee chose adjusted net income margin as the financial measure to align executive rewards with the long-term commitments made to our investors to increase net income margins. The target has been aligned with the progression of our multi-year margin expansion goals.

Except under limited circumstances following a change in control of the Company as described below, any unvested portion of the award will terminate and be forfeited in the event of the executive’s termination of employment for any reason. In the event of a change in control of the Company, the target number of units will vest on the earlier of the original vesting date or upon termination of the executive’s employment if his or her employment is terminated by us without cause or by the executive for good reason, in each case, within two years following the change in control.

Terms of 2018 PSU-QUAL Awards

PSU-QUAL Awards granted in 2018 cliff vest on March 1, 2021. The number of units that vest will be determined based on a qualitative assessment of our Medicaid and Medicare quality performance at the end of the three-year performance period ending December 31, 2020. Medicare quality performance will be based on an assessment of our STAR scores and Medicaid quality performance will be based on a holistic assessment of state performance, including clinical performance and the amount of quality withholds returned, quality bonuses or quality-based auto assignments received relative to competitors.

The Compensation Committee chose quality as a measure because we believe that health care quality results are and will continue to be important factors in determining, among other things, premium rates in some markets, our ability to expand or win new business and our ability to obtain accreditations.

Except under limited circumstances following a change in control of the Company as described below, any unvested portion of the award will terminate and be forfeited in the event of the executive’s termination of employment for any reason. In the event of a change in control of the Company, the target number of units will vest on the earlier of the original vesting date or upon termination of the executive’s employment if his or her employment is terminated by us without cause or by the executive for good reason, in each case, within two years following the change in control.

Terms of 2018 RSU Awards

RSU Awards granted in 2018 vest in approximately equal annual installments on March 1, 2019, March 1, 2020 and March 1, 2021.

Except under limited circumstances following a change in control of the Company as described below, any unvested portion of the award will terminate and be forfeited in the event of the executive’s termination of employment for any reason. In the event of a change in control of the Company, any unvested units will vest on the earlier of the original vesting date or upon termination of the executive’s employment if his or her employment is terminated by us without cause or by the executive for good reason, in each case, within two years following the change in control.

Benefits

Our executive officers, including our named executive officers, are eligible to participate in those programs that are also offered to a broad-based group of our associates, including welfare benefit programs such as medical and prescription coverage, dental and vision programs, short-term and long-term disability insurance, group life insurance and supplemental life insurance as well as paid time off, leave of absence and similar policies. In addition to these benefits, our executive officers may elect to receive supplemental long-term disability coverage provided by the Company and may elect to participate in a comprehensive physical examination program paid for by the Company.

Retirement Savings Plan

We provide a 401(k) retirement savings plan, including Company matching contributions, designed to provide all of our associates with a tax-deferred, long-term savings vehicle for their retirement. The Company matching contribution is provided on the same basis to named executive officers as all other participants in the plan. For 2018, we made matching contributions in an amount equal to 50% of the first 6% of an associate’s eligible compensation deferred to the 401(k) plan. Eligible compensation generally consists of salary and cash bonuses, up to the federal limits for tax-qualified 401(k) plans.

Perquisites

Except as discussed below, we only provide modest perquisites to our executive officers. Accordingly, we do not provide perquisites such as home-loss buyouts, company automobiles, private aircraft for personal use or club memberships.

Relocation Assistance Program

We maintain a relocation assistance program for the benefit of our associates, including our executive officers. Under this program, executives are reimbursed for most expenses associated with relocating, including moving expenses, temporary housing expenses, closing costs associated with the sale of the executive’s existing home and the purchase of a new home in the destination location, as well as other miscellaneous amounts in connection with relocating to the destination location. In addition, in order to minimize adverse tax implications as a result of the relocation assistance, any relocation costs that are not excludable from an executive’s income, except for any temporary living expenses and a miscellaneous expense allowance, are provided on a fully grossed-up basis to cover all applicable federal, state and local income taxes.

Executive Severance Plan

We maintain an executive severance plan to attract and retain executives and to provide a level of transition assistance in the event an executive’s employment is terminated. The executive severance plan provides for an enhanced benefit if the executive’s termination is in connection with a change in control. The enhanced change in control benefit is intended to preserve executive productivity, encourage retention and minimize the distraction caused by concerns over personal financial security in the context of a change in control. We believe the importance of these concerns increases with the position and level of responsibility of the executive, and have structured the benefits accordingly.

All severance benefits are conditioned on the executive’s termination of employment (double-trigger) and the executive signing and not revoking a general release of claims and complying with the terms of certain restrictive covenants including non-competition, non-solicitation, non-disparagement and confidentiality. The executive severance plan does not provide for any excise tax gross-up payments.

For a description of payments and benefits available under the executive severance plan, see “Potential Payments to Named Executive Officers Upon Termination or Change in Control” below.

Executive Stock Ownership Guidelines

The Compensation Committee believes that executive stock ownership aligns management’s interests with those of stockholders and fosters a long-term outlook. The Compensation Committee has established stock ownership guidelines, pursuant to which each executive officer must beneficially own a number of shares of our common stock with a fair market value equal to or in excess of a specified multiple of the executive’s base salary:

•	5x for the Chief Executive Officer;
•	3x for the Chief Financial Officer; and
•	2x for other executive officers.

Shares owned directly and indirectly (e.g., by a spouse or a trust) and vested and unvested time-based awards (other than stock options) count toward satisfaction of the ownership requirements under the guidelines. Stock options, regardless of vesting status, and unvested PSUs do not count toward satisfaction of the ownership requirements under the guidelines. Until the applicable stock ownership level is achieved, the executive officer is required to retain all Net Shares received as a result of the exercise of stock options or the vesting of RSU Awards, PSU Awards or other equity awards. “Net Shares” are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and shares sold or netted to fulfill tax obligations. Once an executive officer’s applicable minimum stock ownership level is initially achieved, the executive officer is required to retain enough shares to continue to comply with his or her minimum stock ownership level.

The Compensation Committee annually reviews compliance with this requirement. As of April 1, 2019, the most recent measurement date under the guidelines, each of our named executive officers had achieved his or her respective share ownership requirements. As a result, our named executive officers are permitted under the stock ownership guidelines to sell shares not to exceed an amount required to maintain their minimum stock ownership levels.

Trading Controls

Under our policy on insider information and insider trading, members of the Board and executive officers are required to obtain the permission of our General Counsel prior to entering into transactions in our securities. Members of the Board and executive officers are permitted to buy or sell our securities only during announced trading periods as provided under the policy.

Hedging and Pledging Prohibition

Our policies prohibit trading in call or put options or other derivatives involving our securities, engaging in short sales of our securities, holding our securities in a margin account, and pledging our securities to secure margin or other loans by our directors, executive officers and associates.

Equity Award Process

We maintain an equity award process to ensure that the authorization, granting and pricing of all equity awards are processed, recorded, disclosed and accounted for in full compliance with all applicable laws and regulations. All grants of equity awards to members of the Board, our chief executive officer and our other executive officers are approved by the Compensation Committee. The Compensation Committee delegates to our chief executive officer the authority to approve equity awards to associates who are not executive officers. All equity awards issued to existing executive officers and associates are granted on or after the date of approval by the Compensation Committee. Equity awards issued to newly hired executive officers are granted on the later of the date of approval or the individual’s first date of employment. The exercise price for all stock option awards is the officially quoted closing selling price of our common stock on the NYSE on the date of grant (or the officially quoted closing selling price of our common stock on the previous trading day if the NYSE is closed on the date of grant).

Double Trigger for Vesting in Change in Control Transaction

Our equity award agreements include a “double-trigger” provision, which provides for accelerated vesting only if there is a change in control and the executive officer’s employment is terminated without “cause” or the executive officer terminates his or her employment for “good reason” within 24 months following the change in control.

Potential Impact on Compensation from Executive Misconduct/Compensation Clawbacks

Our Board, including its Compensation Committee, is committed to fostering an environment of compliance. The Compensation Committee’s approach to our compensation programs is an integral part of our focus on compliance. We believe compliance is the responsibility of each of our executive officers and other associates. We are also aware of both the direct and indirect impact a serious health care compliance issue can have on a company. It is for these reasons that our Compensation Committee included compliance with ethical, regulatory and contractual requirements as a threshold to any payout in our incentive programs, as described above. We believe including compliance as a threshold in our incentive programs helps align our associates’ financial interests with the goals of our corporate compliance program.

Recoupment is another component of the Compensation Committee’s strategy to support compliance across the enterprise. Recognizing the role every associate plays in our compliance efforts, every incentive award granted to each of our associates, supervisors and executive officers, including stock option awards, RSU Awards, PSU Awards, long-term incentive cash bonus awards and short-term cash bonus awards, is subject to recoupment. If it is ever determined by the Board or the Compensation Committee that actions or omissions by an associate, supervisor or executive officer have constituted: (i) wrongdoing that contributed to (a) any material misstatement in or omission from any report or statement filed by the Company with the SEC or (b) a statement, certification, cost report, claim for payment, or other filing made under Medicare or Medicaid that was false, fraudulent, or for an item or service not provided as claimed; (ii) intentional or gross misconduct; (iii) a breach of a fiduciary duty to the Company or a subsidiary; (iv) fraud; or (v) non-compliance with the Company’s Code of Conduct and Business Ethics, policies or procedures to the material detriment of the Company, then the Board or the Compensation Committee will, to the extent permitted by applicable law, cause the cancellation of outstanding awards and seek reimbursement of amounts realized from awards that vested and/or were paid during and after the first fiscal year in which the misconduct occurred. The recoupment provisions will be reviewed and revised as necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once rules are adopted by the SEC to implement such requirements.

The Compensation Committee does not believe it is possible to anticipate all possible scenarios in which recoupment might be appropriate and has retained discretion to evaluate each situation based on its individual facts. For example, there may be a case in which a supervisor’s failure to properly supervise an associate who commits fraud could be an omission serious enough to trigger the forfeiture provision for the supervisor as well as for the associate. However, there could also be situations in which an associate’s actions will warrant forfeiture but the associate’s supervisor was neither negligent nor complicit with respect to those actions. The Compensation Committee believes each situation should be examined on its individual facts in connection with determining when recoupment will be appropriate. The forfeiture provisions are designed to recognize that no two situations will be alike and to provide the Compensation Committee with the discretion necessary to invoke recoupment in a manner that is fair to both WellCare and its associates.

Consideration of Risk in Compensation Programs

The Compensation Committee reviews the risks and rewards associated with our compensation programs for all of our associates and designs programs with features that are designed to mitigate risk while maintaining the incentive nature of the compensation. During 2018, the Compensation Committee engaged FW Cook to conduct a compensation risk assessment to determine whether the risks arising from any of our 2018 compensation policies or practices are reasonably likely to have a material adverse effect on the Company. The objective of the assessment was to identify general areas of “risk” (or potential for unintended consequences) that exist in the design of our incentive programs and to evaluate the risks in order to make decisions around whether the risks should be accepted or avoided given our risk appetite. In conducting the assessment, FW Cook reviewed the components of the Company’s executive and non-executive compensation programs for areas of potential risk in its compensation design, and considered its risks in connection with the program as a whole, and whether those risks were balanced against other compensation components. In line with FW Cook’s assessment, the Compensation Committee concluded that our policies and practices are well-aligned with sound compensation design principles and provide for a balanced approach to delivering incentives given various levels of performance, encourage and reward prudent business judgment and appropriate risk-taking over the short and long terms and do not create risk that is reasonably likely to have a material adverse effect on the Company. Furthermore, the Compensation Committee and FW Cook concluded that the Company’s risks were evenly distributed across the Company’s business units and geographies.

The table below summarizes the risk mitigation factors applicable to the components of the Company’s compensation program.

Element of Compensation	Specific Risk Mitigation Factors
Base Salary	• Base salary does not encourage risk-taking as it is a fixed amount. • Base salaries are competitive and based on market data.

Short-Term Incentives

•  Short-term incentive awards provide a balanced approach that includes profitability metrics and a review of operating and health care quality results. In addition, short-term goals are balanced by long-term goals and short-term incentive payouts are subject to compliance with ethical, regulatory and contractual requirements as a threshold for any payout.

•  Short-term incentive opportunities are limited to a maximum by formula.

•  Short-term incentive awards are subject to misconduct-based recoupment provisions.

Long-Term Incentives

•  PSU awards use a balanced approach that emphasizes relative total stockholder return performance, adjusted net income margin and operating and health care quality results, thus diversifying the risk associated with any single goal. In addition, long-term goals are balanced by short-term goals and the Compensation Committee has the discretion to take into account compliance with ethical, regulatory and contractual requirements as well as other factors it deems relevant when making PSU award payout determinations.

•  Long-term incentive opportunities are limited to a maximum by formula.

•  A significant portion of incentive award value is delivered in the form of equity awards that vest over multiple years, which aligns the interests of our executives to the interests of our stockholders, members, government customers and business partners.

•  Executive officers are subject to substantial stock ownership requirements to further align their interests and actions with the interests of our stockholders.

•  Long-term incentive awards are subject to misconduct-based recoupment provisions.

•  Executive officers are required to obtain permission from our General Counsel before buying or selling any stock, even during an open trading window.

•  Executive officers are prohibited from trading in call or put options and other derivatives involving our securities, engaging in short sales of our securities, holding our securities in a margin account or pledging our securities to secure margin or other loans.

Accounting and Tax Considerations

Prior to 2018, Section 162(m) of the Code imposed a $1 million corporate deduction limit for compensation to the Company’s Chief Executive Officer and its three other highest-paid executive officers (other than the Chief Financial Officer) employed at the end of the year, unless the compensation was “performance-based,” as defined in Section 162(m), and provided under a plan that has been approved by the stockholders. In general, we structured and administered our annual and long-term incentive plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards previously granted under our incentive plans will be treated as qualified performance based compensation under Section 162(m). The Tax Cuts and Jobs Act of 2017 expanded the number of individuals covered by Section 162(m) and eliminated the exception for performance-based compensation effective for our 2018 tax year and subsequent tax years. In addition, any executive who is identified as a covered employee for a tax year after December 31, 2016, will remain a covered employee for all future years.

Compensation Committee Report

The Compensation Committee, comprised solely of independent directors, has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Compensation Committee,

William L. Trubeck, Chairperson

Richard C. Breon

H. James Dallas

Paul E. Weaver

Summary Compensation Table

The following table and footnotes summarize, in accordance with the reporting requirements of the SEC, compensation of the following executive officers for 2018, 2017 and 2016, as applicable (collectively, the “named executive officers”): Kenneth A. Burdick, the individual who served as our principal executive officer during 2018; Andrew L. Asher, the individual who served as our principal financial officer during 2018; and Kelly A. Munson, Michael R. Polen and Anat Hakim, our three other most highly compensated executive officers who were serving as executive officers at the end of 2018.

Name and Principal Position(1)	Year	Salary ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Kenneth A. Burdick Chief Executive Officer	2018	1,284,615	(2)	8,499,889	(3)	2,870,000	(4)	20,868	(5)	12,675,372
	2017	1,169,231		6,999,979		3,141,000		17,525		11,327,735
	2016	1,000,000		5,499,999		2,745,000		15,081		9,260,080

Andrew L. Asher Executive Vice President and Chief Financial Officer	2018	661,154	(2)	1,662,748	(3)	1,025,000	(4)	14,942	(5)	3,363,844
	2017	633,846		1,280,162		1,166,500		12,508		3,093,016
	2016	590,385		2,199,917		1,200,000		16,915		4,007,217

Kelly A. Munson	2018	538,462	(2)	1,209,739	(3)	845,000	(4)	24,206	(5)	2,617,407
Executive Vice President, Medicaid	2017	471,154		664,879		865,000		51,600		2,052,633
	2016	440,385		1,539,862		554,715		44,256		2,579,218

Michael R. Polen Executive Vice President, Medicare and Operations	2018	538,462	(2)	1,209,739	(3)	820,000	(4)	16,805	(5)	2,585,006
	2017	471,154		664,879		865,000		11,397		2,012,430
	2016	440,385		1,539,862		540,000		10,801		2,531,048

Anat Hakim
Executive Vice President, General Counsel and Secretary	2018	517,308	(2)	918,446	(3)	535,000	(4)	20,091	(5)	1,990,845

(1)	Compensation for Ms. Hakim is provided only for 2018 because she was not a named executive officer prior to 2018.

(2)	Amount represents total salary earned by the named executive officer and includes amounts contributed by the named executive officer to our 401(k) retirement savings plan.

(3)

Amount represents the grant date fair value of RSU Awards, PSU-TSR Awards and PSU-NI Awards calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts for the RSU Awards, and PSU-TSR Awards reflect the accounting expense that we will recognize over the vesting term for these awards. Because the PSU-NI Awards contain a performance condition whereby vesting of the award is based on the Company’s operations, the accounting expense that we will recognize for these awards over the vesting term will be based on the grant date fair value adjusted for our then current estimate of the performance outcome. This amount for the PSU-QUAL Award represents the fair value of the award as of the grant date (the service inception date under FASB ASC Topic 718) and is based on the closing price of our common stock on the NYSE on the date of grant, and upon the target level of performance which was the probable outcome of the performance conditions as of the date of grant. Due to the discretion retained by the Compensation Committee when determining the extent to which performance measures have been achieved and the requirements of FASB ASC Topic 718 relating to the establishment of an accounting grant date, there is no accounting grant date for the

PSU-QUAL Awards until the Compensation Committee makes its performance measure determination at the end of the performance period. If the maximum level of performance under the PSU-NI Awards and PSU-QUAL Awards is achieved, the total amount of stock awards for each named executive officer is as follows: Mr. Burdick $12,749,856; Mr. Asher $2,494,095; Ms. Munson $1,814,567; Mr. Polen $1,814,567; and Ms. Hakim $1,377,652. For a discussion of valuation assumptions and methodologies, see Notes 2 and 15 to our 2018 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(4)

Represents the total payout of short-term incentive cash bonus award amounts under our 2013 Incentive Compensation Plan. The amount of the award payment was based on the achievement of performance goals for fiscal year 2018, which included financial, operating and health care quality and personal goals. For a discussion of the 2018 performance goals and award payment determination, see “Compensation Discussion and Analysis—2018 Short-Term Incentive Program Payout Determination” above.

(5)	The following table shows the components of “All Other Compensation” for fiscal year 2018:

Name	401(k) Match(a) ($)	HSA Match(b) ($)	Supplemental Disability(c) ($)	Annual Physical Exam(d) ($)	Gift Cards(e) ($)	Relocation Expenses(f) ($)	Tax Gross-Ups(g) ($)	Total All Other Compensation ($)
Kenneth A. Burdick	8,250	2,000	6,507	3,911	200	—	—	20,868
Andrew L. Asher	8,250	2,000	4,692	—	—	—	—	14,942
Kelly A. Munson	8,250	2,000	2,921	—	—	7,686	3,349	24,206
Michael R. Polen	8,250	2,000	2,211	3,744	600	—	—	16,805
Anat Hakim	7,976	2,000	3,245	—	70	6,800	—	20,091

(a)

Represents Company matching of 401(k) retirement savings plan contributions. Company matching contributions are described in more detail under “Compensation Discussion and Analysis—Retirement Savings Plan” above.

(b)	Represents Company matching of health savings account contributions.

(c)

Represents premiums paid by the Company for supplemental long-term disability coverage. A summary of benefits programs our executive officers participate in is described under “Compensation Discussion and Analysis—Benefits” above.

(d)

Represents the cost of an annual comprehensive physical examination for the executive. A summary of benefits programs our executive officers participate in is described under “Compensation Discussion and Analysis—Benefits” above.

(e)	Represents the value of gift cards received.

(f)

Represents amounts paid by the Company or reimbursed to the executive in connection with the executive’s relocation to Tampa, Florida. The Company relocation assistance program is described in more detail under “Compensation Discussion and Analysis—Relocation Assistance Program” above.

(g)

Represents the payment to cover income taxes attributed to the relocation payments described in footnote (f) above. As described under “Compensation Discussion and Analysis—Relocation Assistance Program” above, in order to make an executive whole in connection with a relocation, we reimburse the executive for income taxes attributed to certain relocation expenses under the Company’s relocation assistance program.

Grants of Plan-Based Awards

The following table sets forth information regarding each grant of a plan-based award made to a named executive officer during fiscal year 2018.

Name	Grant Date (1)	Grant Type *	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kenneth A. Burdick	3/19/18	STI Cash(2)	975,000	1,950,000	3,900,000	—	—	—	—	—
	3/19/18	PSU(3)	—	—	—	5,002	10,003	20,006	—	2,124,937	(7)
	3/19/18	PSU(4)	—	—	—	5,516	11,032	22,064	—	2,124,984	(8)
	3/19/18	PSU(5)	—	—	—	5,516	11,032	22,064	—	2,124,984	(9)
	3/19/18	RSU(6)	—	—	—	—	—	—	11,032	2,124,984	(7)

Andrew L. Asher	3/19/18	STI Cash(2)	332,500	665,000	1,330,000	—	—	—	—	—
	3/19/18	PSU(3)	—	—	—	979	1,957	3,914	—	415,726	(7)
	3/19/18	PSU(4)	—	—	—	1,079	2,158	4,316	—	415,674	(8)
	3/19/18	PSU(5)	—	—	—	1,079	2,158	4,316	—	415,674	(9)
	3/19/18	RSU(6)	—	—	—	—	—	—	2,158	415,674	(7)

Kelly A. Munson	3/19/18	STI Cash(2)	275,000	550,000	1,100,000	—	—	—	—	—
	3/19/18	PSU(3)	—	—	—	712	1,424	2,848	—	302,500	(7)
	3/19/18	PSU(4)	—	—	—	785	1,570	3,140	—	302,413	(8)
	3/19/18	PSU(5)	—	—	—	785	1,570	3,140	—	302,413	(9)
	3/19/18	RSU(6)	—	—	—	—	—	—	1,570	302,413	(7)

Michael R. Polen	3/19/18	STI Cash(2)	275,000	550,000	1,100,000	—	—	—	—	—
	3/19/18	PSU(3)	—	—	—	712	1,424	2,848	—	302,500	(7)
	3/19/18	PSU(4)	—	—	—	785	1,570	3,140	—	302,413	(8)
	3/19/18	PSU(5)	—	—	—	785	1,570	3,140	—	302,413	(9)
	3/19/18	RSU(6)	—	—	—	—	—	—	1,570	302,413	(7)

Anat Hakim	3/19/18	STI Cash(2)	183,750	367,500	735,000	—	—	—	—	—
	3/19/18	PSU(3)	—	—	—	541	1,081	2,162	—	229,637	(7)
	3/19/18	PSU(4)	—	—	—	596	1,192	2,384	—	229,603	(8)
	3/19/18	PSU(5)	—	—	—	596	1,192	2,384	—	229,603	(9)
	3/19/18	RSU(6)	—	—	—	—	—	—	1,192	229,603	(7)

* STI	Cash = short-term incentive awards; RSU = restricted stock units; PSU = performance stock units.

(1)	Our equity award process is described in more detail under “Compensation Discussion and Analysis—Equity Award Process” above.

(2)

This is a short-term incentive cash award granted under our 2013 Incentive Compensation Plan. The amount of the award payment, if any, was subject to achievement of performance goals for fiscal year 2018. For a discussion of the 2018 performance goals and award payment determinations, see “Compensation Discussion and Analysis—2018 Short-Term Incentive Program Payout Determination” above.

(3)

This PSU-TSR Award is granted under our 2013 Incentive Compensation Plan. This award is scheduled to vest on March 1, 2021. The number of units that vest under the award, if any, will be based upon the percentile rank of our total stockholder return relative to the companies included in the S&P Health Care Services Select Industry Index over the three-year performance period ending December 31, 2020 as further described, along with additional terms, in “Compensation Discussion and Analysis – 2018 Long-Term Incentive Program Awards—Terms of 2018 PSUs—TSR Awards” above.

(4)

This PSU-NI Award is granted under our 2013 Incentive Compensation Plan. This award is scheduled to vest on March 1, 2021. The number of units that vest under the award, if any, is subject to the achievement of adjusted net income margin performance goals for the fiscal year ending December 31, 2020 as described, along with additional terms, in “Compensation Discussion and Analysis—2018 Long-Term Incentive Program Awards—Terms of 2018 PSUs—NI Awards” above.

(5)

This PSU-QUAL Award is granted under our 2013 Incentive Compensation Plan. This award is scheduled to vest on March 1, 2021. The number of units that vest under the award, if any, is subject to the achievement of quality performance goals for the three-year period ending December 31, 2020 as described, along with additional terms, in “Compensation Discussion and Analysis—2018 Long-Term Incentive Program Awards—Terms of 2018 PSUs—QUAL Awards” above.

(6)

This RSU Award is granted under our 2013 Incentive Compensation Plan. Approximately one-third of these units vested on March 1, 2019, and the remaining units are scheduled to vest in approximately equal increments on March 1, 2020 and March 1, 2021. The award is not subject to further performance criteria other than continued employment. Additional terms are described in “Compensation Discussion and Analysis—2018 Long-Term Incentive Program Awards—Terms of 2018 RSU Awards” above.

(7)

This amount represents the full grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amount reflects the accounting expense that we will recognize over the vesting term for the award. For a discussion of valuation assumptions and methodologies, see Notes 2 and 15 to our 2018 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(8)

This amount represents the fair value of the award as of the grant date (the service inception date under FASB ASC Topic 718), excluding the effect of estimated forfeitures. These awards contain a performance condition whereby vesting of the award is based on the Company’s operations; therefore, the accounting expense that we will recognize over the vesting term for the award will be based on grant date fair value adjusted for our then current estimate of the performance outcome. For a discussion of valuation assumptions and methodologies, see Notes 2 and 15 to our 2018 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(9)

This amount represents the fair value of the award as of the grant date (the service inception date under FASB ASC Topic 718) and is based on the closing price of our common stock on the NYSE on the date of grant, and upon target level of performance which was the probable outcome of the performance conditions as of the date of grant. Due to the discretion retained by the Compensation Committee when determining the extent to which performance measures have been achieved and the requirements of FASB ASC Topic 718 relating to the establishment of an accounting grant date, there is no accounting grant date for the units until the Compensation Committee makes its performance measure determination at the end of the performance period. For a discussion of valuation assumptions and methodologies, see Notes 2 and 15 to our 2018 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Employment Agreements with Named Executive Officers

We do not have any employment agreements with our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding stock awards that have not vested for the named executive officers outstanding as of December 31, 2018. All vesting is based upon the continued service of the executive and, in the case of PSUs and MSUs, is also contingent upon performance metrics being achieved.

			Stock Awards
Name	Award Type *	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Kenneth A. Burdick	RSU	03/28/16	4,990	(2)	1,178,089	—		—
	RSU	03/22/17	8,480	(3)	2,002,043	—		—
	RSU	03/19/18	11,032	(4)	2,604,545	—		—
	PSU	03/28/16	—		—	19,992	(5)	4,719,911
	PSU	03/28/16	—		—	29,934	(6)	7,067,118
	PSU	03/28/16	—		—	29,934	(7)	7,067,118
	PSU	03/22/17	—		—	21,094	(8)	4,980,082
	PSU	03/22/17	—		—	25,438	(9)	6,005,657
	PSU	03/22/17	—		—	6,360	(10)	1,501,532
	PSU	03/19/18	—		—	20,006	(11)	4,723,217
	PSU	03/19/18	—		—	5,516	(12)	1,302,272
	PSU	03/19/18	—		—	5,516	(13)	1,302,272

Andrew L. Asher	RSU	03/28/16	1,089	(2)	257,102	—		—
	RSU	09/29/16	3,613	(14)	852,993	—		—
	RSU	03/22/17	1,551	(3)	366,176	—		—
	RSU	03/19/18	2,158	(4)	509,482	—		—
	PSU	03/28/16	—		—	4,362	(5)	1,029,825
	PSU	03/28/16	—		—	6,530	(6)	1,541,668
	PSU	03/28/16	—		—	6,530	(7)	1,541,668
	PSU	03/22/17	—		—	3,858	(8)	910,835
	PSU	03/22/17	—		—	4,652	(9)	1,098,291
	PSU	03/22/17	—		—	1,163	(10)	274,573
	PSU	03/19/18	—		—	3,914	(11)	924,056
	PSU	03/19/18	—		—	1,079	(12)	254,741
	PSU	03/19/18	—		—	1,079	(13)	254,741

Kelly A. Munson	RSU	03/28/16	490	(2)	115,684	—		—
	RSU	09/29/16	3,613	(14)	852,993	—		—
	RSU	03/22/17	806	(3)	190,289	—		—
	RSU	03/19/18	1,570	(4)	370,661	—		—
	PSU	03/28/16	—		—	1,962	(5)	463,209
	PSU	03/28/16	—		—	2,938	(6)	693,632
	PSU	03/28/16	—		—	2,938	(7)	693,632
	PSU	03/22/17	—		—	2,004	(8)	473,124
	PSU	03/22/17	—		—	2,416	(9)	570,393
	PSU	03/22/17	—		—	604	10)	142,598
	PSU	03/19/18	—		—	2,848	(11)	672,384
	PSU	03/19/18	—		—	785	(12)	185,331
	PSU	03/19/18	—		—	785	(13)	185,331

			Stock Awards
Name	Award Type *	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested(1) ($)
Michael R. Polen	RSU	03/28/16	490	(2)	115,684	—		—
	RSU	09/29/16	3,613	(14)	852,993	—		—
	RSU	03/22/17	806	(3)	190,289	—		—
	RSU	03/19/18	1,570	(4)	370,661	—		—
	PSU	03/28/16	—		—	1,962	(5)	463,209
	PSU	03/28/16	—		—	2,938	(6)	693,632
	PSU	03/28/16	—		—	2,938	(7)	693,632
	PSU	03/22/17	—		—	2,004	(8)	473,124
	PSU	03/22/17	—		—	2,416	(9)	570,393
	PSU	03/22/17	—		—	604	(10)	142,598
	PSU	03/19/18	—		—	2,848	(11)	672,384
	PSU	03/19/18	—		—	785	(12)	185,331
	PSU	03/19/18	—		—	785	(13)	185,331

Anat Hakim	RSU	09/26/16	312	(2)	73,660	—		—
	RSU	09/26/16	2,175	(15)	513,496	—		—
	RSU	03/22/17	655	(3)	154,639	—		—
	RSU	03/19/18	1,192	(4)	281,419	—		—
	PSU	09/26/16	—		—	1,250	(5)	295,113
	PSU	09/26/16	—		—	1,870	(6)	441,488
	PSU	09/26/16	—		—	1,870	(7)	441,488
	PSU	03/22/17	—		—	1,628	(8)	384,355
	PSU	03/22/17	—		—	1,962	(9)	463,209
	PSU	03/22/17	—		—	491	(10)	115,920
	PSU	03/19/18	—		—	2,162	(11)	510,427
	PSU	03/19/18	—		—	596	(12)	140,710
	PSU	03/19/18	—		—	596	(13)	140,710

*	RSU = restricted stock units; PSU = performance stock units; MSU = market stock units.

(1)	Value based on $236.09 per share which was the closing price of our common stock on the NYSE on December 31, 2018.

(2)

These units vested on March 1, 2019. The terms of this award provided that any unvested units will immediately vest if there is a change in control of the Company and the executive’s employment is terminated by us without cause or by the executive for good reason, in each case, within two years following the change in control.

(3)

Approximately one-half of these units vested on March 1, 2019 and the remaining units are scheduled to vest on March 1, 2020; provided that any unvested units will immediately vest if there is a change in control of the Company and the executive’s employment is terminated by us without cause or by the executive for good reason, in each case, within two years following the change in control.

(4)

Approximately one-third of these units vested on March 1, 2019, and the remaining units are scheduled to vest in approximately equal increments on March 1, 2020 and March 1, 2021; provided that any unvested units will immediately vest if there is a change in control of the Company and the executive’s employment is terminated by us without cause or by the executive for good reason, in each case, within two years following the change in control.

(5)

This award vested on March 1, 2019. The number of units shown reflects the maximum number of units based on performance as of December 31, 2018. For a discussion of the goals, award payment determination and actual number of units that vested, see “Compensation Discussion and Analysis—Payout Determination

of 2016-2018 Cycle PSU-TSR Awards Granted in 2016” above. In the event of a change in control of the Company, the number of units determined in accordance with the following sentence will vest on the earlier of the original vesting date or upon termination of employment if the executive’s employment is terminated by the Company without cause or by the executive for good reason, in each case, if within two years following the change in control. The number of units that vest in the event of a change in control of the Company, if any, will be based on our total stockholder return relative to the companies included in S&P Health Care Services Select Industry index from January 1, 2016 through the date of the change in control and will range from 50% of the target number of units granted if our total stockholder return is in the 25th percentile to 200% of the target number of units granted if our total stockholder return is in the 90th percentile or above, provided that no units will vest if our total stockholder return is below the 25th percentile.

(6)

This award vested on March 1, 2019. The number of units shown reflects the maximum number of units based on the Compensation Committee’s assessment of performance as of December 31, 2018. For a discussion of the goals, award payment determination and actual number of units that vested, see “Compensation Discussion and Analysis—Payout Determination of 2016-2018 Cycle PSU-NI Awards Granted in 2016” above. In the event of a change in control of the Company, the target number of units will vest on the earlier of the original vesting date or upon termination of the executive’s employment if employment is terminated by us without cause or by the executive for good reason, in each case, within two years following the change in control.

(7)

This award vested on March 1, 2019. The number of units shown reflects the maximum number of units based on the Compensation Committee’s assessment of performance as of December 31, 2018. For a discussion of the goals, award payment determination and actual number of units that vested, see “Compensation Discussion and Analysis—Payout Determination of 2016-2018 Cycle PSU-QUAL Awards Granted in 2016” above. In the event of a change in control of the Company, the target number of units will vest on the earlier of the original vesting date or upon termination of the executive’s employment if employment is terminated by us without cause or by the executive for good reason, in each case, within two years following the change in control.

(8)

This award is scheduled to vest on March 1, 2020. The number of units shown reflects the maximum number of units based on performance as of December 31, 2018. The number of units that vest under the award, if any, will be based upon our total stockholder return relative to the companies included in S&P Health Care Services Select Industry index over the three-year performance period ending December 31, 2019 and will range from 50% of the target number of units granted if our total stockholder return is in the 25th percentile to 200% of the target number of units granted if our total stockholder return is in the 90th percentile or above, provided that no units will vest if our total stockholder return is below the 25th percentile. In the event of a change in control of the Company, the number of units determined as of the date of the change in control based on the formula described above will vest on the earlier of the original vesting date or upon termination of employment if the executive’s employment is terminated by the Company without cause or by the executive for good reason, in each case, if within two years following the change in control.

(9)

This award is scheduled to vest on March 1, 2020. The number of units shown reflects the maximum number of units based on the Compensation Committee’s assessment of performance as of December 31, 2018. The number of units that vest under the award, if any, is subject to the achievement of an adjusted net income margin performance goal for the fiscal year ending December 31, 2019 and will range from 50% of the target number of units granted if our adjusted net income margin is 1.75% to 200% of the target number of units granted if our adjusted net income margin is 2.25% or above, provided that no units will vest if our adjusted net income margin is below 1.75%. In the event of a change in control of the Company, the target number of units will vest on the earlier of the original vesting date or upon termination of the executive’s employment if employment is terminated by us without cause or by the executive for good reason, in each case, within two years following the change in control.

(10)

This award is scheduled to vest on March 1, 2020. Because the achievement of the performance goal for this award is based on a qualitative assessment of our Medicaid and Medicare quality performance at the end of the three-year performance period ending December 31, 2019, the Compensation Committee has not made an assessment of performance as of December 31, 2018, and number of units shown reflects the threshold number of units. The number of units that vest under the award, if any, is subject to the achievement of quality performance goals as described above and will range from 50% of the target number of units granted for threshold performance to 200% of the target number of units granted for maximum performance, provided that no units will vest if threshold performance is not achieved. In the event of a change in control of the Company, the target number of units will vest on the earlier of the original vesting date or upon termination of the executive’s employment if employment is terminated by us without cause or by the executive for good reason, in each case, within two years following the change in control.

(11)

This award is scheduled to vest on March 1, 2021. The number of units shown reflects the maximum number of units based on performance as of December 31, 2018. The number of units that vest under the award, if any, will be based upon the percentile rank of our total stockholder return relative to the companies included in the S&P Health Care Services Select Industry Index over the three-year performance period ending December 31, 2020 as further described, along with additional terms, in “Compensation Discussion and Analysis—2018 Long-Term Incentive Program Awards—Terms of 2018 PSUs—TSR Awards” above.

(12)

This award is scheduled to vest on March 1, 2021. Because the achievement of the performance goal for this award is based on our adjusted net income margin for fiscal year 2020, the Compensation Committee has not made an assessment of performance as of December 31, 2018, and number of units shown reflects the threshold number of units. The number of units that vest under the award, if any, is subject to the achievement of adjusted net income margin performance goals for the fiscal year ending December 31, 2020 as described, along with additional terms, in “Compensation Discussion and Analysis—2018 Long-Term Incentive Program Awards—Terms of 2018 PSUs—NI Awards” above.

(13)

This award is scheduled to vest on March 1, 2021. Because the achievement of the performance goal for this award is based on a qualitative assessment of our Medicaid and Medicare quality performance at the end of the three-year performance period ending December 31, 2020, the Compensation Committee has not made an assessment of performance as of December 31, 2018, and number of units shown reflects the threshold number of units. The number of units that vest under the award, if any, is subject to the achievement of quality performance goals for the three-year period ending December 31, 2020 as described, along with additional terms, in “Compensation Discussion and Analysis—2018 Long-Term Incentive Program Awards—Terms of 2018 PSUs—QUAL Awards” above.

(14)

These units are scheduled to vest on September 29, 2019; provided that any unvested units will immediately vest if there is a change in control of the Company and the executive’s employment is terminated by us without cause or by the executive for good reason, in each case, within two years following the change in control.

(15)

Approximately one-half of these units are scheduled to vest on September 26, 2019 and the remaining units are scheduled to vest on September 26, 2020; provided that any unvested units will immediately vest if there is a change in control of the Company and the executive’s employment is terminated by us without cause or by the executive for good reason, in each case, within two years following the change in control.

Option Exercises and Stock Vested

The following table sets forth the number of shares of RSUs and PSUs that vested during 2018, and the value realized upon vesting of such shares, for the named executive officers. None of the named executive officers exercised stock options during 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Kenneth A. Burdick	86,754	16,787,767
Andrew L. Asher	23,100	5,335,829
Kelly A. Munson	10,539	2,498,181
Michael R. Polen	9,533	2,303,510
Anat Hakim	1,726	457,867

(1)	Represents the gross number of shares acquired upon vesting of shares of RSUs and PSUs without taking into account any shares that may have been withheld to satisfy applicable tax obligations.

(2)

Represents the value of vested shares of RSUs and PSUs calculated by multiplying the gross number of vested shares of RSUs and PSUs by the closing price of our common stock on the NYSE on the vesting date or if the vesting date occurred on a day on which the NYSE was closed for trading, the closing price of our common stock on the last trading day prior to the vesting date.

Pension Benefits

We did not maintain a pension plan during fiscal year 2018.

Potential Payments to Named Executive Officers Upon Termination or Change in Control

The tables below summarize the potential payments and benefits to which our named executive officers would be entitled upon termination of employment or a change in control. The amounts shown in the table assume that the hypothetical termination date or date of a change in control was December 31, 2018. Amounts are calculated based on the benefits available to the executive under the executive severance plan, which is described below. The table also includes the value of incentive awards which immediately vest in certain circumstances, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table above. The amounts in the table do not take into account incentive awards granted, and contractual obligations entered into, after December 31, 2018. The actual amounts to be paid out can only be determined at the time the event actually occurs.

Definitions

For the purpose of the following analysis, the following terms generally have the following meanings:

•

A “change in control” generally occurs upon: (i) certain persons acquiring more than 50% of our outstanding voting shares or more than 50% of the fair market value of such shares; (ii) a majority of our incumbent directors being replaced under certain circumstances; (iii) the consummation of a merger, consolidation or other business combination in which more than 50% of the outstanding common stock of the Company is no longer held by the stockholders of the Company prior to such transaction; or (iv) a sale of all or substantially all of the assets of the Company.

•

A termination for “good reason” generally means that the executive terminated employment as the result of: (i) a material diminution in authority, duties or responsibilities, which, for the Chief Executive Officer, Chief Financial Officer and/or General Counsel is deemed to occur if the executive’s duties and responsibilities are in respect of an entity that is not the most senior entity following a change in control; (ii) any material diminution of the executive’s base salary, short-term incentive opportunity or long-term incentive opportunity; or (iii) a change in the executive’s office location by more than 50 miles from the executive’s current employment location.

•

A termination for “cause” generally means that we terminate the executive’s employment as the result of: (i) any willful act or omission by the executive that constitutes a breach of any agreement to which the Company is a party or the executive’s non-compliance with the Company’s Code of Conduct and Business Ethics, policies or procedures to the material detriment of the Company; (ii) the executive’s commission of a crime that constitutes a felony involving fraud, conversion, misappropriation or embezzlement under any federal or state law; or (iii) the executive’s bad faith or willful acts or omissions in the performance of the executive’s duties, to the material detriment of the Company; in each case, subject to notice and the executive’s right to a reasonable opportunity to cure.

Executive Severance Plan

Under our executive severance plan, our executive officers, including our named executive officers, are entitled to severance benefits following termination of employment by the Company for reasons other than for cause, death or disability, or following resignation by the executive for good reason. The amount of the severance payment is determined as a multiple of the executive’s base salary and a bonus amount as set forth in the following table. The bonus amount is calculated as the average of the actual short-term incentive bonuses (the “Average Bonus”), if any, paid to the executive with respect to the two most recently completed short-term incentive bonus cycles; however, if the first short-term incentive bonus included in the calculation is pro-rated to reflect the portion of the performance period in which the executive was employed by the Company, then an annualized amount will be used for the calculation. If the executive has not been employed for a period of time in which he or she participated in two completed short-term incentive bonus cycles, the executive’s short-term incentive target for the year in which the termination occurs will be used. The prorated bonus amount is calculated as the prorated portion of the executive’s Average Bonus amount based upon the percentage of the performance period that has elapsed through the date of termination of employment.

Mr. Burdick is a Tier I Participant. Mr. Asher, Ms. Munson, Mr. Polen and Ms. Hakim are Tier II Participants.

Benefit Multiple
	Standard		Change in Control
Position	Base Salary	Bonus	Base Salary	Bonus	Prorated Bonus
Tier I Participant	1.5x	1.5x	3.0x	3.0x	1.0x

Tier II Participant	1.0x	1.0x	2.0x	2.0x	1.0x
Tier III Participant	1.0x	1.0x	1.5x	1.5x	1.0x

In addition, executives are entitled to the payout of accrued but unused time off and reimbursement of the portion of the executive’s COBRA premium that exceeds the amount of premium paid by active associates for the same coverage for 18 months in the case of a Tier I Participant and 12 months for Tier II Participants and Tier III Participants; provided that if the termination of employment is in connection with a change in control, continuation of health benefits is for 36 months for Tier I Participants, 24 months for Tier II Participants and 18 months for Tier III Participants.

Name	Termination for Good Reason or without Cause ($)	Termination within 24 months following a Change in Control for Good Reason or without Cause ($)	Termination within 6 months prior to a Change in Control if without Cause and in Contemplation or in Anticipation of a Change in Control ($)
Kenneth A. Burdick
Separation - Base(1)	1,950,000	3,900,000	3,900,000
Separation - Bonus(1)	4,414,500	11,772,000	11,772,000
Accrued PTO(2)	73,250	73,250	73,250
Insurance Benefits(3)	18,037	36,073	36,073
RSUs(4)	—	5,784,677	—
PSUs(4)	—	30,021,677	—

Total(5)	6,455,787	51,587,677	15,781,323

Andrew L. Asher
Separation - Base(1)	665,000	1,330,000	1,330,000
Separation - Bonus(1)	1,183,250	3,549,750	3,549,750
Accrued PTO(2)	31,316	31,316	31,316
Insurance Benefits(3)	12,024	24,049	24,049
RSUs(4)	—	1,985,753	—
PSUs(4)	—	6,008,018	—

Total(5)	1,891,590	12,928,886	4,935,115

Kelly A. Munson
Separation - Base(1)	550,000	1,100,000	1,100,000
Separation - Bonus(1)	709,858	2,129,573	2,129,573
Accrued PTO(2)	33,846	33,846	33,846
Insurance Benefits(3)	10,824	21,649	21,649
RSUs(4)	—	1,529,627	—
PSUs(4)	—	3,267,250	—

Total(5)	1,304,528	8,081,945	3,285,068

Michael R. Polen
Separation - Base(1)	550,000	1,100,000	1,100,000
Separation - Bonus(1)	702,500	2,107,500	2,107,500
Accrued PTO(2)	12,692	12,692	12,692
Insurance Benefits(3)	11,736	23,472	23,472
RSUs(4)	—	1,529,627	—
PSUs(4)	—	3,267,250	—

Total(5)	1,276,928	8,040,541	3,243,664

Anat Hakim
Separation - Base(1)	525,000	1,050,000	1,050,000
Separation - Bonus(1)	435,725	1,307,175	1,307,175
Accrued PTO(2)	1,729	1,729	1,729
Insurance Benefits(3)	12,024	24,049	24,049
RSUs(4)	—	1,023,214	—
PSUs(4)	—	2,390,647	—

Total(5)	974,478	5,796,814	2,382,953

(1)

Separation payments are subject to the executive executing and delivering a waiver and release of claims agreement within 30 days after the executive’s termination date and complying with terms of certain restrictive covenants including non-competition, non-solicitation, non-disparagement and confidentiality. The base salary portion of the separation amount is payable in installments in accordance with the Company’s normal payroll schedule over 12 months following the date the waiver and release of claims becomes effective and the bonus portion of the separation amount is payable on the first anniversary of the executive’s termination date; however, if termination is in connection with a change in control, then the entire separation amount is payable following the date the waiver and release of claims becomes effective.

(2)	Accrued paid time off is payable within 10 days of the executive’s termination of employment.

(3)

Insurance benefits are subject to the executive executing and delivering a waiver and release of claims agreement within 30 days after the executive’s termination date and complying with the terms of certain restrictive covenants including non-competition, non-solicitation, non-disparagement and confidentiality. Following the date the waiver and release becomes effective, insurance benefits are payable over 18 months in the case of Mr. Burdick, and 12 months for the other executives; provided that if the termination of employment is in connection with a change of control, insurance benefits are payable over 36 months for Mr. Burdick and 24 months for the other executive officers.

(4)

Amount is calculated as the number of units that immediately vest upon termination of employment multiplied by $236.09 per share, which was the closing price of our common stock on the NYSE on December 31, 2018. See the “Outstanding Equity Awards at Fiscal Year-End” table above for a listing of unvested RSUs and PSUs at December 31, 2018. As discussed in the “Outstanding Equity Awards at Fiscal Year-End” table above, all outstanding RSUs will immediately vest; the target number of PSUs, except for the PSU-TSR Awards, will immediately vest; 200% of the target number of PSU-TSR Award units originally scheduled to vest on March 1, 2019 will immediately vest because our total stockholder return rank relative to the index group of companies for the period January 1, 2016 to December 31, 2018 was at the 97th percentile; 170% of the target number of PSU-TSR Award units originally scheduled to vest on March 1, 2020 will immediately vest because our total stockholder return rank relative to the index group of companies for the period January 1, 2017 to December 31, 2018 was at the 78th percentile; 118% of the target number of PSU-TSR Awards units originally scheduled to vest on March 1, 2021 will immediately vest because our total stockholder return rank relative to the index group of companies for the period January 1, 2018 to December 31, 2018 was at the 57th percentile.

(5)

If any payments or benefits payable to a named executive officer would be subject to the additional “golden parachute” excise tax under Section 4999 of the Code, the payments and/or benefits will be reduced to the extent necessary to prevent any portion of the payments or benefits from becoming nondeductible by the Company under Section 280G of the Code or subject to the excise tax imposed under Section 4999 of the Code, but only if, by reason of the reduction, the net after-tax benefit received by the executive exceeds the net after-tax benefit the executive would receive if no reduction was made.

Chief Executive Officer Pay Ratio

The ratio of Mr. Burdick’s compensation to the median employee was 155.5 to 1 for the year ended December 31, 2018. Our median employee’s annual total compensation for the purpose of this calculation was $81,647 for the year ended December 31, 2018. This compensation was calculated in the same manner as that disclosed for our named executive officers in the Summary Compensation Table plus the Company’s contribution to health and welfare plans of $18,635. Mr. Burdick’s total annual compensation for the purpose of calculating this ratio was $12,697,176, which includes the amounts disclosed in the Summary Compensation Table plus the Company’s contribution to health and welfare plans of $21,804.

The median employee is the same as that used in the 2018 proxy statement. To initially identify the median employee, we calculated the annual compensation of each active W-2 employee of the Company as of December 31, 2017. Annual compensation included salary, overtime, commission and bonuses paid in 2017. We also annualized the salary of employees who were full-time as of December 31, 2017, but only employed part of the year.

Equity Compensation Plans

The following table provides information as of December 31, 2018, about common stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board and individuals who are not employees under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (a)) (c)
Equity compensation plans approved by the Company’s stockholders(1)	1,457,955(2)	—	870,211
Equity compensation plans not approved by the Company’s stockholders	—	—	—
Total	1,457,955	—	870,211

(1)

Includes outstanding awards and securities remaining available for future issuance under our 2013 Incentive Compensation Plan. The 2013 Incentive Compensation Plan was approved by our stockholders in May 2013 at the 2013 Annual Meeting of Stockholders. In addition to options, shares and share equivalents may be issued in the form of restricted stock awards, restricted stock unit awards, performance awards and other stock-based awards under the 2013 Incentive Compensation Plan.

(2)

This number includes 253,235 restricted stock units and 1,204,720 performance stock units. The performance stock units have been included at the maximum number of shares issuable pursuant to those stock units. Employees do not pay monetary consideration upon the exercise of these stock units.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership

Based on a review of filings with the SEC, the following represents each person known to us to be the beneficial owner of more than five percent of the Company’s common stock as of March 25, 2019:

	Ownership
Name and Address	Common Stock		Percent of Class (%)(1)
T Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	7,011,122	(2)	13.94%
The Vanguard Group, Inc., et al. 100 Vanguard Boulevard Malvern, PA 19355	5,225,740	(3)	10.45%
BlackRock, Inc., et al. 55 East 52nd Street New York, NY 10022	4,158,143	(4)	8.26%
FMR LLC 82 Devonshire Street Boston, MA 2109	2,876,051	(5)	5.72%

(1)

Percentage is calculated based on the number of shares beneficially owned as reported by the investor as a percentage of the number of shares of Company stock issued and outstanding as of March 25, 2019, which was 50,302,215.

(2)

This disclosure is based on a Schedule 13G filed by T Rowe Price Associates, Inc. (“T Rowe”) with the SEC on February 14, 2019. T Rowe reported sole voting power as to 2,423,037 shares, no shared voting power, sole dispositive power as to 7,011,122 and no shared dispositive power. We have not attempted to verify independently any of the information contained in this Schedule 13G.

(3)

This disclosure is based upon a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 11, 2019. As of December 31, 2018, Vanguard reported sole voting power as to 62,283 shares, shared voting power as to 7,635 shares, sole dispositive power as to 5,158,415 shares and shared dispositive power as to 67,325. We have not attempted to verify independently any of the information contained in this Schedule 13G/A.

(4)

This disclosure is based upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) and other affiliated entities with the SEC on February 6, 2019. As of December 31, 2018, BlackRock and other affiliated entities reported sole voting power as to 3,738,221 shares, no shared voting power, sole dispositive power as to 4,158,143 shares and no shared dispositive power. We have not attempted to verify independently any of the information contained in this Schedule 13G/A.

(5)

This disclosure is based upon a Schedule 13G/A filed by FMR LLC (“FMR”) and other affiliated entities with the SEC on February 13, 2019. As of December 31, 2018, FMR and other affiliated entities reported sole power to vote or to direct the vote as to 93,762 shares, no shared power to vote or to direct the vote, sole power to dispose or to direct the disposition of as to 2,876,051 shares and no shared power to dispose or to direct the disposition of. We have not attempted to verify independently any of the information contained in this Schedule 13G/A.

The following table sets forth the beneficial ownership of our common stock as of March 25, 2019, by (a) each of our named executive officers, (b) each director and nominee for director, and (c) all directors and executive officers as a group. For purposes of the following table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common stock that such person or group has the right to acquire within 60 days after March 25, 2019. For purposes of computing the percentage of outstanding common stock beneficially owned by each person named above, any shares that such person has the right to acquire within 60 days after March 25, 2019, are deemed outstanding but such shares are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Each person has sole voting and dispositive power with respect to all of the shares of common stock shown as beneficially owned, subject to community property laws, where applicable.

Name	Common Stock		Percent of Class
Richard C. Breon	7,253	(1)	*
Amy Compton-Phillips, M.D.	847	(2)	*
H. James Dallas	3,964	(1)	*
Kevin F. Hickey	18,741	(1)	*
Bobby Jindal	405	(2)	*
Christian P. Michalik	27,504	(1)	*
Glenn D. Steele, Jr., M.D.	5,986	(1)	*
William L. Trubeck	23,400	(1)	*
Kathleen E. Walsh	847	(2)	*
Paul E. Weaver	15,400	(1)	*
Kenneth A. Burdick	128,326		*
Andrew L. Asher	45,098	(3)	*
Kelly A. Munson	16,781		*
Michael R. Polen	18,545		*
Anat Hakim	4,657		*
All directors and executive officers as a group (21 persons)	361,008	(4)	*

*	Less than one percent

(1)	Includes 847 restricted stock units scheduled to vest on May 22, 2019.

(2)	Consists of restricted stock units scheduled to vest on May 22, 2019.

(3)	Includes 800 shares held by a family trust for which Mr. Asher and his spouse serve as the trustees.

(4)	Includes 1,364 restricted stock units scheduled to vest on April 18, 2019 and 8,028 restricted stock units scheduled to vest May 22, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC and NYSE. Officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms or written representations from reporting persons that all reportable transactions were reported, we believe that all of our executive officers, directors and greater than 10% beneficial owners timely filed all reports they were required to file under Section 16(a) during the 2018 fiscal year.

Other Information

Stockholder Proposals

For our 2020 annual meeting of stockholders, to be eligible for inclusion in our 2020 proxy statement under the SEC’s Rule 14a-8 requirements, any stockholder proposals must be received no later than December 9, 2019. In addition, our bylaws provide that no business may be transacted at an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of our Board or by a stockholder entitled to vote who has delivered proper notice to us not less than 90 days nor more than 120 days prior to the date of the anniversary of the previous year’s annual meeting. Accordingly, any stockholder proposal and any stockholder nominations for the Board, that are not included in our 2020 proxy statement must be properly submitted to us not earlier than January 22, 2020 nor later than February 21, 2020 to be considered at the 2020 annual meeting of stockholders. Please mail your proposals to the Company to the attention of Anat Hakim, Secretary, 8735 Henderson Road, Tampa, Florida 33634. Please be aware that merely submitting a proposal to us is not a guarantee that it will either be included in our 2020 proxy statement or considered at our 2020 annual meeting of stockholders.

The Company intends to hold a 2020 annual meeting of stockholders only if the transactions contemplated by the Merger Agreement have not already been completed by, or shortly after, the time at which the Company’s 2020 annual meeting of stockholders would normally take place.

Committee Reports

The information contained in the Compensation Committee Report and the Audit, Finance and Regulatory Compliance Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Exchange Act, except to the extent the filing specifically incorporates such information by reference therein.

Proxy Solicitation Costs

This proxy solicitation is sent on behalf of our Board, and all costs and expenses associated with soliciting proxies will be borne by the Company. In addition to the use of the mails, our directors, executive officers and our associates by personal interview, telephone or telegram may solicit proxies. Such directors, executive officers and associates will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. We have retained Georgeson, LLC, a proxy soliciting firm, to assist with the solicitation of proxies for a fee of $11,500 plus fees for any retail stockholder outreach services and reimbursement for out-of-pocket expenses.

Multiple Stockholders Having the Same Address

We have adopted a process called “householding” for mailing proxy materials in order to reduce costs. Householding means that stockholders who share the same last name and address will receive only one copy of our 2018 Annual Report on Form 10-K and this proxy statement (collectively, the “proxy materials”) unless we receive contrary instructions. For those stockholders receiving our Notice of Internet Availability of Proxy Materials (“Availability Notice”), we will provide a separate Availability Notice for each stockholder. For those households receiving copies of our Annual Reports on Form 10-K and proxy statements, we will continue to mail a proxy card to each stockholder of record. If you prefer to receive multiple copies of the proxy materials at the same address, additional copies will be provided to you promptly upon request. If you hold your shares in street name, you should direct your request to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone number (800) 542-1061. If you are a registered holder, you should direct your request to WellCare Health Plans, Inc., C/O Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078, telephone number (781) 575-2879. You may also request copies of our proxy materials or notify us that you wish to receive a separate copy of these documents for each stockholder, or a single copy for each address, by writing to Investor Relations Department, WellCare Health Plans, Inc., P.O. Box 31379, Tampa, Florida 33631-3379, or by calling (813) 206-2329. The Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and this proxy statement are also available at www.proxyvote.com.

Requests for Additional Information

We will provide without charge to each beneficial holder of our common stock on the record date, upon the written request of any such person, a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2018, as filed with the SEC. We will provide copies of any exhibit(s) to our Annual Report on Form 10-K upon request and upon payment of a reasonable fee not to exceed our costs in providing such copy. We will also provide to any person without charge, upon request, a copy of our Code of Conduct and Business Ethics, our Corporate Governance Guidelines and our Board Committee Charters. Any such requests should be made in writing to Investor Relations, WellCare Health Plans, Inc., P.O. Box 31379, Tampa, Florida 33631-3379. A copy of these documents and our other SEC filings are also available on our website at www.wellcare.com. We intend to disclose future amendments to, or waivers, if any, from the provisions of the Code of Conduct and Business Ethics made with respect to any of our directors and executive officers on our website.

APPENDIX A

WELLCARE HEALTH PLANS, INC.

2019 INCENTIVE COMPENSATION PLAN

1.    Purpose. The purpose of this 2019 INCENTIVE COMPENSATION PLAN (as amended from time to time, the “Plan”) is to assist WellCare Health Plans, Inc., a Delaware corporation (the “Company”) and its Subsidiaries (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, and individual consultants, who provide services to the Company or its Subsidiaries by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value. Awards granted under the Prior Plan prior to the Effective Date will remain subject to the terms of the Prior Plan and the Grant Agreement pursuant to which such Awards were granted.

2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a)    “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.

(b)    “Award Agreement” means any written or electronic agreement, contract, notification or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)    “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)    “Board” means the Company’s Board of Directors.

(e)    “Cause”, with respect to any Participant, shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in such agreement, the equivalent or same meaning set forth in any severance plan or agreement maintained by the Company or any Subsidiary applicable to the Participant, or in the absence of any such definition, the meaning set forth in the applicable Award Agreement, or in the absence of such definition, such term shall mean the occurrence of any one or more of the following events or conditions:

(i)    any willful act or willful omission, other than as a result of the Participant’s Disability, that constitutes a breach of any agreement to which the Company or any Subsidiary is a party, or any breach of any legal or contractual obligation to the Company or any Subsidiary, or the Participant’s non-compliance with the Company’s or any Subsidiary’s Code of Conduct, policies or procedures, in each case to the material detriment of the Company or any Subsidiary;

(ii)    bad faith by the Participant in the performance of his duties, consisting of willful acts or willful omissions, other than as a result of the Participant’s Disability, to the material detriment of the Company;

(iii)    the Participant’s repeated failure to follow the reasonable and lawful directions of the Board (or committee of the Board) or Chief Executive Officer, or the Participant’s immediate supervisor, which is not cured within fifteen (15) days after written notice to the Participant; or

(iv)    the Participant’s commission of a crime that constitutes a felony involving fraud, conversion, misappropriation, or embezzlement under the laws of the United States or any political subdivision thereof.

It shall be a condition precedent to a determination that Cause as defined in (i) or (ii) exists that (x) the Company or any Subsidiary shall have first given the Participant written notice stating with reasonable specificity the breach on which such termination is premised within ninety (90) days after the Company or any Subsidiary becomes aware of such breach, and (y) if such breach is susceptible of cure or remedy, such breach has not been cured or remedied within fifteen (15) days after the Participant’s receipt of such notice.

(f)    “Change in Control” means a Change in Control as defined in Section 8(b) of the Plan.

(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h)    “Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee under this Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan and (ii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan. Notwithstanding the foregoing, for purposes of any Award granted under the Prior Plan that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code for purposes of certifying the extent to which any applicable performance-based vesting conditions are achieved.

(i)    “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

(j)    “Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(k)    “Director” means a member of the Board or the board of directors of any Subsidiary.

(l)    “Disability” means the Participant is unable to engage in any substantial gainful business activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or that has rendered the Participant unable effectively to carry out his/her duties and obligations to the Company for a period of 90 consecutive days or for shorter periods aggregating to 120 days (whether or not consecutive) during any consecutive 12 months. Notwithstanding the foregoing, in the case of an Option that is intended to be an Incentive Stock Option, if and to the extent required in order for the Option to satisfy the requirements of Section 422 of the Code, the term “Disability” means disabled within the meaning of Section 22(e)(3) of the Code.

(m)     “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to ordinary dividends paid with respect to a specified number of Shares, or other periodic payments.

(n)    “Effective Date” means the effective date of the Plan, which shall be the Stockholder Approval Date.

(o)    “Eligible Person” means each officer, Director, Employee or Consultant. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

(p)    “Employee” means any person, including an officer or Director, who is an employee of the Company or any Subsidiary, or is a prospective employee of the Company or any Subsidiary (conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary). The payment of a director’s fee by the Company or a Subsidiary shall not be sufficient to constitute “employment” by the Company.

(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(r)    “Executive Officer” means those Participants designated by the Board as “executive officers” of the Company within the meaning of Rule 3b-7 of the Exchange Act and Presidents of and divisions of the Company.

(s)    “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the Listing Market on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(t)    “Good Reason” with respect to any Participant, shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in such agreement, the equivalent or same meaning set forth in any severance plan or agreement maintained by the Company or any Subsidiary applicable to the Participant, or in the absence of any such definition, the meaning set forth in the applicable Award Agreement, or in the absence of such definition, such term shall mean the occurrence of any one or more of the following events or conditions:

(i)    the occurrence of any of the following conditions: (A) a material diminution in the Participant’s base salary, annual short-term incentive opportunity or annual long-term incentive opportunity, if any; (B) the Company or any Subsidiary requiring the Participant to be based at any office or location outside of fifty miles from the Participant’s current employment location, except for travel reasonably required in the performance of the Participant’s responsibilities; (C) a material breach by the Company or any Subsidiary of any term of any employment or service agreement with the Participant; or (D) in the case of any Executive Officer, a material diminution in the Participant’s authority, duties or responsibilities, provided, however, that with respect to Participants other than the Chief Executive Officer, Chief Financial Officer and General Counsel, the Participant shall not have Good Reason solely because the Participant’s duties and responsibilities are in respect of an entity that is not the most senior entity following the Change in Control.

It shall be a condition precedent to a determination that Good Reason exists with respect to Participant that (I) the Participant shall have first given the Company or any Subsidiary written notice stating with reasonable specificity the breach on which such termination is premised within ninety (90) days after the Participant becomes aware or should have become aware of such breach, and (II) if such breach is susceptible of cure or remedy, such breach has not been cured or remedied within forty-five (45) days after receipt of such notice.

(u)    “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(v)    “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(w)    “Listing Market” means the New York Stock Exchange or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of an inter-dealer quotation system.

(x)    “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares at a specified price during specified time periods.

(y)    “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(z)    “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(aa)    “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(bb)    “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(cc)    “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(dd)    “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ee)    “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the

Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ff)    “Prior Plan” means the WellCare Health Plans, Inc. 2013 Equity Incentive Plan.

(gg)    “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(hh)    “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(ii)    “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified Restriction Period.

(jj)    “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(kk)    “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards and Restricted Stock Unit Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(ll)    “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(mm)    “Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

(nn)    “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(oo)    “Stockholder Approval Date” means the date on which this Plan is approved by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements Section 422 of the Code and applicable requirements under the rules of the Listing Market.

(pp)    “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(qq)    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Subsidiary, (ii) which becomes a Subsidiary after the date hereof, or (iii) with which the Company or any Subsidiary combines.

3.    Administration.

(a)    Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Subsidiary or any Participant or Beneficiary, any transferee under Section 9(b) hereof or any other person claiming any right from or through any of the foregoing persons or entities.

(b)    Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.

(c)    Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, counsel, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.    Shares Subject to Plan.

(a)    Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be equal to (i) 1,000,000, plus (ii) any Shares that are available under the Prior Plan as of the Stockholder Approval Date. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)    Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards.

(c)    Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i)    If (i) any Shares subject to an Award, or, on or after the Stockholder Approval Date, Shares subject to any award granted under the Prior Plan, are forfeited, expire or otherwise terminate without issuance of such Shares, or (ii) any Award or, on or after the Stockholder Approval Date, any award granted under the Prior Plan, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the Prior Plan, the Shares to which those Awards or awards under the Prior Plan were subject, shall, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(v) below.

(ii)    In the event that withholding tax liabilities arising from any Award that is not an Option or Stock Appreciation Right or, on or after the Stockholder Approval Date, any award that is not an option or stock appreciation right granted under the Prior Plan, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued in respect of such Award net of the Shares so tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares available for grant under Section 4(a): (i) Shares tendered by the participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs, (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(iii)    Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv)    Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v)    Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 1,000,000 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

(d) The maximum number of Shares subject to Awards granted during a single fiscal year to any Participant who is a Director but is not also an Employee or Consultant, taken together with any cash fees paid during the fiscal year to the Participant who is a Director but is not also an Employee or Consultant, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(e)    No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Stockholder Approval Date.

5.    Eligibility. Awards may be granted under the Plan only to Eligible Persons.

6.    Specific Terms of Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b)    Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)    Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 9(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s stockholders.

(ii)    Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii)    Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.

(iv)    Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)    the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B)    the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C)    if shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(c)    Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)    Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. Other than in connection with a Substitute Award, the grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant; provided, however, that if and to the extent that it would not violate Section 409A of the Code, the grant price for a Stock Appreciation Right that is granted as a substitute or replacement Award for an outstanding Option may be lower than 100% of the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right if it is not less than the exercise price of the Option for which it is substituted or that is replaced. Other than pursuant to Section 9(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Stock Appreciation Right in exchange for an Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without stockholder approval.

(ii)    Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii)    Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as or subsequently to the related Option is granted. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d)    Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)    Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 9(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.

(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)    Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)    Dividends and Splits. Except as otherwise provided in Section 7(f) hereof, as a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan, or may require that payment be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e)    Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i)    Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.

(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii)    Dividend Equivalents. Except as otherwise provided in Section 7(f) hereof, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and whether the amount or value thereof shall be automatically deemed reinvested in additional Restricted Stock Units or other Awards, or if not so reinvested shall earn interest and at what rate for the period deferred, as the Committee shall determine or permit the Participant to elect. If the Participant may elect to defer the Dividend Equivalents, such election shall be made at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code.

(f)    Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Person as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Except as otherwise provided in Section 7(f) hereof, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at some later date, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)    Performance Awards.

(i)    Award and Restrictions. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 8 of this Plan or as may be provided in an Award Agreement, Performance Awards shall be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon any criteria, including, without limitation, the criteria set forth in Section 6(h)(ii), that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, in each case in a manner that does not violate the requirements of Section 409A of the Code.

(ii)    Performance Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for Subsidiaries, or for business or geographical units of the Company and/or a Subsidiary (except with respect to the total stockholder return and earnings per share criteria), may be used by the Committee in establishing performance goals for Performance Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital); (4) operating margin; (5) return measures, including return on assets, revenues, sales, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital, including working capital targets; (10) management of fixed costs or variable costs, including expense targets; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions, divestitures or asset sales; (12) share price, including growth measures and total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) health care quality measures; (19) regulatory or contract compliance measures; (20) service performance measures; (21) the Fair Market Value of a Share; (22) productivity ratios; (23) financial ratios as provided in credit agreements of the Company and its subsidiaries; (24) any other objective or subjective measures as determined by the Committee and/or (25) any combination of the foregoing. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, the Committee may, at the time it sets the performance goals, require that those goals be determined by excluding the effect of any or all of the following: (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and/or other unusual or non-recurring charges, (ii) any change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as determined by the Committee.

(i)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Except as otherwise provided in the last sentence of Section 6(h) hereof, the Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including, without limitation, loans from the Company or a Subsidiary provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7.    Certain Provisions Applicable to Awards.

(a)    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or comply with Section 409A of the Code.

(b)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee. The term of any Option or Stock Appreciation Right shall not exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); provided, however, that in the event that on the last day of the term of an Option or a Stock Appreciation Right, other than an Incentive Stock Option, the exercise of the Option or Stock Appreciation Right would violate an applicable federal, state, local, or foreign law, or would jeopardize the ability of the “service recipient” (as that term is defined in Treasury Regulation Section 1.409A-1(g)) to continue as a going concern, the term of the Option or Stock Appreciation Right shall be extended for a period of thirty (30) days after the date on which the exercise of the Option or Stock Appreciation Right would no longer violate an applicable federal, state, local, and foreign laws or would no longer jeopardize the ability of the “service recipient” to continue as a going concern, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code.

(c)    Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the exercise of an

Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Listing Market. Subject to Section 7(e) of this Plan, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, all shall be done all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). In addition, the Company intends any transaction by which a Participant sells Shares issued in respect of the vesting or exercise of any Award granted hereunder for the purpose of settling any withholding tax liability of such Participant (commonly referred to as a “sell to cover” or “broker-assisted cashless exercise” transaction) that would otherwise be subject to Section 16(b) of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)    Code Section 409A.

(i)     The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii)    If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)    Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B)    The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C)    Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii)    Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest, or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

(f)    Treatment of Dividends and Dividend Equivalents on Unvested Awards. In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to receive cash dividends, Shares, and any other property (other than cash) distributed as a dividend or dividend equivalents, if dividends are declared during the period that an Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s), including any applicable performance goals, to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied at such time as is specified by the Committee in the Award Agreement.

8.    Change in Control.

(a)    Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Subsidiary, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 8(b):

(i)    Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.

(ii)    Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

(iii)    With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the Performance Period completed as of the Change in Control).

(iv)    Except as otherwise provided in any employment or other agreement for services between the Participant and the Company or any Subsidiary, a severance plan applicable to the Participant or in an Award Agreement and unless the Committee otherwise determines in a specific instance, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with Section 9(c)(ii) of this Plan. Notwithstanding the foregoing, unless otherwise provided in any employment or other agreement for services between the Participant and the Company or any Subsidiary, a severance plan applicable to the Participant or in an Award Agreement, if within 24 months following such Change in Control, a Participant’s employment is terminated (i) by the Company or any Subsidiary or by such successor company without Cause, or (ii) by the Participant for Good Reason, then each Award described in (A) or (B) of this Section 8(a)(iv) held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 9(a)(i), (ii) and (iii) above.

(b)    Definition of “Change in Control”. A “Change in Control” with respect to any Participant, shall have the equivalent meaning or the same meaning as “change in control” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in such agreement, the equivalent or same meaning set forth in any severance plan or agreement maintained by the Company or any Subsidiary applicable to the Participant, or in the absence of any such definition, the meaning set forth in the applicable Award Agreement, or in the absence of such definition, such term shall mean the occurrence of any of the following:

(i)    any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of either (A) the then Fair Market Value of the then outstanding securities of the Company or (B) the combined voting power of the then outstanding securities of the Company;

(ii)    the direct or indirect sale or transfer by the Company of all or substantially all of its assets in a single transaction or a series of related transactions;

(iii) the consummation of a merger, consolidation or reorganization of the Company with or into another corporation or other entity, in which the stockholders of more than 50% of the voting power of the Company’s voting securities immediately before such merger, consolidation or reorganization do not own more than 50% of the voting power of the voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization; or

(iv)    during any consecutive 12-month period, individuals who at the beginning of such period constitute the Board (together with any new directors whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors on the Board then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office.

Notwithstanding the terms of this Section, if and to the extent required to comply with Section 409A of the Code, none of the foregoing events shall constitute a Change in Control if such event is not a “Change in Control Event” under Treasury regulation section 1.409A-3(i)(5) or successor guidance of the Internal Revenue Service.

For purposes of determining whether a Change in Control has occurred, a Person or Group shall not be deemed to be “unrelated” if: (A) such Person or Group directly or indirectly has Beneficial Ownership of more than 50% of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question, (B) the Company has Beneficial Ownership of more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group, or (C) more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group are owned, directly or indirectly, by Beneficial Owners of more than 50% of the issued and outstanding voting power of the Company voting securities immediately before the transaction in question.

The terms “Person,” “Group,” “Beneficial Owner,” and “Beneficial Ownership” shall have the meanings used in the Exchange Act. Notwithstanding the foregoing, (A) Persons will not be considered to be acting as a “Group” solely because they purchase or own stock of the Company at the same time, or as a result of purchases in the same public offering, (B) Persons will be considered to be acting as a “Group” if they are owners of a corporation that enters into a merger, consolidation, reorganization, purchase or acquisition of stock, or similar business transaction, with the Company, and (C) if a Person, including an entity, owns stock both in the Company and in a corporation that enters into a merger, consolidation, reorganization, purchase or acquisition of stock, or similar transaction, with the Company, such Person shall be considered to be acting as a Group with other stockholders only with respect to the ownership in such corporation prior to the transaction.

9.    General Provisions.

(a)    Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)    Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant. Except as otherwise provided below or as approved by the Committee, awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. The Committee may permit transfer of an Award and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith), whether pursuant to the express terms of an Award Agreement or otherwise, to one or more Beneficiaries or other transferees during the lifetime of the Participant, by gift or pursuant to a domestic relations order, to a “Permitted Assignee”, and such transfer is otherwise permissible under the rules as to the use of Form S-8. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders, or (iv) a foundation in which any person or entity designated in clauses (i),

(ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)    Adjustments.

(i)    Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem appropriate and equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii)    Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section 8 hereof relating to the vesting of Awards in the event of any Change in Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

(iii)    Other Adjustments. The Committee (and the Board) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

(d)    Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

(e)    Taxes. The Company and any Subsidiary are authorized to automatically, and without any action on the part of the Participant, withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Subsidiary and Participants and Beneficiaries to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(f)    Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants or Beneficiaries, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or is otherwise required by Section 6(b)(i) or 6(c)(i) (relating to the repricing of Options or Stock Appreciation Rights) and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(g)    Clawback of Benefits.

(i)    The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines it to be necessary or appropriate to comply with any Clawback Policy.

(ii)    If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.

(h)    Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company or any Subsidiary including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Subsidiary’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Subsidiary in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Subsidiary, nor any of the their respective officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(i)    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Subsidiary that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the

Company or Subsidiary under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(j)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(k)    Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l)    Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(m)    Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(n)    Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(o)    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(p)    Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan was adopted by the Board on February 22, 2019 and shall become effective on the Stockholder Approval Date, provided that the Stockholder Approval Date occurs within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422 and Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Stockholder Approval Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

WELLCARE HEALTH PLANS, INC. P.O. BOX 31390 TAMPA, FL 33631-3390	VOTE BY INTERNET - www.proxyvote.com

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of nine directors to hold office until the Company’s 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
	Nominees	For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.			For	Against	Abstain
1a.	Richard C. Breon	☐	☐	☐	2	Approval of the Company’s 2019 Incentive Compensation Plan.		☐	☐	☐
1b.	Kenneth A. Burdick	☐	☐	☐	3	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.		☐	☐	☐
1c.	Amy L. Compton-Phillips	☐	☐	☐
1d.	H. James Dallas	☐	☐	☐	4	Advisory vote on the compensation of the Company’s named executive officers (“Say on Pay”).		☐	☐	☐
1e.	Kevin F. Hickey	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1f.	Christian P. Michalik	☐	☐	☐
1g.	Piyush “Bobby” Jindal	☐	☐	☐
1h.	William L. Trubeck	☐	☐	☐
1i.	Kathleen E. Walsh	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

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WELLCARE HEALTH PLANS, INC.

PROXY FOR 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2019

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew L. Asher, Chief Financial Officer, and Anat Hakim, Secretary, and each of them, or such other individuals as the Board may later designate, attorneys with full power of substitution, to vote as directed on the reverse side all shares of Common Stock of WellCare Health Plans, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2019 Annual Meeting of Stockholders to be held at WellCare’s corporate headquarters, 8745 Henderson Road, Tampa, Florida 33634, on May 22, 2019, at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof.

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1; FOR PROPOSAL 2; FOR PROPOSAL 3; FOR PROPOSAL 4; AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS. IF VOTING BY MAIL, YOU MUST COMPLETE THE OTHER SIDE OF THIS CARD.

Continued and to be signed on reverse side